Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AEGERION PHARMACEUTICALS, INC.,

QLT INC.

AND

ISOTOPE ACQUISITION CORP.

June 14, 2016

i

SCHEDULES

Schedule 2.1             Exchange Ratio Adjustment
Schedule 9.7             Other Agreements

Schedule 9.16           Required Regulatory Approvals

EXHIBITS

Exhibit A                   Form of QLT Voting Agreement

Exhibit B                   Form of Aegerion Voting Agreement

Exhibit C                   Form of Warrant Agreement

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of June 14, 2016, by and among Aegerion Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of Delaware (“Aegerion”), QLT Inc., a corporation incorporated under the laws of British Columbia (“QLT”) and Isotope Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned indirect Subsidiary of QLT (“MergerCo”).

RECITALS

WHEREAS, the Parties intend that MergerCo be merged with and into Aegerion (the “Merger”), with Aegerion surviving such Merger as a wholly-owned indirect Subsidiary of QLT on the terms and conditions of this Agreement;

WHEREAS, QLT is the sole stockholder of 3088922, Inc., a corporation incorporated under the laws of the State of Delaware (“Intermediate Co. 1”), Intermediate Co. 1 is the sole stockholder of QLT Plug Delivery, Inc., a corporation incorporated under the laws of the State of Delaware (“Intermediate Co. 2”), and Intermediate Co. 2 is the sole stockholder of MergerCo;

WHEREAS, certain shareholders of QLT (the “QLT Specified Shareholders”) intend to enter into voting agreements, in substantially the form set forth on Exhibit A, concurrently with the execution of this Agreement, providing that, among other things, the QLT Specified Shareholders will support the QLT Shareholder Resolution and the other transactions contemplated by this Agreement (each, a “QLT Voting Agreement”);

WHEREAS, certain stockholders of Aegerion (the “Aegerion Specified Stockholders”) intend to enter into voting agreements, in substantially the form set forth on Exhibit B, concurrently with the execution of this Agreement, providing that, among other things, the Aegerion Specified Stockholders will vote in favor of the adoption of this Agreement (each, an “Aegerion Voting Agreement”);

WHEREAS, as of or prior to the Closing Date, and as a condition and inducement to the willingness of QLT to enter into this Agreement, QLT will enter into a warrant agreement (the “Warrant Agreement”), substantially in the form set forth on Exhibit C;

WHEREAS, QLT and Aegerion have entered into that certain loan agreement, dated as of the date of this Agreement (the “Loan Agreement”), pursuant to which QLT has agreed, subject to the terms and conditions thereof, to provide a secured line of credit to Aegerion; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Aegerion’s willingness to enter into this Agreement, certain investors have entered into an investment agreement with QLT, dated as of the date of this Agreement, pursuant to which each such investor has agreed to one or more equity commitments (such investment agreement, the “Investment Agreement”).

NOW THEREFORE in consideration of the premises and the covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

INTERPRETATION

1.1                               Currency

Except where otherwise specified, all references to currency herein are to lawful money of the United States of America and “$” refers to U.S. dollars.

1.2                               Interpretation Not Affected by Headings

The division of this Agreement into Articles and sections and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement, including the Schedules hereto, and not to any particular Article, section or other portion hereof.  Unless something in the subject matter or context is clearly inconsistent therewith, references herein to an Article, section or schedule by number or letter or both are to that Article, section or schedule in this Agreement.

1.3                               Knowledge and Disclosure

Any reference in this Agreement to the “knowledge” or the “awareness” of QLT means to the best of the actual knowledge, information and belief of the QLT Senior Management, in their capacities as officers of QLT and not in their personal capacities or in any other capacity, after making reasonable inquiry regarding the relevant matter, and does not include any knowledge or awareness of any other individual.  Any reference in this Agreement to the “knowledge” or the “awareness” of Aegerion means to the best of the actual knowledge, information and belief of Aegerion Senior Management, in their capacities as officers of Aegerion and not in their personal capacities or in any other capacity, after making reasonable inquiry regarding the relevant matter, and does not include any knowledge or awareness of any other individual.

1.4                               Extended Meanings, Etc.

Unless the context otherwise requires, words implying only the singular number also include the plural and vice versa; words importing any gender include all genders.  The terms “including” or “includes” and similar terms of inclusion, unless expressly modified by the words “only” or “solely”, mean “including without limiting the generality of the foregoing” and “includes without limiting the generality of the foregoing”. Any Contract, instrument, Law or Order defined or referred to herein means such Contract, instrument, Law or Order as from time to time amended, restated, supplemented or otherwise modified, including, in the case of Contracts or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws, and all attachments thereto and instruments incorporated therein and, in the case of statutory Laws, all rules and regulations made thereunder.

1.5                               Date of Any Action

If the date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, then such action will be required to be taken on the next succeeding day which is a Business Day.

1.6                               Definitions

For purposes of this Agreement, unless otherwise defined or expressly stated herein, certain terms shall have the meanings specified in Section 9.16.

ARTICLE II

THE MERGER

2.1                               The Merger

(a)                                 At the Effective Time, and subject to the terms and conditions contained in this Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law (as the same may be amended, the “DGCL”), MergerCo shall be merged with and into Aegerion, whereupon the separate corporate existence of MergerCo shall cease, and Aegerion shall continue its existence under Delaware law as the surviving corporation in the Merger (the “Surviving Company”) and a wholly-owned Subsidiary of Intermediate Co. 2, and an indirect wholly-owned Subsidiary of QLT.

(b)                                 Prior to the Closing,

(i)                                     Intermediate Co. 1 will subscribe with QLT for a number of QLT Shares (the “Subscription Shares”) equal to the aggregate number of QLT Shares to be delivered to the holders of Aegerion Shares pursuant to the terms of this Agreement (in consideration for which Intermediate Co. 1 shall issue to QLT a number of shares of Intermediate Co. 1’s common stock having an aggregate value equal to the Subscription Shares).

(ii)                                  Intermediate Co. 1 will transfer the Subscription Shares to Intermediate Co. 2 in exchange for the issuance by Intermediate Co. 2 to Intermediate Co. 1 of a number of shares of Intermediate Co. 2’s common stock having an aggregate value equal to the Subscription Shares.

(iii)                               Intermediate Co. 2 will transfer the Subscription Shares to MergerCo (the “Subscription”).  In consideration for the Subscription, MergerCo shall issue to Intermediate Co. 2 a number of shares of MergerCo’s common stock, having an aggregate value equal to the value of the Subscription Shares delivered to MergerCo pursuant to the Subscription.

(c)                                  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties to the Merger shall file with the Secretary of State of the State of

Delaware the Certificate of Merger, executed and acknowledged in accordance with the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in connection with the Merger.  The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as QLT and Aegerion shall agree and specify in the Certificate of Merger (the “Effective Time”).  At and immediately after the Effective Time, the Merger will have the effects set forth in the Certificate of Merger and the DGCL.

(d)                                 The certificate of incorporation of MergerCo, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.  The by-laws of MergerCo, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

(e)                                  The directors of the Surviving Company upon completion of the Merger shall, until the earlier of their resignation or removal or until their respective successors are duly appointed, elected and qualified, as the case may be, consist of the individuals set forth on Section 2.1(e) of the Aegerion Disclosure Letter or otherwise mutually agreed by the Aegerion Board of Directors and the QLT Board of Directors prior to the Effective Time.  The officers of Aegerion immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

(f)                                   At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of their respective shareholders:

(i)                                     Each share of common stock of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company. From and after the Effective Time, all certificates representing the common stock of MergerCo shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(ii)                                  Each Aegerion Share that is owned or held in treasury by Aegerion immediately prior to the Effective Time and each Aegerion Share issued and outstanding immediately prior to the Effective Time that is owned by QLT, MergerCo or any other direct or indirect Subsidiary of QLT shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii)                               Subject to Section 2.1(k), each Aegerion Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.0256 (the “Initial Exchange Ratio”), subject to adjustment to reflect Excess Loss (if any) as set forth on Schedule 2.1 (the “Exchange Ratio”) validly issued, fully paid and non-assessable QLT Shares (the “Merger Consideration”) per Aegerion Share, with any fractional shares rounded down to the nearest whole share without any reimbursement or payment associated therewith. All such Aegerion Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such Aegerion Share (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding QLT Shares or Aegerion Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of QLT Shares or Aegerion Shares, as the case may be, will be appropriately adjusted to provide to Aegerion and the holders of Aegerion Shares the same economic effect as contemplated by this Agreement prior to such event.

(g)                                  Treatment of Aegerion Debt.

(i)                                     Within the time periods required by the terms of the Aegerion Indenture, Aegerion shall take all actions required to be performed by it prior to the Effective Time by the terms of the Aegerion Indenture as a result of the execution and delivery of this Agreement, including the giving of any notices that may be required prior to the Effective Time in connection with the convertibility of the Aegerion Notes and the delivery to the Trustee (as defined in the Aegerion Indenture) of any documents or instruments required prior to the Effective Time under the terms of the Aegerion Indenture in connection with the consummation of the Transaction.

(ii)                                  Prior to the Effective Time, Aegerion shall facilitate the execution and delivery to the Trustee (as defined in the Aegerion Indenture) at the Effective Time of a supplemental indenture pursuant to Section 4.07 of the Aegerion Indenture (the “Aegerion Supplemental Indenture”), which will provide that, effective at the Effective Time, each outstanding Aegerion Note shall no longer be convertible into Aegerion Shares and shall be exchangeable solely into QLT Shares; provided, however, for the avoidance of doubt, in no event shall the Aegerion Supplemental Indenture be executed or delivered prior to the Effective Time.

(h)                                 Treatment of Aegerion Hedging Arrangements. Aegerion agrees to use its commercially reasonable efforts to enter into arrangements (such arrangements to be in a form and substance reasonably acceptable to QLT) with the counterparties of each of the Aegerion Hedging Arrangements to cause such Aegerion Hedging Arrangements to be terminated and cancelled as of the Effective Time, it being understood that (i) the calculation and settlement of any amounts payable thereunder shall be payable only in cash and (ii) nothing herein shall (A) require Aegerion to pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Aegerion Hedging Arrangement or pursuant to this Section 2.1(h), prior to the occurrence of the Effective Time or (B) require Aegerion to enter into any instrument or agreement, or agree to any change or modification to any instrument or agreement, that is effective prior to the occurrence of the Effective Time or that would be effective if the Effective Time does not occur.

(i)                                     Treatment of Aegerion Equity Awards.

(i)                                     Each Aegerion Stock Option that is outstanding and unexercised immediately prior to the Effective Time and that has an exercise price per Aegerion Share equal to or more than an amount equal to the product obtained by multiplying (I) the Exchange Ratio by (II) the closing price of a QLT Share on the trading day immediately preceding the Closing Date shall be cancelled at the Effective Time without any payment or other consideration therefor.

(ii)                                  At the Effective Time (for Canadian Option Holders, at the Adjusted Option Exchange Time) and except as provided in the immediately preceding clause (i), each vested and unvested Aegerion Stock Option that is outstanding and unexercised immediately prior to the Effective Time, shall be exchanged for an option to purchase the number of QLT Shares (each, an “Adjusted Option”) equal to the product obtained by multiplying (x) the number of Aegerion Shares subject to the Aegerion Stock Option immediately prior to the Effective Time, by (y) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share. Each Adjusted Option shall have an exercise price per QLT Share equal to (i) the per share exercise price of the corresponding Aegerion Stock Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio, rounded up to the nearest whole cent.  Each Adjusted Option shall otherwise be subject to the same terms and conditions applicable to the corresponding Aegerion Stock Option under the Aegerion Equity Plan and the agreements evidencing grants thereunder, including vesting, but excluding any terms that are rendered inoperative solely by reason of the Transaction. It is the intention of the Parties that the assumption of Aegerion Stock Options pursuant to this Section 2.1(i)(ii) shall be effected in a manner that satisfies the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, to the extent applicable, and this

Section 2.1(i)(ii) shall be construed consistent with this intent.  It is also the intention of the Parties that the assumption of Aegerion Stock Options pursuant to this Section 2.1(i)(ii) in respect of Canadian Option Holders shall be effected in a manner that satisfies the requirements of subsection 7(1.4) of the Tax Act, to the extent applicable, such that the exercise price of any such Adjusted Option shall be increased to the extent necessary to comply with such subsection.

(iii)                               At the Effective Time (for Canadian RSU Holders, at the Adjusted RSU Exchange Time), each vested and unvested Aegerion RSU that is outstanding as of immediately prior to the Effective Time shall be exchanged for a restricted stock unit with respect to a number of QLT Shares (each, an “Adjusted RSU”) equal to the product obtained by multiplying (x) the total number of Aegerion Shares subject to the Aegerion RSU immediately prior to the Effective Time by (y) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.  Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Aegerion RSU under the Aegerion Equity Plan and the agreements evidencing grants thereunder, including vesting, but excluding any terms that are rendered inoperative solely by reason of the Transaction.

(iv)                              Prior to the Effective Time, QLT and Aegerion shall take all actions that are required (under the Aegerion Equity Plan, the individual equity award agreements, any applicable Laws or otherwise) to effectuate the provisions of this Section 2.1(i) and to ensure that, from and after the Effective Time, holders of Aegerion Stock Options (whether vested or unvested) and Aegerion RSUs (whether vested or unvested) have no rights with respect thereto other than the right to receive the consideration specified in Sections 2.1(i)(ii) and 2.1(i)(iii), as applicable.

(v)                                 Prior to the Closing, QLT shall take all actions that are required for QLT to assume the Aegerion 2010 Plan effective at the Effective Time.  In this regard, the parties acknowledge that the approval of the TSX will be required for such assumptions and the parties will use their reasonable best efforts to take such actions to amend the terms of the Aegerion 2010 Plan if necessary to obtain such approval.

(j)                                    The exchange of Certificates shall be effected as follows:

(i)                                     Prior to the Effective Time, QLT shall appoint a bank or trust company reasonably acceptable to Aegerion to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration.  At or prior to the Effective Time, MergerCo shall deposit with the Exchange Agent, for the benefit of the holders of Aegerion Shares, for exchange in accordance with this Article II through the Exchange Agent, on behalf of itself, certificates representing the aggregate number of QLT Shares to be delivered as Merger Consideration (or, if uncertificated QLT Shares will be delivered, QLT shall make appropriate alternative arrangements).

(ii)                                  As promptly as reasonably practicable after the Effective Time (and in any event within two (2) Business Days after the Effective Time), QLT shall cause the Exchange Agent to mail to each holder of record of Aegerion Shares a form of letter of transmittal (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, shall be in customary form and have such provisions (including provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as QLT and Aegerion may reasonably agree, and shall be prepared prior to the Closing, together with instructions thereto.

(iii)                               Upon (A) in the case of Aegerion Shares represented by a Certificate, the surrender of such Certificate for cancellation to the Exchange Agent, or (B) in the case of Aegerion Shares held in book-entry form, the receipt of an “agent’s message” by the Exchange Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Aegerion Shares shall be entitled to receive in exchange therefor the Merger Consideration into which such Aegerion Shares have been converted pursuant to Section 2.1(f).  In the event of a transfer of ownership of Aegerion Shares that is not registered in the transfer records of Aegerion, the Merger Consideration may be delivered to a transferee if the Certificate representing such Aegerion Share(s) (or, if such Aegerion Share(s) is held in book-entry form, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.  Until surrendered as contemplated by this Section 2.1(j)(iii), each Aegerion Share, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of Aegerion Shares are entitled to receive in respect of such shares pursuant to Section 2.1(f).

(iv)                              The QLT Shares delivered and credited as fully paid in accordance with the terms of this Article II upon conversion of any Aegerion Shares shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such Aegerion Shares.  From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of Aegerion Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Certificates formerly representing Aegerion Shares

(or Aegerion Shares held in book-entry form) are presented to QLT or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(v)                                 Any portion of the Merger Consideration that remains undistributed to the holders of Aegerion Shares for twelve (12) months after the Effective Time shall be delivered to QLT or its designee, and any holder of Aegerion Shares who has not theretofore complied with this Article II shall thereafter look only to QLT for its claim for Merger Consideration.

(vi)                              None of Aegerion, QLT, MergerCo, the Surviving Company or the Exchange Agent or any of their respective Affiliates shall be liable to any Person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(k)                                 Each of QLT, Intermediate Co. 1, Intermediate Co. 2, MergerCo, the Surviving Company and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Aegerion Shares, Aegerion Stock Options or Aegerion RSUs, as applicable, pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law.  Amounts so withheld and paid over to the appropriate taxing authority shall be treated as having been paid to the holder of Aegerion Shares in respect of which such deduction or withholding was made.

(l)                                     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by QLT, the posting by such Person of a bond, in such reasonable and customary amount as QLT may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall, in exchange for such lost, stolen or destroyed Certificate, issue the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.2                               The Closing

The closing (the “Closing”) of the Merger shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 11:00 a.m., New York City time, on the date (the “Closing Date”) which shall be (i) the earlier of: (A) the date that is three (3) Business Days after the satisfaction or waiver (subject to applicable Laws) of the conditions set forth in Article VIII (other than the satisfaction of those conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions); and (B) the date that is the Business Day prior to the Outside Date; provided that the conditions set forth in Article VIII have been satisfied or waived as of such date; or (ii) such other date as mutually agreed in writing by Aegerion and QLT.  Subject to the satisfaction or waiver (subject to applicable Laws) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing Date) set forth in Article VIII, the Merger shall, from and after the Effective Time, have all of the effects provided under applicable Laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of QLT and MergerCo

Except as disclosed in the applicable section or subsection of the QLT Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the QLT Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the QLT Disclosure Letter only to the extent the relevance of such item to such other section or subsection is reasonably apparent on its face) or the QLT Public Disclosure Record (other than any disclosure contained under the captions “Risk Factors” or “Forward Looking Statements” or similar captions and any other disclosure contained therein that is predictive, cautionary or forward-looking in nature), QLT and MergerCo represent and warrant to and in favor of Aegerion as follows and acknowledges that Aegerion is relying upon such representations and warranties in entering into this Agreement:

(a)                                 Organization and Qualification.  QLT has been duly incorporated, validly exists and is in good standing under the BC Act and has the requisite corporate and legal power and capacity to own its assets as now owned and to carry on its business as it is now being carried on.  Each of the QLT Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation and has the requisite corporate, legal or other power and authority to own its assets as now owned and to carry on its business as it is now being carried on.  QLT and each of the QLT Subsidiaries is duly qualified to carry on business in each jurisdiction in which the nature or character of the respective properties and assets, owned, leased or operated by it, or the nature of its business or activities, makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to be material to QLT and the QLT Subsidiaries, taken as a whole.  QLT has provided to Aegerion true, complete and correct copies of the constating documents of each of QLT and the QLT Subsidiaries, in each case as amended.

(b)                                 Authority Relative to this Agreement.  Each QLT Party has the requisite corporate power, authority and capacity to enter into this Agreement and (subject to obtaining QLT Shareholder Approval and the Required Regulatory Approvals, all as contemplated in this Agreement) to perform its obligations hereunder and to complete the Transaction.  The execution and delivery of this Agreement and the completion by each QLT Party of the Transaction has been duly authorized by its respective board of directors and no other corporate proceedings on the part of any QLT Party are necessary to authorize the execution and delivery by it of this Agreement or, subject to obtaining QLT Shareholder Approval as contemplated in this Agreement, the completion by any QLT Party of the Transaction.  This Agreement has been duly executed and delivered by each QLT Party and constitutes a legal, valid and binding obligation of each QLT Party, enforceable against such QLT Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity.

(c)                                  Required Approvals.  No authorization, license, Permit, certificate, registration, consent or approval of, or filing with, or notification to, any Governmental Authority is necessary for the execution and delivery of this Agreement, the performance by any QLT Party of its obligations hereunder, the completion by the QLT Parties of the Transaction, other than:

(i)                                     such filings and other actions required under applicable Canadian Securities Laws and U.S. Securities Laws and the rules and policies of the TSX and NASDAQ, in each case, as are contemplated by this Agreement;

(ii)                                  the Required Regulatory Approvals; and

(iii)                               any other authorizations, licenses, Permits, certificates, registrations, consents, approvals and filings and notifications with respect to which the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect on QLT, or could not reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger.

(d)                                 No Violation.  Subject to obtaining the authorizations, consents and approvals and making the filings referred to in Section 3.1(c), the execution and delivery by each QLT Party of this Agreement, the performance by such QLT Party of its obligations hereunder and the completion of the Merger do not and will not (nor will they with the giving of notice or the lapse of time or both):

(i)                                     result in a contravention, breach, violation or default under any Law or Order applicable to QLT or any of the QLT Subsidiaries or any of its or their respective properties or assets;

(ii)                                  result in a contravention, conflict, violation, breach or default under the constating documents of QLT or any of the QLT Subsidiaries;

(iii)                               result in a contravention, breach or default under or termination of, or acceleration or permit the acceleration of the performance required by, or loss of any benefit under, any QLT Material Contract or material Permit to which it or any of the QLT Subsidiaries is a party or by which it or any of the QLT Subsidiaries is bound or to which any of its or any of the QLT Subsidiaries’ properties or assets is subject or give to any Person any interest, benefit or right, including any right of purchase or sale, termination, payment, modification, reimbursement, penalty, cancellation or acceleration, under any such QLT Material Contract or material Permit; or

(iv)                              result in the suspension or alteration in the terms of any material Permit held by QLT or any of the QLT Subsidiaries or in the creation of any Lien upon any of their properties or assets;

except, in the case of each of clauses (i), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect on QLT.

(e)                                  Capitalization of QLT.

(i)                                     As of the date of this Agreement, the authorized capital of QLT consists of 500,000,000 QLT Shares and 5,000,000 shares of preferred stock, without par value, of which 52,829,398 QLT Shares are issued and outstanding as of June 8, 2016, all of which have been duly authorized and validly issued and are fully paid and non-assessable.  As of the date of this Agreement, 3,432,194 QLT Shares are reserved for issuance pursuant to the QLT Stock Option Plan (including nil QLT Shares reserved for issuance upon settlement of outstanding QLT RSUs and 425,152 QLT Shares reserved for issuance upon exercise of outstanding QLT Options).  Except for the QLT Stock Option Plan, there are no outstanding agreements, subscriptions, warrants, options, rights or commitments (nor has QLT granted any other right or privilege capable of becoming an agreement, subscription, warrant, option, right or commitment) obligating QLT to issue or sell any QLT Shares or other securities of QLT, including any security or obligation of any kind convertible into or exchangeable or exercisable for any QLT Shares or other security of QLT.  There is no outstanding contractual obligation of QLT or any QLT Subsidiary to repurchase, redeem or otherwise acquire any QLT Shares. Except for the QLT Options and the QLT RSUs, neither QLT nor any of the QLT Subsidiaries has outstanding any stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the book value, QLT Share price, income or any other attribute of or related to QLT or any QLT Subsidiaries. The QLT Shares are listed on the TSX and NASDAQ and, except for such listings, no securities of QLT or any QLT Subsidiary are listed on any other stock or securities exchange or market or registered under any securities Laws. There are no outstanding bonds, debentures or other evidences of indebtedness of QLT or any QLT Subsidiary having the right to vote (or that are convertible into or exchangeable or exercisable for securities having the right to vote) with the holders of QLT Shares on any matter.

(ii)                                  Section 3.1(e)(ii) of the QLT Disclosure Letter sets forth a true and complete list of all QLT Options and QLT RSUs outstanding as the date of this Agreement, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such QLT Option or QLT RSU, (iii) the grant date of each such QLT Option or QLT RSU, (iv) the per share exercise price for each such QLT Option or QLT RSU, to the extent applicable, (v) the expiration date of each such QLT Option or QLT RSU, to the extent applicable, and (vi) with respect to QLT Options, the QLT Stock Option Plan.  With respect to each grant of a QLT Option, each such grant was made, in all material respects, in accordance with the terms of the QLT Stock Option Plan, the Exchange Act and all other applicable Laws and has a grant date identical to or following the date on which the QLT Board of Directors or compensation committee approved such QLT Option.  Each QLT Option has an exercise price per QLT Share equal to or greater than the fair market value of a QLT Share on the grant date of the QLT Option, as determined in accordance with Section 409A of the Code, to the extent applicable.

(f)                                   QLT Subsidiaries.  Section 3.1(f) of the QLT Disclosure Letter sets forth a true, complete and correct list of each of the QLT Subsidiaries, its jurisdiction and form of organization.  QLT or a QLT Subsidiary is the sole registered and beneficial owner of all of the outstanding shares in the capital of or outstanding shares of capital stock or other ownership, equity or voting interests of the QLT Subsidiaries free and clear of any Liens (other than Permitted Liens), and no other Person has any option, right, entitlement, understanding or commitment (contingent or otherwise) regarding the right to acquire any such share or interest in any of the QLT Subsidiaries and no outstanding option, warrant, conversion or exchange privilege or other right, agreement, arrangement or commitment obligating any such entity to issue or sell any share or ownership, equity or voting interest of such entity or security or obligation of any kind convertible into or exchangeable or exercisable for any shares or ownership, equity or voting interests of any such entity.  Neither QLT nor any of the QLT Subsidiaries own any interest or investment (whether equity or debt) in any other Person, other than a Subsidiary of QLT, which interest or investment is material to QLT and the QLT Subsidiaries, taken as a whole.  MergerCo has not incurred any material obligations or liabilities except pursuant to this Agreement and has conducted its operations only as contemplated by this Agreement.

(g)                                  Securities Laws Matters.

(i)                                     The QLT Shares are registered pursuant to Section 12(b) of the 1934 Exchange Act and QLT is a “reporting issuer” in each Province of Canada within the meaning of applicable Canadian Securities Laws and not on the list of reporting issuers in default under applicable Canadian Securities Laws, and no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of QLT, and QLT is in compliance in all material respects with applicable Canadian Securities Laws and U.S. Securities Laws.

(ii)                                  QLT is in compliance in all material respects with the requirements of the TSX and NASDAQ for continued listing of the QLT Shares thereon.  QLT has not taken any action designed to terminate, or likely to have the effect of terminating, the registration of the QLT Shares under the 1933

Securities Act, the 1934 Exchange Act or, except as contemplated by this Agreement, the listing of such shares on the TSX or NASDAQ.

(iii)                               Trading in QLT Shares on the TSX and NASDAQ is not currently halted or suspended.  No delisting, suspension of trading or cease trading order with respect to any securities of QLT is pending or, to the knowledge of QLT, threatened.  To the knowledge of QLT, as of the date of this Agreement, no inquiry, review or investigation (formal or informal) of QLT by any securities commission or similar regulatory authority under applicable U.S. Securities Laws, Canadian Securities Laws, the TSX or NASDAQ is in effect or ongoing or expected to be implemented or undertaken.

(iv)                              Except as set forth above in this Section 3.1(g), neither QLT nor any of its Subsidiaries is subject to continuous disclosure or other public reporting requirements under any securities Laws.

(v)                                 Since December 31, 2013, QLT has timely filed all forms, reports, statements and documents, including financial statements and management’s discussion and analysis required to be filed by QLT under applicable Canadian Securities Laws and U.S. Securities Laws and the rules and policies of the TSX and NASDAQ.  The documents in the QLT Public Disclosure Record, as at the respective dates filed, were in compliance in all material respects with applicable Canadian Securities Laws and U.S. Securities Laws and, where applicable, the rules and policies of the TSX and NASDAQ.

(vi)                              None of the documents in the QLT Public Disclosure Record, as of their respective dates (and, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)                           QLT has not filed any confidential material change report that at the date hereof remains confidential.

(h)                                 Financial Statements.

(i)                                     The QLT Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with those of previous periods and in accordance with applicable Laws except as otherwise stated in the notes to such statements or in the auditor’s report thereon.  The QLT Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations, changes in shareholders’ equity and cash flows of QLT and the QLT Subsidiaries as of the respective dates thereof and for the respective periods set forth therein.  There are no outstanding loans made by QLT or any of the QLT Subsidiaries to any director or officer of QLT.  All of such documents in the QLT Public Disclosure Record (including any financial statements included or incorporated by reference therein), as of their respective dates (and as of the date of any amendment to the respective document in the QLT Public Disclosure Record), complied as to form in all material respects with the applicable requirements of the 1933 Securities Act and the 1934 Exchange Act.

(ii)                                  QLT has designed such disclosure controls and procedures, or caused them to be designed under the supervision of the Interim Chief Executive Officer of QLT and Chief Financial Officer of QLT, to provide reasonable assurance that material information relating to QLT is made known to such officers by others within QLT and the QLT Subsidiaries, particularly during the period in which the “annual filings” or “interim filings” (as defined in National Instrument 52-109) are being prepared.

(iii)                               QLT has designed such internal controls over financial reporting, or caused them to be designed under the supervision of the Interim Chief Executive Officer of QLT and Chief Financial Officer of QLT, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  To the knowledge of QLT,  since December 31, 2013: (i) there have been no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of QLT that are reasonably likely to adversely affect QLT’s ability to record, process, summarize and report financial information, and (ii) there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of QLT.  To the knowledge of QLT, since December 31, 2013, QLT has received no (x) complaints from any source regarding accounting, internal accounting controls or auditing matters or (y) written reports from employees of QLT regarding questionable accounting or auditing matters.

(i)                                     No Undisclosed Liabilities.  QLT and the QLT Subsidiaries have no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet (or the footnotes thereto) prepared in accordance with U.S. GAAP, other than (i) liabilities and obligations disclosed in the QLT Public Disclosure Record, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the most recent QLT Financial Statements (other than those specifically disclosed in the QLT Public Disclosure Record) that have not had and would not reasonably be expected to have, individually or in aggregate with all other liabilities and obligations of QLT and the QLT Subsidiaries (other than those disclosed in QLT Public Disclosure Record), material to QLT and the QLT Subsidiaries, taken as a whole, and (iii) liabilities and obligations incurred in connection with this Agreement and the

Transaction.  Without limiting anything set forth herein, the QLT Financial Statements reflected and continued to reflect, in each case as of the date filed, appropriate reserves under U.S. GAAP for contingent liabilities relating to pending or anticipated litigation and other contingent obligations of QLT and the QLT Subsidiaries.

(j)                                    Absence of Certain Changes.  From the date of the most recent QLT Financial Statements to the date of this Agreement, (i) no result, fact, change, effect, event, circumstance, occurrence or development has occurred or arisen which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT, and (ii) QLT and each of the QLT Subsidiaries has conducted its business in all material respects in the ordinary course of business consistent with past practice.

(k)                                 Compliance with Laws.  Since December 31, 2013, the business of QLT and of each of the QLT Subsidiaries has been and is currently being conducted in material compliance with all applicable Laws, Orders and Regulatory Guidelines and neither QLT nor any QLT Subsidiary has received any written notice of any alleged material non-compliance or violation of any such Laws, Orders or Regulatory Guidelines.  Neither QLT nor any of the QLT Subsidiaries has taken or committed to take any action which would cause QLT or any of the QLT Subsidiaries to be in violation of the United States Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act (Canada) or any applicable Laws of similar effect, and, to the knowledge of QLT, no such action has been taken by any Person acting on behalf of QLT or any of the QLT Subsidiaries.

(l)                                     Litigation.  There is no Proceeding against or involving QLT or any of the QLT Subsidiaries (whether in progress, pending or, to the knowledge of QLT, threatened) that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on QLT or would prevent or materially delay the completion of the Merger and, to the knowledge of QLT, no event or circumstance has occurred which would reasonably be expected to give rise to any such Proceeding.  Neither QLT nor any of the QLT Subsidiaries nor any of their respective properties or assets is subject to any outstanding Order that would reasonably be expected to (i) prevent or materially delay the completion of the Merger or (ii) have a Material Adverse Effect on QLT.

(m)                             Real Property.  Section 3.1(m) of the QLT Disclosure Letter contains a list of all leases pursuant to which QLT or any QLT Subsidiary currently leases real property as tenant.  Neither QLT nor any of the QLT Subsidiaries owns any real property.

(n)                                 Assets.  QLT or the QLT Subsidiaries own or otherwise hold good and valid legal title to, and, where their interests are registrable, are the sole record owners, or hold a valid leasehold interest in, all tangible assets and tangible properties that are material or required to conduct the business and operations of QLT and the QLT Subsidiaries as presently conducted and there are no Liens (other than

Permitted Liens) on any such assets or properties that could individually or in the aggregate, have a Material Adverse Effect on QLT.  The assets owned or leased by QLT and the QLT Subsidiaries constitute all material assets used or held for use in the operation and conduct of the business of QLT and the QLT Subsidiaries as it is currently conducted.

(o)                                 Contracts.

(i)                                     Except as set forth in Section 3.1(o) of the QLT Disclosure Letter, as of the date of this Agreement, none of QLT or any of the QLT Subsidiaries is a party to or bound by any of the following types of Contract (each of the following types of Contracts, a “QLT Material Contract”):

(A)                               any collective bargaining agreement, or similar Contract with any labor union or association, with respect to its employees;

(B)                               any Contract entered into outside of the ordinary course of business which is both (i) reasonably expected to involve the payment or receipt in 2016 or any subsequent year of an amount in excess of $250,000, and (ii) not terminable by QLT or any of the QLT Subsidiaries on three (3) months’ notice or less;

(C)                               any credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment or other Contract relating to the indebtedness of QLT or any QLT Subsidiary in an amount in excess of $250,000;

(D)                               any Contract granting to any Person a right of first refusal or option to purchase or acquire any assets of QLT or any QLT Subsidiary valued at an amount in excess of $250,000;

(E)                                any real property lease, rental or occupancy agreement under which QLT or any QLT Subsidiary continues to have obligations or rights;

(F)                                 any Contract entered into outside of the ordinary course of business pursuant to which QLT or any QLT Subsidiary (i) is granted or obtains or agrees to obtain any right to use any material technology or material Intellectual Property rights (excluding commercially available off-the-shelf software), (ii) is restricted in its right to use or register any material technology or material Intellectual Property rights owned by QLT or any of the QLT Subsidiaries, or (iii) permits or agrees to permit any other Person, to use, obtain, enforce or register any material technology or material Intellectual Property owned by QLT or any of the QLT Subsidiaries, including any license agreements, option agreements, and covenants not to sue;

(G)                               except for any non-solicit obligations, any Contract that obligates QLT or any QLT Subsidiary or its Affiliates not to compete with another Person, requires QLT or any QLT Subsidiary to acquire any material product, assets or service exclusively from any other Person, or otherwise contractually restricts QLT or any QLT Subsidiary or its Affiliates from acquiring any material product, asset or service from any other Person, or providing products, assets or services to any other Person, or developing or distributing any product to any Person or in any geographic location;

(H)                              any Contract entered into since December 31, 2013 and for which on-going material obligations remain: (i) relating to the merger, consolidation, reorganization, liquidation, dissolution or any similar extraordinary transaction with respect to QLT or any QLT Subsidiary, (ii) relating to a material acquisition or disposition by QLT or any QLT Subsidiary, (iii) relating to the acquisition, issuance or transfer of any securities of QLT or any QLT Subsidiary or (iv) relating to any partnership, strategic alliance or joint venture agreement; and

(I)                                   any Contract with any shareholder of QLT or any QLT Subsidiary entered into since December 31, 2013.

(ii)                                  True, correct and complete copies of each QLT Material Contract in effect on the date hereof that has not been part of the QLT Public Disclosure Record has been provided or otherwise made available to Aegerion.

(iii)                               Except as would not reasonably be expected to have a Material Adverse Effect on QLT, none of QLT, the QLT Subsidiaries or, to the knowledge of QLT, any of the other parties thereto, is in breach or violation of or in default under, or committed or failed to perform any act which would result in a default under, (in each case, with or without notice or lapse of time or both) any QLT Material Contract in any material respect, and none of QLT or any of the QLT Subsidiaries has received or given any written notice of default under any QLT Material Contract which remains uncured.  To the knowledge of QLT, there exists no state of facts which after notice or lapse of time or both would constitute a default under or breach or violation of any QLT Material Contract or the inability of a party to any QLT Material Contract to perform its obligations thereunder where, in any such case, such default, breach, violation or non-performance has had or would reasonably be expected to have a Material Adverse Effect on QLT.  To the knowledge of QLT, no Person has challenged in writing the validity or enforceability of any QLT Material Contract.

(iv)                              Other than pursuant to QLT Voting Agreements with the QLT Specified Shareholders, there are no shareholders or stockholders agreements,

registration rights agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which QLT or any QLT Subsidiary is a party or, to the knowledge of QLT, with respect to any shares or other equity interests of QLT or any QLT Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any shares or other equity securities of QLT or any QLT Subsidiary.

(v)                                 As of the date of this Agreement, neither QLT nor any QLT Subsidiary has received written notice of the termination of, or intent to terminate or otherwise fail to materially perform any QLT Material Contract.

(p)                                 Taxes.

(i)                                     QLT and each of its Subsidiaries has duly and timely made or prepared (or has had prepared on their behalf) all material Returns required to be made or prepared by it, has duly and timely filed (or has had filed on their behalf) all material Returns required to be filed by it with the appropriate Governmental Authority (in each case taking into account extensions validly obtained) and has completely and correctly reported all material income and all other amounts or information required to be reported thereon.  All material Returns provided or otherwise made available to Aegerion are true, complete and correct copies of such Returns.

(ii)                                  QLT and each of the QLT Subsidiaries has: (A) duly and timely paid all material Taxes due and payable by it other than those that are being contested in good faith pursuant to applicable Laws and in respect of which adequate reserves have been established in accordance with U.S. GAAP in the QLT Financial Statements; (B) duly and timely withheld all material Taxes and other material amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such material Taxes and other material amounts required by applicable Laws to be remitted by it; and (C) duly and timely collected all material amounts on account of sales or transfer taxes, including goods and services, harmonized, sales, value added and federal, provincial, state or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such material amounts required by applicable Laws to be remitted by it.

(iii)                               No audit, investigation, litigation, proposed adjustment or other Proceeding has commenced or has been asserted in writing or, to the knowledge of QLT, threatened with respect to material Taxes or material Returns of QLT or any of its Subsidiaries, and neither QLT nor any of its Subsidiaries is a party to any Proceeding for assessment, reassessment, or collection of material Taxes and no such Proceeding has been asserted or, to the knowledge of QLT, threatened against QLT or any of its Subsidiaries or any of their respective assets, and there are no matters of dispute or matters under discussion with any Governmental Authority relating to material Taxes assessed by any Governmental Authority against QLT or any of its Subsidiaries or relating to Returns or any other matters which could result in claims for material Taxes.

(iv)                              There are no currently effective or pending material elections, agreements, or waivers extending the limitation period or providing for an extension of time with respect to the assessment or reassessment of any material Taxes, the filing of any material Return, or the payment of any material Taxes by QLT or any of its Subsidiaries.

(v)                                 There are no Liens for material Taxes on the property or assets of QLT or any of its Subsidiaries, except for Permitted Liens.

(vi)                              Neither QLT nor any of its Subsidiaries has transferred to or acquired property or a service from a non-arm’s length Person (within the meaning of the Tax Act) (A) for consideration the value of which is less than the fair market value of the property or service or (B) as a contribution of capital for which no shares were issued by the acquirer of the property or service.

(vii)                           Neither QLT nor any of its Subsidiaries is subject to liability for Taxes of any other Person under any applicable Tax Law (including U.S. Treasury Regulations § 1.1502-6 or any similar provision of state, local, or non-US. law) or otherwise as a result of being a member of a consolidated, combined or unitary tax group, as transferee or successor, by contract or otherwise.  Neither QLT nor any of its Subsidiaries has acquired property from any Person in circumstances where QLT or Subsidiary did or could become liable for any Taxes of such Person that are currently due or may become due in the future.  Neither QLT nor any of its Subsidiaries has entered into any agreement with, or provided any undertaking to, any Person pursuant to which it has assumed liability for the payment of income Taxes owing by such person that are currently due or may become due in the future.

(viii)                        No facts, circumstances, or events exist or have existed that have resulted in the application of any of sections 80 to 80.04 of the Tax Act to QLT or any of the QLT Subsidiaries.

(ix)                              Records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act have been made and obtained by QLT and each of the QLT Subsidiaries with respect to all material transactions between the relevant entity and any Person not resident in Canada with whom such entity was not dealing at arm’s length within the meaning of the Tax Act, during a Tax year commencing after 2005 and ending on or before the Closing Date.

(x)                                 QLT is, and at all times since its formation has been, treated as a foreign corporation for U.S. federal income tax purposes.

(q)                                 Employment Agreements.  None of QLT or any of the QLT Subsidiaries is a party to or bound or governed by (or currently negotiating in connection with entering into), or subject to, or has any liability with respect to:

(i)                                     any employment, retention or change of control agreement providing for any retention, severance, change of control, or termination payments (each, an “Employment Agreement”) to any current or, to the extent any liability remains outstanding, former director, officer, individual independent contractor or employee of QLT or any of the QLT Subsidiaries  in excess of $250,000;

(ii)                                  any collective bargaining or union agreement or other Contract with a labor union, labor organization or employee association, or any actual or, to the knowledge of QLT, threatened application for certification, recognition or bargaining rights in respect of QLT or any of the QLT Subsidiaries;

(iii)                               any organized labor dispute, work stoppage or slowdown, strike or lock-out relating to or involving any employees of QLT or any of the QLT Subsidiaries, except as would not be expected to have a Material Adverse Effect on QLT;

(iv)                              any actual or, to the knowledge of QLT, threatened grievance, claim or other Proceeding arising out of or in connection with any labor or employment matter by QLT or any of the QLT Subsidiaries or the termination thereof except as would not be expected to have a Material Adverse Effect on QLT; or

(v)                                 non-compliance with any applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, immigration, employment discrimination, disability rights, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations and employee leave issues, in each case except as would not be expected to have a Material Adverse Effect on QLT.

(r)                                    Pension and Employee Benefits.

(i)                                     Section 3.1(r)(i) of the QLT Disclosure Letter sets forth a true, complete and correct list of each material employee benefit plan (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and each other material employee benefit or  compensation plan, agreement, program, policy or arrangement, whether written or unwritten, including without limitation, any option, restricted share unit, deferred share unit, stock purchase, or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, retiree medical or life insurance, profit sharing plan, unemployment or severance compensation plan or health and welfare plan, or Employment Agreement, that is maintained, established, sponsored or contributed to (or required to be contributed to) by QLT or any QLT Subsidiary for the benefit of, or that QLT or any QLT Subsidiary is a party to with, any current or former (to the extent any liability remains outstanding) employee, individual independent contractor or director, of, or other service provider to, QLT or any QLT Subsidiary or any of their beneficiaries or with respect to which QLT or any QLT Subsidiary would reasonably be expected to have any liability (each, without regard to any materiality qualifier contained above, a “QLT Plan”).

(ii)                                  With respect to each material QLT Plan, QLT has provided or otherwise made available to Aegerion in the QLT Data Room or in the QLT Public Disclosure Record (A) a true and complete copy of such material QLT Plan, including any amendments thereto; (B) latest annual report, if any; (C) each trust or other funding arrangement, (D) each summary plan description (if applicable), (E) the most recent IRS determination letter or opinion letter, as applicable, (F) where applicable, the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (G) written summaries of any material non-written QLT Plan.

(iii)                               The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, individual independent contractor, officer or director of QLT or any QLT Subsidiary to termination or severance pay, or any other material payment or benefit, (B) accelerate the time of funding, payment or vesting, or increase the amount of compensation or benefit due any such current or former employee, individual independent contractor, officer or director, or (C) cause amounts payable or benefits provided to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code or result in any excise tax owing under Section 4999 of the Code.  No employee or individual independent contractor is entitled to receive any gross-up or additional payment by reason of the tax required by Section 409A or 4999 of the Code being imposed upon such person.

(iv)                              Each QLT Plan has been established, operated and administered in all material respects in accordance with its terms and applicable Law.  There are no pending, or to the knowledge of QLT, threatened material actions, suits, disputes or claims by or on behalf of any QLT Plan, by any employee or beneficiary covered under any such QLT Plan, as applicable, or otherwise involving any such QLT Plan (other than routine claims for benefits).

(v)                                 Each QLT Plan intended to qualify under Section 401(a) of the Code is the subject of an opinion or determination letter from the IRS upon which it can rely.

(vi)                              No QLT Plan provides welfare or post-retirement benefits, including without limitation, death or medical benefits (whether or not insured), beyond retirement or termination of service to current or former employees, individual independent contractors or directors or to the beneficiaries or dependents of such person, other than coverage mandated solely by applicable Law.

(vii)                           Neither QLT, nor any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group”, with QLT, in each case as defined in Sections 414(b), (c), (m) or (o) of the Code sponsors, contributes to or has any liability (including contingent liability) under, or in the past six years sponsored, contributed to or had liability under (including any contingent liability), (i) a plan subject to Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA), (ii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(viii)                        No QLT Plan is a “registered pension plan” as defined in s. 248(1) of the Tax Act.

(s)                                   Intellectual Property.

(i)                                     Section 3.1(s)(i) of the QLT Disclosure Letter sets forth a correct and complete list of all (A) issued Patents and Patent applications, (B) Trademark registrations and applications and material unregistered Trademarks, (C) Copyright registrations and applications, and (D) material Software, in each case which is owned or exclusively licensed by QLT and the QLT Subsidiaries in any jurisdiction in the world (“QLT Intellectual Property”).  QLT or one of the QLT Subsidiaries is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner or exclusive licensee of the record owner of each item of QLT Intellectual Property set forth in Section 3.1(s)(i) of the QLT Disclosure Letter, and, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT, no Intellectual Property set forth in Section 3.1(s)(i) of the QLT Disclosure Letter or required to be listed on Section 3.1(s)(i) of the QLT Disclosure Letter is or has been involved in any proceeding in which the scope, validity or enforceability thereof is being or has been contested or challenged, and to the knowledge of QLT, no such proceeding has been threatened with respect to any such

Intellectual Property and there is no basis for any such proceeding with respect to any material Intellectual Property.

(ii)                                  QLT or one of the QLT Subsidiaries has good, valid, unexpired and enforceable title (free and clear of all Liens other than Permitted Liens) or otherwise has the right to use, pursuant to a valid and enforceable written license, sublicense, or other agreement, all of the Intellectual Property necessary to enable operation of their business as presently conducted.

(iii)                               To the knowledge of QLT, QLT and the QLT Subsidiaries’ conduct of their business as presently conducted has not and does not infringe upon, misappropriate or otherwise violate or make unlawful use of any material Intellectual Property rights of others.  No person has asserted any written claim (or to the knowledge of QLT, any oral claim) (i) challenging or questioning QLT’s right, interest or title in any of the material Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries or (ii) alleging infringement, misappropriation or violation of any material Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries.  None of the Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries is subject to any pending or outstanding injunction, directive, order, judgment, or other disposition of dispute that adversely affects the use, transfer, registration or licensing of any such Intellectual Property by QLT and the QLT Subsidiaries, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of any Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries.

(iv)                              To the knowledge of QLT, no third person has infringed upon, misappropriated, or otherwise violated or made unlawful use of any material Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries, and no third person is currently infringing upon, misappropriating, or otherwise violating or making unlawful use of any material Intellectual Property owned by QLT and the QLT Subsidiaries.

(v)                                 QLT has taken reasonable security measures, consistent with practices in the industry in which QLT operates, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of their trade secrets and other confidential and technical information.  All current and former employees, contractors, and consultants of QLT and the QLT Subsidiaries who have been involved in or contributed to the development of Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries have executed written agreements (i) pursuant to which such individuals have assigned, or are required to assign, to QLT or one of the QLT Subsidiaries all of their rights in and to all inventions and Intellectual Property rights developed or conceived of in the course of their employment or engagement with QLT or one of the

QLT Subsidiaries, and (ii) under which each such individual is obligated to maintain the confidentiality of QLT and the QLT Subsidiaries’ confidential information (any such agreement a “QLT IP Agreement”). To the knowledge of QLT and the QLT Subsidiaries, no employee, officer, director, consultant or advisor of QLT or one of the QLT Subsidiaries (x) has any right, license, claim or interest whatsoever in or with respect to any Intellectual Property owned or purported to be owned by QLT and the QLT Subsidiaries, or (y) is in material violation of any QLT IP Agreement.

(vi)                              To the knowledge of QLT, the information technology systems of QLT and the QLT Subsidiaries, including the relevant software and hardware, are reasonably secure against unauthorized access and have not suffered any material failure or security breach within the past two (2) years.  Except as would not have or would not reasonably be expected to have a Material Adverse Effect on QLT and the QLT Subsidiaries, QLT and the QLT Subsidiaries are in compliance with any privacy policies and all Privacy Laws, as well as all contractual and legal requirements that are applicable to QLT and the QLT Subsidiaries’ operations pertaining to information privacy and security.

(t)                                    Regulatory Matters.

(i)                                     Since December 31, 2011, the businesses of QLT and the QLT Subsidiaries have been and are being conducted in material compliance with all Laws governing the quality, identity, strength, purity, safety, efficacy, investigation, development, record keeping, reporting, testing, development, manufacturing, processing, packaging, labeling, storage, transportation, importation, exportation and distribution of pharmaceutical drugs, including, to the extent applicable (A) the Federal Food, Drug, and Cosmetic Act of 1938, 21 U.S.C. § 301 et seq. (“FDCA”); (B) the Public Health Service Act of 1944 (the “PHSA”); (C) Canada’s Food and Drugs Act (“CFDA”); (D) United States federal Medicare and Medicaid statutes and related state or local statutes or regulations; (E) United States federal or state criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b))), Stark Law (42 U.S.C. §1395nn), False Claims Act (31 U.S.C. §3729, et seq.), the Physician Payments Sunshine Act, the Prescription Drug Marketing Act of 1987, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), and any comparable state, provincial or local Laws; (F) the Canadian Patent Act and Patented Medicines Regulations and the guidelines of the Patent Medicines Pricing Review Board (“PMPRB”); (G) the Orphan Drug Act of 1983, 96 Stat. 2049 (the “Orphan Act”), (H) state or provincial licensing, disclosure and reporting requirements; (I) all Laws similar to the foregoing in all other jurisdictions; and (J) all binding rules and regulations issued under such Laws.

(ii)                                  QLT and the QLT Subsidiaries hold all material Regulatory Authorizations necessary for the lawful operation of their businesses and the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export, as applicable, of each of their products.  All such material Regulatory Authorizations are valid and in full force and effect, or in the process of being obtained in the ordinary course of business.  Since December 31, 2011, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Regulatory Authorization, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT.  QLT and each of the QLT Subsidiaries are in material compliance with the terms of all Regulatory Authorizations, and no event has occurred that, to the knowledge of QLT, would reasonably be expected to result in the suspension, revocation, cancellation, non-renewal or adverse modification of any Regulatory Authorization.

(iii)                               All pre-clinical and clinical investigations conducted or sponsored by QLT or any of QLT Subsidiaries have been since December 31, 2011 and are being conducted in compliance in all material respects with all applicable Laws and Regulatory Guidelines administered or issued by the applicable Regulatory Authorities, including where applicable (A) FDA standards for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (B) FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312, 314 and 320 of the Code of Federal Regulations, (C) Division 5 of the Food and Drug Regulations regarding Drugs for Clinical Trials Involving Human Subjects (collectively, the “FDA Regulations”), and (D) federal, state and provincial Laws and Regulatory Guidelines restricting the collection, use and disclosure of individually identifiable health information and personal information, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on QLT.  Neither QLT nor the QLT Subsidiaries have received any written notice, correspondence or other communication from any Regulatory Authority, including the FDA or Health Canada, since December 31, 2011 initiating or requiring, and are not aware of any facts which are reasonably likely to cause, the termination, suspension or materially adverse modification of any clinical trial conducted or sponsored by QLT or the QLT Subsidiaries.

(iv)                              All material reports, documents, claims, permits, applications, accreditations and notices required to be filed, maintained or furnished to the FDA, Health Canada, PMPRB or any other Regulatory Authority by QLT and the QLT Subsidiaries since December 31, 2011 have been so filed, maintained or furnished.  All such reports, documents, claims, permits, applications, and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filing.  Since December 31, 2011, neither QLT nor any of the QLT Subsidiaries, nor, to the knowledge of QLT, any officer, employee, agent or distributor of QLT or any of the QLT Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA, Health Canada, PMPRB or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA, Health Canada, PMPRB or any other Regulatory Authority, or, to the knowledge of QLT, committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed.  Reg. 46191 (September 10, 1991) (the “Fraud Policy”) or for Health Canada or any other Regulatory Authority to invoke any similar policy.

(v)                                 Neither QLT nor any of the QLT Subsidiaries has received any written information from the FDA, Health Canada, or any other Regulatory Authority that would reasonably be expected to lead to the denial of any application for marketing approval currently pending before the FDA, Health Canada, or such other Regulatory Authority.

(vi)                              Neither QLT nor any of the QLT Subsidiaries (A) is a party to or have any obligations under any settlement agreement entered into with any Regulatory Authority and (B) since December 31, 2011, has been the subject of any Regulatory Authority or medical reimbursement investigation other than routine audits and reviews, in either case that would not be expected to have a Material Adverse Effect on QLT.

(vii)                           Neither QLT nor any of the QLT Subsidiaries, nor, to the knowledge of QLT, any officer, employee, agent or distributor of QLT or any of QLT Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law.  Neither QLT nor any of the QLT Subsidiaries, nor, to the knowledge of QLT, any officer, employee, agent or distributor of QLT or any of the QLT Subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the United States federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”), or any similar Law or program.

(viii)        To the knowledge of QLT, each product or product candidate currently under development or being sold by QLT and which is subject to the CFDA, FDCA, or any similar Law or Regulatory Guidelines in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of QLT or any of the QLT Subsidiaries (each a “QLT Product”) is being or has been developed, imported, tested, manufactured, handled, stored, transported, sold, distributed, marketed, promoted, or exported in material compliance with all applicable requirements under the CFDA, FDCA, and applicable state, provincial and similar Laws and Regulatory Guidelines, including those relating to investigational use, special access, premarket clearance or marketing approval, good manufacturing practices, good clinical practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT.  To the knowledge of QLT, no employee of QLT or a QLT Subsidiary responsible for management of the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export of the QLT Products has been sanctioned by a Governmental Authority for non-compliance with applicable Laws or Regulatory Guidelines.

(ix)                              (A) Neither QLT nor any of the QLT Subsidiaries has, since December 31, 2011, received any FDA Form 483, notice of adverse finding, notice of violation, untitled letter, warning letter, or other similar correspondence or notice from the FDA, Health Canada, state, provincial or any other Regulatory Authority, and (B) there is no action or proceeding pending or, to the knowledge of QLT, threatened, in the case of either (A) or (B): (I) contesting the premarket clearance or approval of, the uses of, the reimbursement of, or the labeling or promotion of any QLT Product (II) contesting the compliance with Law or Regulatory Guidelines of any facility where a QLT Product is developed, tested, manufactured, handled, stored, distributed or transported or (III) otherwise alleging any violation applicable to any QLT Product or manufacturing process of any Law or Regulatory Guidelines by QLT or any of the QLT Subsidiaries.

(x)                                 Since December 31, 2011, QLT and the QLT Subsidiaries have not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal or replacement, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, lack of efficacy, adulteration, misbranding or lack of regulatory compliance of any QLT Product.  QLT and the QLT Subsidiaries are not aware of any facts which are reasonably likely to cause, and neither QLT nor any of the QLT Subsidiaries has received any written notice that the FDA, Health Canada, or any other Regulatory Authority or Governmental Authority has commenced, or threatened to initiate, any action to cause (A) the seizure, recall, market withdrawal or replacement of any QLT Product, (B) a change in the marketing classification or a material change in the labeling or advertising of any QLT Product, or (C) a termination, suspension, or injunction of the manufacture, marketing, storage or distribution of any QLT Products.  QLT and the QLT Subsidiaries have complied in all material respects with all recalls, market withdrawals or other corrective action and have no obligation or liability with respect to any recall, market withdrawal or corrective action.

(u)                                 Books and Records.  The corporate records and minute books of QLT and the QLT Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including, but not limited to the fact that, the minute books contain the minutes of all meetings of the boards of directors, committees of the board and shareholders and all resolutions passed by the boards of directors, committees of the boards and the shareholders except that minutes of certain recent meetings of the QLT Board of Directors or committees thereof have not been finalized as of the date hereof.  The financial books, records and accounts of QLT and the QLT Subsidiaries (i) have in all material respects been maintained in accordance with good business practices and in accordance with U.S. GAAP and with the accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior years, and (ii) accurately and fairly reflect the basis for the consolidated financial statements of QLT.  All such corporate records and minute books of QLT and the QLT Subsidiaries have been provided or otherwise made available to Aegerion.

(v)                                 Opinion of QLT Financial Advisor.  The QLT Board of Directors has received the opinion of QLT’s financial advisor to the effect that, as of the date of such opinion and based on and subject to the various assumptions, qualifications, limitations and matters set forth therein, the Initial Exchange Ratio is fair, from a financial point of view, to QLT.  A copy of such written opinion will be provided by QLT to Aegerion solely for informational purposes no later than two (2) Business Days after the date such opinion is received by QLT.

(w)                               QLT Board of Directors Approval.  The QLT Board of Directors has determined that the Merger is fair, from a financial point of view, to QLT and is in the best interests of QLT, has approved the execution and delivery of this Agreement and the entering into of the Transaction, and has resolved to recommend that QLT Shareholders vote in favor of the QLT Shareholder Resolution and the QLT Stock Option Plan Resolution.

(x)                                 Environmental Matters.  Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) QLT and the QLT Subsidiaries are now and have been since December 31, 2013 in compliance with all, and have not violated any, applicable Environmental Laws; (ii) there is no Environmental Claim pending or, to the knowledge of QLT, threatened against QLT, any of the QLT Subsidiaries or, to the knowledge of QLT, against any Person whose liability for such Environmental Claims QLT or any of the QLT Subsidiaries has retained or assumed either contractually or by operation of law, and to the knowledge of QLT there are no actions, activities, circumstances, facts, conditions, events or incidents that would reasonably be expected to give rise to such Environmental Claims; (iii) no property currently or formerly owned, leased or operated by QLT or any of the QLT Subsidiaries (including soils, groundwater, surface water, buildings or other structures), or any other location, is contaminated with any Hazardous Substance in a manner that would reasonably be expected to require remedial, investigation or cleanup activities by QLT or any of the QLT Subsidiaries or by any Person whose liability for such Environmental Claims QLT or any of the QLT Subsidiaries has or may have retained or assumed either contractually or by operation of law; (iv) neither QLT nor any QLT Subsidiary is subject to any order, decree, injunction or agreement with any Governmental Authority, or any indemnity or other agreement with any third party, concerning liability or obligations relating to any Environmental Law or otherwise relating to any Hazardous Substance; (v) each of QLT and the QLT Subsidiaries has all of the environmental Permits necessary for the conduct and operation of its business as now being conducted, and all such environmental Permits are in good standing; and (vi) QLT has delivered or otherwise made available copies of any Phase I or II environmental site assessments (or similar reports), or material documents relating to any alleged or actual non-compliance with applicable Environmental Laws by QLT and the QLT Subsidiaries, in each case received or commissioned by QLT since December 31, 2013.

(y)                                 Insurance.  Section 3.1(y) of the QLT Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all policies of fire, liability, workmen’s compensation and other forms of insurance owned by QLT or any QLT Subsidiary.  All current insurance policies and contracts of QLT and the QLT Subsidiaries are in full force and effect and are valid and enforceable, and all premiums due thereunder have been paid.  None of QLT nor any of the QLT Subsidiaries has received notice of cancellation or termination with respect to any material insurance policies or contracts (other than in connection with normal renewals of any such insurance policies or contracts) nor, to the knowledge of QLT, have any claims been denied under any current insurance policies, and, to the knowledge of QLT, no threat has been made to cancel any insurance policy or contract of QLT or any QLT Subsidiary as of the date of this Agreement, or to deny any claim under current insurance policies or contract.

(z)                                  QLT Shareholder Approval.  The only votes of the QLT Shareholders required to approve the QLT Shareholder Resolution and the QLT Stock Option Plan Resolution in accordance with applicable Law are the QLT Shareholder Approval and the QLT Stock Option Plan Approval, respectively.  The QLT Shareholder Approval is the only vote of the securityholders of QLT required by Law, the constating documents of QLT or otherwise to adopt this Agreement and approve the Transaction. The Transaction does not constitute a “business combination” as such term is defined in MI 61-101. The Transaction does constitute a “related party transaction” as such term is defined in MI 61-101, but exemptions from the otherwise-applicable minority approval and valuation requirements of MI 61-101 are available.

(aa)                          Brokers and Finders.  Except for Greenhill & Co., LLC, neither QLT nor any of its Subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and no other broker, finder or investment banker is entitled to any fee or commission from QLT or any of its Subsidiaries in connection with the transactions contemplated hereby, and no Person is or may become entitled to receive any fee or other amount from QLT or any of its Subsidiaries in connection with the transactions contemplated hereby.  A true and correct copy of the engagement letter with QLT’s financial advisor in connection with the Transaction has been provided to Aegerion and has not been subsequently amended, waived or supplemented.

(bb)                          Investment Canada Act.  QLT is a Canadian within the meaning of the Investment Canada Act.

(cc)                            No Other Representations and Warranties.  Except for the representations and warranties made by Aegerion in Section 3.2, QLT acknowledges that neither Aegerion nor any other Person makes any express or implied representation or warranty with respect to Aegerion or any of the Aegerion Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and agrees that Aegerion disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Aegerion in Section 3.2, QLT acknowledges that neither Aegerion nor any other Person makes or has made any representation or warranty to QLT or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Aegerion, any of the Aegerion Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to QLT or any of its Representatives in the course of their due diligence investigation of Aegerion, the negotiation of this Agreement or the consummation of the Transaction, including the accuracy, completeness or currency thereof, and QLT agrees that neither Aegerion nor any other Person will have any liability to QLT or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud.

3.2                               Representations and Warranties of Aegerion

Except as disclosed in the applicable section or subsection of the Aegerion Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Aegerion Disclosure Letter shall only be deemed disclosure with respect to any other section or subsection of the Aegerion Disclosure Letter only to the extent the relevance of such item to such other section or subsection is reasonably apparent on its face) or Aegerion Public Disclosure Record (other than any disclosure contained under the captions “Risk Factors” or “Forward Looking

Statements” or similar captions and any other disclosure contained therein that is predictive, cautionary or forward-looking in nature), Aegerion represents and warrants to and in favor of QLT and MergerCo as follows and acknowledges that QLT and MergerCo are relying upon such representations and warranties in entering into this Agreement:

(a)                                 Organization and Qualification.  Aegerion has been duly incorporated, validly exists and is in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate and legal power and capacity to own its assets as now owned and to carry on its business as it is now being carried on.  Each of the Aegerion Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation and has the requisite corporate, legal or other power and authority to own its assets as now owned and to carry on its business as it is now being carried on.  Aegerion and each of the Aegerion Subsidiaries is duly qualified to carry on business in each jurisdiction in which the nature or character of the respective properties and assets, owned, leased or operated by it, or the nature of its business or activities, makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to be material to Aegerion and the Aegerion Subsidiaries, taken as a whole.  Aegerion has provided to QLT true, complete and correct copies of the constating documents of each of Aegerion and the Aegerion Subsidiaries, in each case as amended.

(b)                                 Authority Relative to this Agreement.  Aegerion has the requisite corporate power, authority and capacity to enter into this Agreement and (subject to obtaining the Aegerion Stockholder Approval and the Required Regulatory Approvals, all as contemplated in this Agreement) to perform its obligations hereunder and to complete the Transaction.  The execution and delivery of this Agreement and the completion by Aegerion of the Transaction have been duly authorized by the Aegerion Board of Directors and no other corporate proceedings on the part of Aegerion are necessary to authorize the execution and delivery by it of this Agreement or, subject to obtaining the Aegerion Stockholder Approval as contemplated in this Agreement, the completion by Aegerion of the Transaction.  This Agreement has been duly executed and delivered by Aegerion and constitutes a legal, valid and binding obligation of Aegerion, enforceable against Aegerion in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity.

(c)                                  Required Approvals.  No authorization, license, Permit, certificate, registration, consent or approval of, or filing with, or notification to, any Governmental Authority is necessary for the execution and delivery by Aegerion of this Agreement, the performance by Aegerion of its obligations hereunder and the completion by Aegerion of the Transaction, other than:

(i)                                     such filings and other actions required under applicable U.S. Securities Laws and the rules and policies of NASDAQ, in each case, as are contemplated by this Agreement;

(ii)                                  the Required Regulatory Approvals; and

(iii)                               any other authorizations, licenses, Permits, certificates, registrations, consents, approvals and filings and notifications with respect to which the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect on Aegerion, or could not reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger.

(d)                                 No Violation.  Subject to obtaining the authorizations, consents and approvals and making the filings referred to in Section 3.2(c), the execution and delivery by Aegerion of this Agreement, the performance by Aegerion of its obligations hereunder and the completion of the Merger do not and will not (nor will they with the giving of notice or the lapse of time or both):

(i)                                     result in a contravention, breach, violation or default under any Law or Order applicable to Aegerion or any of the Aegerion Subsidiaries or any of its or their respective properties or assets;

(ii)                                  result in a contravention, conflict, violation, breach or default under the constating documents of Aegerion or any of the Aegerion Subsidiaries;

(iii)                               result in a contravention, breach or default under or termination of, or acceleration or permit the acceleration of the performance required by, or loss of any benefit under, any Aegerion Material Contract or material Permit to which it or any of the Aegerion Subsidiaries is a party or by which it or any of the Aegerion Subsidiaries is bound or to which any of its or any of the Aegerion Subsidiaries’ properties or assets is subject or give to any Person any interest, benefit or right, including any right of purchase or sale, termination, payment, modification, reimbursement, penalty, cancellation or acceleration, under any such Aegerion Material Contract or material Permit; or

(iv)                              result in the suspension or alteration in the terms of any material Permit held by Aegerion or any of the Aegerion Subsidiaries or in the creation of any Lien upon any of their properties or assets;

except, in the case of each of clauses (i), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect on Aegerion.

(e)                                  Capitalization of Aegerion.

(i)                                     As of the date of this Agreement, the authorized capital of Aegerion consists of 125,000,000 Aegerion Shares and 5,000,000 Aegerion

Preferred Shares, of which 29,504,912 Aegerion Shares were issued and outstanding as of June 8, 2016, all of which have been duly authorized and validly issued and are fully paid and non-assessable.  As of the date of this Agreement, (i) 10,196,380 Aegerion Shares are reserved for issuance pursuant to the Aegerion Equity Plans (including 1,145,160 Aegerion Shares reserved for issuance upon settlement of outstanding Aegerion RSUs and 4,769,068 Aegerion Shares reserved for issuance upon exercise of outstanding Aegerion Stock Options), (ii) 7,893,145 Aegerion Shares are reserved for issuance pursuant to the Aegerion Notes and (iii) 7,893,145 Aegerion Shares are reserved for issuance pursuant to the warrants issued in connection with the Aegerion Hedging Arrangements.  Except for the Aegerion Equity Plans, Aegerion Notes and the warrants issued in connection with the Aegerion Hedging Arrangements, as of the date of this Agreement, there are no outstanding agreements, subscriptions, warrants, options, rights or commitments (nor has Aegerion granted any other right or privilege capable of becoming an agreement, subscription, warrant, option, right or commitment) obligating Aegerion to issue or sell any Aegerion Shares or other securities of Aegerion, including any security or obligation of any kind convertible into or exchangeable or exercisable for any Aegerion Shares or other security of Aegerion. There is no outstanding contractual obligation of Aegerion or any Aegerion Subsidiary to repurchase, redeem or otherwise acquire any Aegerion Shares. Except for the Aegerion Stock Options and the Aegerion RSUs, neither Aegerion nor any of the Aegerion Subsidiaries has outstanding any stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the book value, Aegerion Share price, income or any other attribute of or related to Aegerion or any Aegerion Subsidiaries. The Aegerion Shares are listed on NASDAQ and, except for such listing, no securities of Aegerion or any Aegerion Subsidiary are listed on any other stock or securities exchange or market or registered under any securities Laws. There are no outstanding bonds, debentures or other evidences of indebtedness of Aegerion or any Aegerion Subsidiary having the right to vote (or, other than the Aegerion Notes, that are convertible into or exchangeable or exercisable for securities having the right to vote) with the holders of Aegerion Shares on any matter.

(ii)                                  Section 3.2(e)(ii) of the Aegerion Disclosure Letter sets forth a true and complete list of all Aegerion Stock Options and Aegerion RSUs outstanding as the date of this Agreement, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Aegerion Stock Option or Aegerion RSU, (iii) the grant date of each such Aegerion Stock Option or Aegerion RSU, (iv) the per share exercise price for each such Aegerion Stock Option or Aegerion RSU, to the extent applicable, and (v) the expiration date of each such Aegerion Stock Option or Aegerion RSU, to the extent applicable.  With respect to each grant of an Aegerion Stock Option, each such grant was made, in all material respects, in accordance with the terms of the applicable Aegerion Equity Plan, the Exchange Act and all other applicable Laws and has a grant date identical to or following the date on which the Aegerion Board of Directors or compensation committee approved such Aegerion Stock Option.  Each Aegerion Stock Option has an exercise price per Aegerion Share equal to or greater than the fair market value of an Aegerion Share on the grant date of the Aegerion Stock Option, as determined in accordance with Section 409A of the Code, to the extent applicable.

(f)                                   Aegerion Subsidiaries.  Section 3.2(f) of the Aegerion Disclosure Letter sets forth a true, complete and correct list of each of Aegerion Subsidiaries, its jurisdiction and form of organization.  Aegerion or an Aegerion Subsidiary is the sole registered and beneficial owner of all of the outstanding shares in the capital of or outstanding shares of capital stock or other ownership, equity or voting interests of Aegerion Subsidiaries free and clear of any Liens (other than Permitted Liens), and no other Person has any option, right, entitlement, understanding or commitment (contingent or otherwise) regarding the right to acquire any such share or interest in any of the Aegerion Subsidiaries and no outstanding option, warrant, conversion or exchange privilege or other right, agreement, arrangement or commitment obligating any such entity to issue or sell any share or ownership, equity or voting interest of such entity or security or obligation of any kind convertible into or exchangeable or exercisable for any shares or ownership, equity or voting interests of any such entity.  Neither Aegerion nor any of the Aegerion Subsidiaries own any interest or investment (whether equity or debt) in any other Person, other than an Aegerion Subsidiary, which interest or investment is material to Aegerion and its Subsidiaries, taken as a whole.

(g)                                  Securities Laws Matters.

(i)                                     Aegerion Shares are registered pursuant to Section 12(b) of the 1934 Exchange Act and with NASDAQ.  Neither the SEC nor any state regulatory authority has issued any order preventing or suspending trading of any securities of Aegerion, and Aegerion is in compliance in all material respects with applicable U.S. Securities Laws.

(ii)                                  Aegerion is in compliance in all material respects with the requirements of NASDAQ for continued listing of its shares of common stock thereon.  Aegerion has not taken any action designed to terminate, or likely to have the effect of terminating, the registration of its shares of common stock under the 1934 Exchange Act or the listing of such shares on NASDAQ.

(iii)                               Trading in Aegerion Shares on NASDAQ is not currently halted or suspended.  No delisting, suspension of trading or cease trading order with respect to any securities of Aegerion is pending or, to the knowledge of Aegerion, threatened.  To the knowledge of Aegerion, as of the date of this Agreement, no inquiry, review or investigation (formal or informal) of

Aegerion by the SEC or similar regulatory authority and NASDAQ is in effect or ongoing or expected to be implemented or undertaken.

(iv)                              Except as set forth above in this Section 3.2(g), neither Aegerion nor any of its Subsidiaries is subject to continuous disclosure or other public reporting requirements under any securities Laws.

(v)                                 Since December 31, 2013, Aegerion has timely filed all forms, reports, statements and documents, including financial statements and management’s discussion and analysis required to be filed by Aegerion under applicable U.S. Securities Laws and the rules and policies of NASDAQ.  The documents in Aegerion Public Disclosure Record, as at the respective dates filed, were in compliance in all material respects with applicable U.S. Securities Laws and, where applicable, the rules and policies of NASDAQ.

(vi)                              None of the documents in the Aegerion Public Disclosure Record, as of their respective dates (and, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)                                 Financial Statements.

(i)                                     The Aegerion Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with those of previous periods and in accordance with applicable Laws except as otherwise stated in the notes to such statements or in the auditor’s report thereon.  The Aegerion Financial Statements present fairly, in all material respects, the consolidated balance sheets and consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Aegerion and the Aegerion Subsidiaries as of the respective dates thereof and for the respective periods set forth therein.  There are no outstanding loans made by Aegerion or any of the Aegerion Subsidiaries to any director or officer of Aegerion.  All of such documents in the Aegerion Public Disclosure Record (including any financial statements included or incorporated by reference therein), as of their respective dates (and as of the date of any amendment to the respective document in the Aegerion Public Disclosure Record), complied as to form in all material respects with the applicable requirements of the 1933 Securities Act and the 1934 Exchange Act.

(ii)                                  Aegerion has designed such disclosure controls and procedures, or caused them to be designed under the supervision of its Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance that material information relating to Aegerion is made known to the Chief Executive

Officer and Chief Financial Officer by others within Aegerion and the Aegerion Subsidiaries.

(iii)                               Aegerion has designed such internal controls over financial reporting, or caused them to be designed under the supervision of the Chief Executive Officer and Chief Financial Officer of Aegerion, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  To the knowledge of Aegerion, since December 31, 2013: (i) except as set forth on Section 3.2(h)(iii) of the Aegerion Disclosure Letter, there have been no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of Aegerion that are reasonably likely to adversely affect Aegerion’s ability to record, process, summarize and report financial information, and (ii) there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of Aegerion.  To the knowledge of Aegerion, since December 31, 2013, Aegerion has received no (x) complaints from any source regarding accounting, internal accounting controls or auditing matters or (y) written reports from employees of Aegerion regarding questionable accounting or auditing matters.

(i)                                     No Undisclosed Liabilities.  Aegerion and the Aegerion Subsidiaries have no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet (or the footnotes thereto) prepared in accordance with U.S. GAAP, other than (i) liabilities and obligations disclosed in the Aegerion Public Disclosure Record, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the most recent Aegerion Financial Statements that have not had and would not reasonably be expected to have, individually or in aggregate with all other liabilities and obligations of Aegerion and the Aegerion Subsidiaries (other than those disclosed in the Aegerion Public Disclosure Record), material to Aegerion and the Aegerion Subsidiaries, taken as a whole, and (iii) liabilities and obligations incurred in connection with this Agreement and the Transaction.  Without limiting anything set forth herein, the Aegerion Financial Statements reflected and continued to reflect, in each case as of the date filed, appropriate reserves under U.S. GAAP for contingent liabilities relating to pending or anticipated litigation and other contingent obligations of Aegerion and the Aegerion Subsidiaries.

(j)                                    Absence of Certain Changes.  From the date of the most recent Aegerion Financial Statements to the date of this Agreement: (i) no result, fact, change, effect, event, circumstance, occurrence or development has occurred or arisen which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Aegerion, and (ii) Aegerion and each of the Aegerion Subsidiaries has conducted its business in all material respects in the ordinary course of business consistent with past practice.

(k)                                 Compliance with Laws.  Since December 31, 2011, the business of Aegerion and of each of the Aegerion Subsidiaries has been and is currently being conducted in material compliance with all applicable Laws, Orders and Regulatory Guidelines and neither Aegerion nor any Aegerion Subsidiary has received any written notice of any alleged material non-compliance or violation of any such Laws, Orders or Regulatory Guidelines.  Neither Aegerion nor any of the Aegerion Subsidiaries has taken or committed to take any action which would cause Aegerion or any of the Aegerion Subsidiaries to be in violation of the United States Foreign Corrupt Practices Act or any applicable Laws of similar effect, and, to the knowledge of Aegerion, no such action has been taken by any Person acting on behalf of Aegerion or any of the Aegerion Subsidiaries.

(l)                                     Litigation.  There is no Proceeding against or involving Aegerion or any of the Aegerion Subsidiaries (whether in progress, pending or, to the knowledge of Aegerion, threatened) that, if adversely determined would have a Material Adverse Effect on Aegerion or would prevent or materially delay the completion of the Merger and, to the knowledge of Aegerion, no event or circumstance has occurred which would reasonably be expected to give rise to any such Proceeding.  Neither Aegerion nor any of the Aegerion Subsidiaries nor any of their respective properties or assets is subject to any outstanding Order that that would reasonably be expected to (i) prevent or materially delay the completion of the Merger or (ii) have a Material Adverse Effect on Aegerion.

(m)                             Real Property.  Section 3.2(m) of the Aegerion Disclosure Letter contains a list of all leases pursuant to which Aegerion or any Aegerion Subsidiary currently leases real property as tenant.  Neither Aegerion nor any of the Aegerion Subsidiaries owns any real property.

(n)                                 Assets.  Aegerion or its Subsidiaries own or otherwise hold good and valid legal title to, and, where their interests are registrable, are the sole record owners, or hold a valid leasehold interest or license in, all material tangible assets and tangible properties that are required to conduct the business and operations of Aegerion and the Aegerion Subsidiaries as presently conducted and there are no Liens (other than Permitted Liens) on any such assets or properties that could individually or in the aggregate, have a Material Adverse Effect on Aegerion.  The assets owned or leased by Aegerion and the Aegerion Subsidiaries constitute all material assets used or held for use in the operation and conduct of the business of Aegerion and the Aegerion Subsidiaries as it is currently conducted.

(o)                                 Contracts.

(i)                                     Except as set forth in Section 3.2(o) of the Aegerion Disclosure Letter, as of the date of this Agreement, none of Aegerion or any of the Aegerion Subsidiaries is a party to or bound by any of the following types of

Contract (each of the following types of Contracts, an “Aegerion Material Contract”):

(A)                               any collective bargaining agreement, or similar Contract with any labor union or association, with respect to its employees;

(B)                               any Contract entered into outside of the ordinary course of business which is both (i) reasonably expected to involve the payment or receipt in 2016 or any subsequent year of an amount in excess of $250,000, and (ii) not terminable by Aegerion or any of the Aegerion Subsidiaries on three (3) months’ notice or less;

(C)                               any credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment or other Contract relating to the indebtedness of Aegerion or any Aegerion Subsidiary in an amount in excess of $250,000;

(D)                               any Contract granting to any Person a right of first refusal or option to purchase or acquire any assets of Aegerion or any Aegerion Subsidiary valued at an amount in excess of $250,000;

(E)                                any real property lease, rental or occupancy agreement under which Aegerion or any Aegerion Subsidiary continues to have obligations or rights;

(F)                                 any Contract entered into outside of the ordinary course of business pursuant to which Aegerion or any Aegerion Subsidiary (i) is granted or obtains or agrees to obtain any right to use any material technology or material Intellectual Property rights (excluding commercially available off-the-shelf software), (ii) is restricted in its right to use or register any material technology or material Intellectual Property rights owned by Aegerion or any of the Aegerion Subsidiaries, or (iii) permits or agrees to permit any other Person, to use, obtain, enforce or register any material technology or material Intellectual Property owned by Aegerion or any of the Aegerion Subsidiaries, including any license agreements, option agreements, and covenants not to sue;

(G)                               except for any non-solicit obligations, any material Contract that obligates Aegerion or any Aegerion Subsidiary or its Affiliates not to compete with another Person, requires Aegerion or any Aegerion Subsidiary to acquire any material product, asset or service exclusively from any other Person, or otherwise contractually restricts Aegerion or any Aegerion Subsidiary from acquiring any material product, asset or service from any other Person, or providing products, assets or services to any other

Person, or developing or distributing any product to any Person or in any geographic location;

(H)                              any Contract entered into since December 31, 2013 and for which on-going material obligations remain: (i) relating to the merger, consolidation, reorganization, liquidation, dissolution or any similar extraordinary transaction with respect to Aegerion or any Aegerion Subsidiary, (ii) relating to a material acquisition or disposition by Aegerion or any Aegerion Subsidiary, (iii) relating to the acquisition, issuance or transfer of any securities of Aegerion or any Aegerion Subsidiary or (iv) relating to any partnership, strategic alliance or joint venture agreement; and

(I)                                   any Contract with any stockholder of Aegerion or any Aegerion Subsidiary entered into since December 31, 2013.

(ii)                                  True, correct and complete copies of each Aegerion Material Contract in effect on the date hereof that has not been part of the Aegerion Public Disclosure Record has been provided or otherwise made available to QLT.

(iii)                               Except as would not reasonably be expected to have a Material Adverse Effect on Aegerion, none of Aegerion, the Aegerion Subsidiaries or, to the knowledge of Aegerion, any of the other parties thereto, is in breach or violation of or in default under, or committed or failed to perform any act which would result in a default under, (in each case, with or without notice or lapse of time or both) any Aegerion Material Contract in any material respect, and none of Aegerion or any of the Aegerion Subsidiaries has received or given any written notice of default under any Aegerion Material Contract which remains uncured.  To the knowledge of Aegerion, there exists no state of facts which after notice or lapse of time or both would constitute a default under or breach or violation of any Aegerion Material Contract or the inability of a party to any Aegerion Material Contract to perform its obligations thereunder where, in any such case, such default, breach, violation or non-performance has had or would reasonably be expected to have a Material Adverse Effect on Aegerion.  To the knowledge of Aegerion, no Person has challenged in writing the validity or enforceability of any Aegerion Material Contract.

(iv)                              Other than pursuant to Aegerion Voting Agreement with the Aegerion Specified Stockholders, there are no shareholders or stockholders agreements, registration rights agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which Aegerion or any Aegerion Subsidiary is a party or, to the knowledge of Aegerion, with respect to any shares or other equity interests of Aegerion or any Aegerion Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any shares or other equity securities of Aegerion or any Aegerion Subsidiary.

(v)                                 As of the date of this Agreement, neither Aegerion nor any Aegerion Subsidiary has received written notice of the termination of, or intent to terminate or otherwise fail to materially perform any Aegerion Material Contract.

(p)                                 Taxes.

(i)                                     Aegerion and each of its Subsidiaries has duly and timely made or prepared (or has had prepared on their behalf) all material Returns required to be made or prepared by it, has duly and timely filed (or has had filed on their behalf) all material Returns required to be filed by it with the appropriate Governmental Authority (in each case taking into account extensions validly obtained) and has completely and correctly reported all material income and all other amounts or information required to be reported thereon.  All material Returns provided or otherwise made available to QLT are true, complete and correct copies of such Returns.

(ii)                                  Aegerion and each Aegerion Subsidiary has (A) duly and timely paid all material Taxes due and payable by it other than those that are being contested in good faith pursuant to applicable Laws and in respect of which adequate reserves have been established in accordance with U.S. GAAP in the Aegerion financial statements; (B) duly and timely withheld all material Taxes and other material amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such material Taxes and other material amounts required by applicable Laws to be remitted by it; and (C) duly and timely collected all material amounts on account of sales or transfer taxes, including goods and services, harmonized, sales, value added and federal, provincial, state or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such material amounts required by applicable Laws to be remitted by it.

(iii)                               No audit, investigation, litigation, proposed adjustment or other Proceeding has commenced or has been asserted in writing or, to the knowledge of Aegerion, threatened with respect to material Taxes or material Returns of Aegerion or any of its Subsidiaries, and neither Aegerion nor any of its Subsidiaries is a party to any Proceeding for assessment, reassessment, or collection of material Taxes and no such Proceeding has been asserted or, to the knowledge of Aegerion, threatened against Aegerion or any of its Subsidiaries or any of their respective assets, and there are no matters of dispute or matters under discussion with any Governmental Authority relating to material Taxes assessed by any Governmental Authority against Aegerion or any of its Subsidiaries or relating to material Returns or any other matters which could result in claims for material Taxes.

(iv)                              There are no currently effective or pending material elections, agreements, or waivers extending the limitation period or providing for an extension of time with respect to the assessment or reassessment of any material Taxes, the filing of any material Return, or the payment of any material Taxes by Aegerion or any of its Subsidiaries.

(v)                                 Neither Aegerion nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-US. law) in the two years prior to the date of this Agreement.

(vi)                              None of Aegerion or any of its Subsidiaries has any liability for material Taxes of any Person (other than Aegerion or any of its Subsidiaries) under U.S. Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or non-US. law) or otherwise as a result of being a member of a consolidated, combined or unitary tax group, as transferee or successor, by contract or otherwise.

(vii)                           There are no Liens for material Taxes on the property or assets of Aegerion or any of its Subsidiaries other than Permitted Liens.

(q)                                 Employment Agreements.  None of Aegerion or any of the Aegerion Subsidiaries is a party to or bound or governed by (or currently negotiating in connection with entering into), or subject to, or has any liability with respect to:

(i)                                     any Employment Agreement with any current or, to the extent any liability remains outstanding, former director, officer, individual consultant or independent contractor or employee of Aegerion or any Aegerion Subsidiary  in excess of $250,000;

(ii)                                  any collective bargaining or union agreements or other Contract with a labor union, labor organization or employee association, or any actual or, to the knowledge of Aegerion, threatened application for certification, recognition or bargaining rights in respect of Aegerion or any of the Aegerion Subsidiaries;

(iii)                               any organized labor dispute, work stoppage or slowdown, strike or lock-out relating to or involving any employees of Aegerion or any of the Aegerion Subsidiaries, except as would not be expected to have a Material Adverse Effect on Aegerion;

(iv)                              any actual or, to the knowledge of Aegerion, threatened grievance, claim or other Proceeding arising out of or in connection with any labor or employment matter by Aegerion or any of the Aegerion Subsidiaries or the termination thereof except as would not be expected to have a Material Adverse Effect on Aegerion; or

(v)                                 non-compliance with any applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, immigration, employment discrimination, disability rights, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, and employee leave issues, in each case except as would not be expected to have a Material Adverse Effect on Aegerion.

(r)                                    Pension and Employee Benefits.

(i)                                     Section 3.2(r)(i) of the Aegerion Disclosure Letter sets forth a true, complete and correct list of each material employee benefit plan (within the meaning of Section 3(3) of ERISA) and each other material employee benefit or compensation plan, agreement, program, policy or arrangement, whether written or unwritten, including without limitation, any option, restricted share unit, deferred share unit, stock purchase, or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, retiree medical or life insurance, unemployment or severance compensation plan or health and welfare plan, or Employment Agreement, that is maintained, established, sponsored or contributed to (or required to be contributed to) by Aegerion or any of its Subsidiaries for the benefit of, or that Aegerion or any of its Subsidiaries is a party to with, any current or former (to the extent any liability remains outstanding) employee, individual consultant or independent contractor or director of, or other service provider to, Aegerion or any of its Subsidiaries or their beneficiaries or with respect to which Aegerion or any of its Subsidiaries would reasonably be expected to have any liability (each, without regard to any materiality qualifier contained above, a “Aegerion Plan”).

(ii)                                  With respect to each material Aegerion Plan, Aegerion has provided or otherwise made available to QLT in the Aegerion Data Room or in the Aegerion Public Disclosure Record (A) a true and complete copy of such material Aegerion Plan, including any amendments thereto; (B) latest annual report, if any; (C) each trust or other funding arrangement, (D) each summary plan description (if applicable), (E) the most recent IRS determination letter or opinion letter, as applicable, (F) where applicable, the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (G) written summaries of any material non-written Aegerion Plan.

(iii)                               Except as otherwise set forth in Section 3.2(r)(iii) of the Aegerion Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, individual independent contractor, officer or director of Aegerion or any Aegerion Subsidiary  to termination or severance pay or any other material payment or benefit, (B)

accelerate the time of funding, payment or vesting, or increase the amount of compensation or benefit due any such current or former employee, individual independent contractor, officer or director, or (C) cause amounts payable or benefits provided to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code or result in any excise tax owing under Section 4999 of the Code.  No employee or individual independent contractor is entitled to receive any gross-up or additional payment by reason of the tax required by Section 409A or 4999 of the Code being imposed upon such person.

(iv)                              Each Aegerion Plan has been established, operated and administered in all material respects in accordance with its terms and applicable Law.  There are no pending, or to the knowledge of Aegerion, threatened material actions, suits, disputes or claims by or on behalf of any Aegerion Plan, by any employee or beneficiary covered under any such Aegerion Plan, as applicable, or otherwise involving any such Aegerion Plan (other than routine claims for benefits).

(v)                                 Each Aegerion Plan intended to qualify under Section 401(a) of the Code is the subject of an opinion or determination letter from the IRS upon which it can rely.

(vi)                              No Aegerion Plan provides welfare or post-retirement benefits, including without limitation, death or medical benefits (whether or not insured), beyond retirement or termination of service to current or former employees, individual independent contractors or directors or to the beneficiaries or dependents of such person, other than coverage mandated solely by applicable Law.

(vii)                           Neither Aegerion, nor any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group”, with Aegerion, in each case as defined in Sections 414(b), (c), (m) or (o) of the Code, sponsors, contributes to or has any liability under, or in the past six years sponsored, contributed to or had liability under, (i) a plan subject to Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA), (ii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(viii)                        No Aegerion Plan is a “registered pension plan” as defined in s. 248(1) of the Tax Act.

(s)                                   Intellectual Property.

(i)                                     Section 3.2(s)(i) of the Aegerion Disclosure Letter sets forth a correct and complete list of all (A) issued Patents and Patent applications, (B) Trademark registrations and applications and material unregistered Trademarks, (C) Copyright registrations and applications, and (D) material Software, in each case which is owned or exclusively licensed by Aegerion and the Aegerion Subsidiaries in any jurisdiction in the world.  Aegerion or one of the Aegerion Subsidiaries is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner or exclusive licensee of the Intellectual Property set forth in Section 3.2(s)(i) of the Aegerion Disclosure Letter, and, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Aegerion, no Intellectual Property set forth in Section 3.2(s)(i) of the Aegerion Disclosure Letter or required to be listed on Section 3.2(s)(i) of the Aegerion Disclosure Letter is or has been involved in any proceeding in which the scope, validity or enforceability thereof is being or has been contested or challenged, and to the knowledge of Aegerion and the Aegerion Subsidiaries, no such proceeding has been threatened with respect to any such Intellectual Property and there is no basis for any such proceeding with respect to any material Intellectual Property.

(ii)                                  Aegerion or one of the Aegerion Subsidiaries has good, valid, unexpired and enforceable title (free and clear of all Liens other than Permitted Liens) or otherwise has the right to use, pursuant to a valid and enforceable written license, sublicense, or other agreement, all of the Intellectual Property necessary to enable operation of their business as presently conducted.

(iii)                               To the knowledge of Aegerion and the Aegerion Subsidiaries, Aegerion and the Aegerion Subsidiaries’ conduct of their business as presently conducted has not and does not infringe upon, misappropriate or otherwise violate or make unlawful use of any material Intellectual Property rights of others.  No person has asserted any written claim (or to the knowledge of Aegerion and the Aegerion Subsidiaries, any oral claim) (i) challenging or questioning Aegerion and the Aegerion Subsidiaries’ right, interest or title in any of the material Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries or (ii) alleging infringement, misappropriation or violation of any material Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries.  None of the Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries is subject to any pending or outstanding injunction, directive, order, judgment, or other disposition of dispute that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by Aegerion and the Aegerion Subsidiaries, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of any Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries.

(iv)         To the knowledge of Aegerion and the Aegerion Subsidiaries, no third person has infringed upon, misappropriated, or otherwise violated or made unlawful use of any material Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries, and no third person is currently infringing upon, misappropriating, or otherwise violating or making unlawful use of any material Intellectual Property owned by Aegerion and the Aegerion Subsidiaries.

(v)          Aegerion and the Aegerion Subsidiaries have taken reasonable security measures, consistent with practices in the industry in which Aegerion and the Aegerion Subsidiaries operate, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of their trade secrets and other confidential and technical information.  All current and former employees, contractors, and consultants of Aegerion and the Aegerion Subsidiaries who have been involved in or contributed to the development of Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries have executed written agreements (i) pursuant to which such individuals have assigned, or are required to assign, to Aegerion or one of the Aegerion Subsidiaries all of their rights in and to all inventions and Intellectual Property rights developed or conceived of in the course of their employment or engagement with Aegerion or one of the Aegerion Subsidiaries, and (ii) under which each such individual is obligated to maintain the confidentiality of Aegerion and the Aegerion Subsidiaries’ confidential information (any such agreement an “Aegerion IP Agreement”). To the knowledge of Aegerion and the Aegerion Subsidiaries, no employee, officer, director, consultant or advisor of Aegerion or one of the Aegerion Subsidiaries (x) has any right, license, claim or interest whatsoever in or with respect to any Intellectual Property owned or purported to be owned by Aegerion and the Aegerion Subsidiaries, or (y) is in material violation of any Aegerion IP Agreement.

(vi)         To the knowledge of Aegerion and the Aegerion Subsidiaries, the information technology systems of Aegerion and the Aegerion Subsidiaries, including the relevant software and hardware, are reasonably secure against unauthorized access and have not suffered any material failure or security breach within the past two (2) years.  Except as would not have or would not reasonably be expected to have a Material Adverse Effect on Aegerion and the Aegerion Subsidiaries, Aegerion and the Aegerion Subsidiaries are in compliance with any privacy policies and all Privacy Laws, as well as all contractual and legal requirements that are applicable to Aegerion and the Aegerion Subsidiaries’ operations pertaining to information privacy and security.

(t)                                    Regulatory Matters.

(i)                                     Since December 31, 2011, the businesses of Aegerion and the Aegerion Subsidiaries have been and are being conducted in material compliance with all Laws governing the quality, identity, strength, purity, safety, efficacy, investigation, development, record keeping, reporting, testing, development, manufacturing, processing, packaging, labeling, storage, transportation, importation, exportation and distribution of pharmaceutical drugs, including, to the extent applicable (A) FDCA; (B) the PHSA; (C) the CFDA; (D) United States federal Medicare and Medicaid statutes and related state or local statutes or regulations; (E) United States federal or state criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b))), Stark Law (42 U.S.C. §1395nn), False Claims Act (31 U.S.C. §3729, et seq.), the Physician Payments Sunshine Act, the Prescription Drug Marketing Act of 1987, HIPAA, and any comparable state, provincial or local Laws; (F) the PMPRB; (G) the Orphan Act; (H) state or provincial licensing, disclosure and reporting requirements; (I) all Laws similar to the foregoing in all other jurisdictions; and (J) all binding rules and regulations issued under such Laws.

(ii)                                  Aegerion and the Aegerion Subsidiaries holds all material Regulatory Authorizations necessary for the lawful operations of their businesses and the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export, as applicable, of each of their products.  All such material Regulatory Authorizations are valid and in full force and effect or in the process of being obtained in the ordinary course of business.  Since December 31, 2011, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Regulatory Authorization, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Aegerion.  Aegerion and each of the Aegerion Subsidiaries are in material compliance with the terms of all Regulatory Authorizations, and no event has occurred that, to the knowledge of Aegerion, would reasonably be expected to result in the suspension, revocation, cancellation, non-renewal or adverse modification of any Regulatory Authorization.

(iii)                               All pre-clinical and clinical investigations conducted or sponsored by Aegerion or any of its Subsidiaries have been since December 31, 2011, and are being conducted in compliance in all material respects with all applicable Laws and Regulatory Guidelines administered or issued by the applicable Regulatory Authorities, including where applicable the FDA Regulations and the federal, state and provincial Laws and Regulatory Guidelines restricting the collection, use and disclosure of individually identifiable health information and personal information, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on Aegerion.  Neither Aegerion nor any Aegerion Subsidiary has received any written notice, correspondence or other communication from the FDA or any other Regulatory Authority since December 31, 2011 initiating or requiring, and are not aware of any facts which are reasonably likely to cause, the termination, suspension or materially adverse modification of any clinical trial conducted or sponsored by Aegerion or Aegerion Subsidiaries.

(iv)                              All material reports, documents, claims, permits, applications, accreditations and notices required to be filed, maintained or furnished to the FDA or any other Regulatory Authority by Aegerion and the Aegerion Subsidiaries since December 31, 2011 have been so filed, maintained or furnished.  To the knowledge of Aegerion, all such reports, documents, claims, permits, applications, and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filing.  Since December 31, 2011, neither Aegerion nor any of the Aegerion Subsidiaries, nor, to the knowledge of Aegerion, any officer, employee, agent or distributor of Aegerion or any of the Aegerion Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or, to the knowledge of Aegerion, committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke the Fraud Policy or any other Regulatory Authority to invoke any similar policy.

(v)                                 Neither Aegerion nor any of the Aegerion Subsidiaries has received any written information from the FDA or any other Regulatory Authority that would reasonably be expected to lead to the denial of any application for marketing approval currently pending before the FDA or such other Regulatory Authority.

(vi)                              Neither Aegerion nor any of the Aegerion Subsidiaries (A) is party to or has any obligations under any settlement agreement entered into with any Regulatory Authority or (B) since December 31, 2011, has been the subject of any Regulatory Authority or medical reimbursement investigation other than routine audits and reviews, in each case that would be expected to have a Material Adverse Effect on Aegerion.

(vii)                           Neither Aegerion nor any of the Aegerion Subsidiaries, nor, to the knowledge of Aegerion, any officer, employee, agent or distributor of Aegerion or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law.  Neither Aegerion nor any of the Aegerion Subsidiaries, nor, to the knowledge of Aegerion, any officer, employee, agent or distributor of Aegerion or any Aegerion Subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the United States federal health care programs under Section 1128 of the Social Security Act or any similar Law or program.

(viii)                        To the knowledge of Aegerion, each product or product candidate currently under development or being sold by Aegerion and which is subject to the CFDA, FDCA, or any similar Law or Regulatory Guidelines in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of Aegerion or any of the Aegerion Subsidiaries (each a “Aegerion Product”) is being or has been developed, imported, tested, manufactured, handled, stored, transported, sold, distributed, marketed, promoted, or exported in material compliance with all applicable requirements under the CFDA, FDCA, and applicable state, provincial and similar Laws and Regulatory Guidelines, including those relating to investigational use, special access, premarket clearance or marketing approval, good manufacturing practices, good clinical practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Aegerion.  To the knowledge of Aegerion, no employee of Aegerion or an Aegerion Subsidiary responsible for management of the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export of Aegerion Products has been sanctioned by a Governmental Authority for non-compliance with applicable Laws or Regulatory Guidelines.

(ix)                              Neither Aegerion nor any of the Aegerion Subsidiaries has, since December 31, 2011 received any FDA Form 483, notice of adverse finding, notice of violation, untitled letter, warning letter, or other similar correspondence or notice from the FDA, state, provincial or any other Regulatory Authority and there is no action or proceeding pending or, to the knowledge of Aegerion, threatened (A) contesting the premarket clearance or approval of, the uses of, the reimbursement of, or the labeling or promotion of any Aegerion Product (B) contesting the compliance with Law or Regulatory Guidelines of any facility where an Aegerion Product  is developed, tested, manufactured, handled, stored, distributed or transported or (C) otherwise alleging any violation applicable to any Aegerion Product or manufacturing process of any Law or Regulatory Guidelines by Aegerion or any of the Aegerion Subsidiaries.

(x)                                 Since December 31, 2011, Aegerion and the Aegerion Subsidiaries have not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal or replacement, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, lack of efficacy, adulteration, misbranding or lack of regulatory compliance of any Aegerion Product.  Aegerion and the Aegerion Subsidiaries are not aware of any facts which are reasonably likely to cause, and neither Aegerion nor any of the Aegerion Subsidiaries has received any written notice that the FDA or any other Regulatory Authority  or Governmental Authority has commenced, or threatened to initiate, any action to cause (A) the seizure, recall, market withdrawal or replacement of any Aegerion Product, (B) a change in the marketing classification or a material change in the labeling or advertising of any Aegerion Products, or (C) a termination, suspension, or injunction of the manufacture, marketing, storage or distribution of any Aegerion Products.  Aegerion and the Aegerion Subsidiaries have complied in all material respects with all recalls, market withdrawals or other corrective action and have no obligation or liability with respect to any recall, market withdrawal or corrective action.

(u)                                 Books and Records.  The corporate records and minute books of Aegerion and the Aegerion Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including, but not limited to the fact that, the minute books contain the minutes of all meetings of the boards of directors, committees of the board and shareholders and all resolutions passed by the boards of directors, committees of the boards and the shareholders except that minutes of certain recent meetings of the Aegerion Board of Directors or committees thereof have not been finalized as of the date hereof.  The financial books, records and accounts of Aegerion and the Aegerion Subsidiaries (i) have in all material respects been maintained in accordance with good business practices and in accordance with U.S. GAAP and with the accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior years, and (ii) accurately and fairly reflect the basis for the consolidated financial statements of Aegerion.  All such corporate records and minute books of Aegerion and the Aegerion Subsidiaries have been provided or otherwise made available to QLT.

(v)                                 Opinion of Aegerion Financial Advisor.  The Aegerion Board of Directors has received the Aegerion Fairness Opinion.  A copy of the Aegerion Fairness Opinion will be provided by Aegerion to QLT solely for informational purposes no later than two (2) Business Days after the date such opinion is received by Aegerion.

(w)                               Aegerion Board of Directors Approval.  The Aegerion Board of Directors has determined that this Agreement, and the Merger are fair to Aegerion Stockholders and are in the best interests of Aegerion, has approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement and, subject to Section 6.4, has resolved to recommend that Aegerion Stockholders vote in favor of the adoption of this Agreement.

(x)                                 Environmental Matters.  Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Aegerion and the Aegerion Subsidiaries are now and have been since December 31, 2013 in compliance with all, and have not violated any, applicable Environmental Laws; (ii) there is no Environmental Claim pending or, to the knowledge of Aegerion, threatened against Aegerion, any of the Aegerion Subsidiaries or, to the knowledge of Aegerion, against any Person whose liability for such Environmental Claims Aegerion or any of the Aegerion Subsidiaries has retained or assumed either contractually or by operation of law, and to the knowledge of Aegerion there are no actions, activities, circumstances, facts, conditions, events or incidents that would reasonably be expected to give rise to such Environmental Claims; (iii) no property currently or formerly owned, leased or operated by Aegerion or any of the Aegerion Subsidiaries (including soils, groundwater, surface water, buildings or other structures), or any other location, is contaminated with any Hazardous Substance in a manner that would reasonably be expected to require remedial, investigation or cleanup activities by Aegerion or any of the Aegerion Subsidiaries or by any Person whose liability for such Environmental Claims Aegerion or any of the Aegerion Subsidiaries has or may have retained or assumed either contractually or by operation of law; (iv) neither Aegerion nor any Aegerion Subsidiary is subject to any order, decree, injunction or agreement with any Governmental Authority, or any indemnity or other agreement with any third party, concerning liability or obligations relating to any Environmental Law or otherwise relating to any Hazardous Substance; (v) each of Aegerion and the Aegerion Subsidiaries has all of the environmental Permits necessary for the conduct and operation of its business as now being conducted, and all such environmental Permits are in good standing; and (vi) Aegerion has delivered or otherwise made available copies of any Phase I or II environmental site assessments (or similar reports), or material documents relating to any alleged or actual non-compliance with applicable Environmental Laws by Aegerion and the Aegerion Subsidiaries, in each case received or commissioned by Aegerion since December 31, 2013.

(y)                                 Insurance.  Section 3.2(y) of the Aegerion Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all material insurance policies owned by Aegerion or any Aegerion Subsidiary.  All current insurance policies and contracts of Aegerion and the Aegerion Subsidiaries are in full force and effect and are valid and enforceable, and all premiums due thereunder have been paid.  None of Aegerion nor any of the Aegerion Subsidiaries has received notice of cancellation or termination with respect to any material insurance policies or contracts (other than in connection with normal renewals of any such insurance policies or contracts) nor, to the knowledge of Aegerion, have any claims been denied under any current insurance policies, and, to the knowledge of Aegerion, no threat has been made to cancel any insurance policy or contract of Aegerion or any Aegerion Subsidiary as of the date of this Agreement, or to deny any claim under current insurance policies or contract.

(z)                                  Aegerion Stockholder Approval.  The only vote of the stockholders of Aegerion required to adopt this Agreement and approve the Merger is the Aegerion Stockholder Approval.  No other vote of the stockholders of Aegerion is required by Law, the constating documents of Aegerion or otherwise to adopt this Agreement and approve the Merger.

(aa)                          Brokers and Finders.  Except for J.P. Morgan Securities LLC,  neither Aegerion nor any of its Subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and no other broker, finder or investment banker is entitled to any fee or commission from Aegerion or any of its Subsidiaries in connection with the transactions contemplated hereby, and no Person is or may become entitled to receive any fee or other amount from Aegerion or any of its Subsidiaries in connection with the transactions contemplated hereby. A true and correct copy of the engagement letter with Aegerion’s financial advisor in connection with the Transaction has been provided to QLT and has not been subsequently amended, waived or supplemented.

(bb)                          No Other Representations and Warranties.  Except for the representations and warranties made by QLT in Section 3.1, Aegerion acknowledges that neither QLT nor any other Person makes any express or implied representation or warranty with respect to QLT or any of the QLT Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and agrees that QLT disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by QLT in Section 3.1, Aegerion acknowledges that neither QLT nor any other Person makes or has made any representation or warranty to Aegerion or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to QLT, any of the QLT Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to Aegerion or any of its Representatives in the course of their due diligence investigation of QLT, the negotiation of this Agreement or the consummation of the Transaction, including the accuracy, completeness or currency thereof, and Aegerion agrees that neither QLT nor any other Person will have any liability to Aegerion or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud.

3.3                               Survival of Representations and Warranties

The representations and warranties of the Parties contained in this Agreement will not survive the completion of the Merger and will expire and be terminated on the earlier of the Effective Time and, subject to the obligation to make any payment hereunder pursuant to Section 7.2, the date on which this Agreement is terminated in accordance with its terms.  This Section 3.3 will not limit any covenant or agreement of any of the Parties, which, by its terms, contemplates performance after the Closing or the date on which this Agreement is terminated, as the case may be.

ARTICLE IV

COVENANTS REGARDING THE CONDUCT OF BUSINESS

4.1                               Covenants of QLT

Except as disclosed in Section 4.1 of the QLT Disclosure Letter, QLT covenants and agrees that, until the earlier of the Closing and the time that this Agreement is terminated in accordance with its terms, unless Aegerion otherwise consents in writing (to the extent that such consent is permitted by applicable Law), which consent shall not be unreasonably withheld, conditioned or delayed, or expressly permitted or specifically contemplated by this Agreement or as is required by applicable Law or Order:

(a)                                 the respective businesses of QLT and the QLT Subsidiaries will be conducted, their respective facilities will be maintained, and QLT and the QLT Subsidiaries will continue to operate their respective businesses only in the ordinary course of business;

(b)                                 QLT and the QLT Subsidiaries will comply in all material respects with the terms of all QLT Material Contracts and QLT will use its commercially reasonable efforts to maintain and preserve intact QLT’s and QLT Subsidiaries’ respective business organizations, assets, Permits, properties, rights, goodwill and business relationships and keep available the services of QLT’s and QLT Subsidiaries’ respective officers and employees as a group;

(c)                                  QLT will not, and will cause its Subsidiaries not to, directly or indirectly:

(i)                                     alter or amend its notice of articles, articles, charter, by-laws or other constating documents, except to alter or amend by-laws or other constating documents of Intermediate Co. 1, Intermediate Co. 2 or MergerCo as may be required to effect the Transaction;

(ii)                                  declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of the QLT Shares (whether in cash or property) other than in connection with the distribution to the QLT Shareholders of the warrants pursuant to the Warrant Agreement;

(iii)                               split, divide, consolidate, combine or reclassify the QLT Shares or any other securities of QLT;

(iv)                              issue, grant, sell or pledge or authorize or agree to issue, grant, sell or pledge any QLT Shares or other securities of QLT or the QLT Subsidiaries (including options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), which are convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, the QLT Shares, other than the issuance of the QLT Shares issuable pursuant to (A) the Merger; (B) the issuance of Adjusted Options and Adjusted RSUs as provided in Section 2.1(i); (C)

the exercise of the QLT Options outstanding on the date hereof; (D) the vesting or settlement of QLT RSUs outstanding on the date hereof in accordance with the QLT Stock Option Plan; (E) the issuance of QLT Shares pursuant to the Warrant Agreement; or (F) the issuance of QLT Shares (or other QLT securities) and warrants pursuant to the Investment Agreement;

(v)                                 (A) increase the compensation or benefits of any of the current or former directors or executive officers of QLT or increase in any manner the compensation or benefits of employees or individuals who are individual consultants classified as independent contractors (in each case, other than in the ordinary course of business consistent with past practice), (B) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, individual independent contractor, officer or employee, (C) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation (including bonuses) or benefits under any QLT Plan, (D) become a party to, establish, materially amend, commence participation in, terminate or commit itself to the adoption of any QLT Plan or any stock option plan or other stock-based compensation plan, compensation, severance, retention, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan, agreement or policy with or for the benefit of any director, individual independent contractor, officer or employee, (E) other than routine business and travel expense advances, loan any money or other property to any director, individual independent contractor, officer or employee, or (F) hire any new employee at the level of vice president or above;

(vi)                              redeem, purchase or otherwise acquire any outstanding QLT Shares or other securities convertible into or exchangeable or exercisable for QLT Shares, other than in transactions between two or more wholly-owned Subsidiaries of QLT or between QLT and a wholly-owned Subsidiary of QLT;

(vii)                           amend the terms of any securities of QLT or any of its Subsidiaries;

(viii)                        adopt a plan of liquidation or resolution providing for the liquidation or dissolution of QLT or any of its Subsidiaries;

(ix)                              reorganize, amalgamate or merge with any other Person;

(x)                                 make any material changes to any of its accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures) or as contemplated hereby or in connection with any transactions contemplated hereby, except as required by applicable Laws or U.S. GAAP;

(xi)                              except as contemplated hereby or in connection with any transactions contemplated hereby, sell, pledge, lease, license, abandon or dispose of any assets or properties of QLT (including the shares or other equity securities of any Subsidiary of QLT) or of any of its Subsidiaries having a value greater than $250,000 in the aggregate;

(xii)                           (A) acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment by the purchase of securities (other than investments made in accordance with the QLT Treasury Policy, a copy of which has been provided to Aegerion), contribution of capital, property transfer, or purchase of any property or assets of any other Person that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $250,000 in the aggregate; or (B) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to such a transaction;

(xiii)                        incur any indebtedness, other than trade payables in the ordinary course of business, enter into any hedging, derivative or swap transaction or Contract, or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loans or advances;

(xiv)                       pay, discharge or satisfy any material claim, liability or obligation prior to the same being due, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the QLT Financial Statements, or voluntarily waive, release, assign, settle or compromise any Proceeding where such waivers, releases, assignments, settlements or compromises exceed $150,000 in the aggregate or in any case would entail any non-monetary damages;

(xv)                          settle or compromise any action, claim or other Proceeding brought by any present, former or purported holder of its securities in connection with the Transaction;

(xvi)                       enter into any material new line of business, enterprise or other activity;

(xvii)                    expend or commit to expend any amounts with respect to capital expenses, where such expenditures or commitments exceed $250,000 in the aggregate;

(xviii)                 (x) enter into any contract that would, if entered into prior to the date hereof, be a QLT Material Contract, (y) materially modify, materially amend or terminate any QLT Material Contract or waive, release or assign any material rights or claims thereunder or (z) engage in any transaction or series of transactions with an Affiliate that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Securities Act;

(xix)                       make, change, revoke or rescind in any manner that is material and adverse to QLT any election relating to Taxes, settle or compromise any Tax controversy, or make any material amendment with respect to any Return, change any method of Tax accounting or change in annual Tax accounting period, settle or compromise any audit or proceeding relating to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, or surrender any right to claim a material Tax refund, in each case, other than in the ordinary course of business consistent with past practice;

(xx)                          materially reduce the amount of insurance coverage or fail to renew any material insurance policies;

(xxi)                       take any action that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger;

(xxii)                    negotiate or enter into any collective bargaining agreement, collective agreement or other contract with any labor organization or union or other employee association;

(xxiii)                 except in the ordinary course of business, abandon, cease to prosecute, fail to maintain, sell, license, assign or encumber any material Intellectual Property owned by QLT and the QLT Subsidiaries;

(xxiv)                exceed the 150% threshold described in Section 4.1(c)(xxiv) of the QLT Disclosure Letter; or

(xxv)                   enter into, modify or terminate any Contract with respect to any of the foregoing or otherwise agree or announce an intention to do any of the foregoing.

(d)                                 QLT will promptly notify Aegerion in writing of the occurrence of any event which would have or would reasonably be expected to have a Material Adverse Effect with respect to QLT.

Nothing in this Section 4.1 shall give Aegerion or any Aegerion Subsidiary the right to control, directly or indirectly, the operations or the business of QLT or any QLT Subsidiary at any time prior to the Closing.

4.2                               Covenants of Aegerion

Except as disclosed in Section 4.2 of the Aegerion Disclosure Letter, Aegerion covenants and agrees that, until the earlier of the Closing and the time that this Agreement is terminated in accordance with its terms, unless QLT otherwise consents in writing (to the extent that such consent is permitted by applicable Law), which consent shall not be unreasonably withheld, conditioned or delayed, or expressly permitted or specifically contemplated by this Agreement or as is required by applicable Law or Order:

(a)                                 the respective businesses of Aegerion and the Aegerion Subsidiaries will be conducted, their respective facilities will be maintained, and Aegerion and the Aegerion Subsidiaries will continue to operate their respective businesses only in the ordinary course of business;

(b)                                 Aegerion and the Aegerion Subsidiaries will comply in all material respects with the terms of all Aegerion Material Contracts and Aegerion will use its commercially reasonable efforts to maintain and preserve intact Aegerion’s and the Aegerion Subsidiaries’ respective business organizations, assets, Permits, properties, rights, goodwill and business relationships and keep available the services of Aegerion’s and the Aegerion Subsidiaries’ respective officers and employees as a group;

(c)                                  Aegerion will not, and will cause its Subsidiaries not to, directly or indirectly:

(i)                                     alter or amend its certificate of incorporation, by-laws or other governing documents, except to alter or amend by-laws or other governing documents of Aegerion or its Subsidiaries as may be required to effect the Transaction;

(ii)                                  declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of any of its equity securities except (A) the payment of interest or other amounts as and when due pursuant to the terms of Aegerion Notes and (B) in the case of any of Aegerion’s wholly-owned Subsidiaries, for dividends payable to Aegerion or among wholly owned Subsidiaries of Aegerion;

(iii)                               split, divide, consolidate, combine or reclassify Aegerion Shares or any other securities of Aegerion;

(iv)                              issue, grant, sell or pledge or authorize or agree to issue, grant, sell or pledge any Aegerion Shares or other securities of Aegerion or the Aegerion Subsidiaries (including options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), which are convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, the Aegerion Shares, other than the issuance of Aegerion Shares pursuant to (A) the exercise of the Aegerion Stock Options outstanding on the date hereof; (B) vesting or settlement of Aegerion RSUs outstanding on the date hereof in accordance with the Aegerion Plan, or (C) the issuance of Aegerion Shares pursuant to the warrants issued in connection with the Aegerion Hedging Arrangements;

(v)                                 (A) increase the compensation or benefits of any of the current or former directors or executive officers of Aegerion or increase in any manner the compensation or benefits of employees or individuals who are individual consultants classified as independent contractors (in each case, other than in the ordinary course of business consistent with past practice), (B) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, individual independent contractor, officer or employee, (C) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation (including bonuses) or benefits under any Aegerion Plan, (D) become a party to, establish, materially amend, commence participation in, terminate or commit itself to the adoption of any Aegerion Plan or any stock option plan or other stock-based compensation plan, compensation, severance, retention, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan, agreement or policy with or for the benefit of any director, individual independent contractor, officer or employee, (E) other than routine business and travel expense advances, loan any money or other property to any director, individual independent contractor, officer or employee, or (F) hire any new employee at the level of vice president or above;

(vi)                              redeem, purchase or otherwise acquire any outstanding Aegerion Shares or other securities convertible into or exchangeable or exercisable for Aegerion Shares, other than (A) from holders of Aegerion Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Aegerion Stock Options as in effect on the date hereof or (B) in transactions between two or more wholly-owned Subsidiaries of Aegerion or between Aegerion and a wholly-owned Subsidiary of Aegerion;

(vii)                           amend the terms of any securities of Aegerion or any of its Subsidiaries;

(viii)                        adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Aegerion or any of its Subsidiaries;

(ix)                              reorganize, amalgamate or merge with any other Person;

(x)                                 make any material changes to any of its accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures) or as contemplated hereby or in connection with any transactions contemplated hereby, except as required by applicable Laws or U.S. GAAP;

(xi)                              except for sales in the ordinary course of business, or as contemplated hereby or in connection with any transactions contemplated hereby, sell, pledge, lease, license, abandon or dispose of any assets or properties of

Aegerion (including the shares or other equity securities of any Subsidiary of Aegerion) or of any Subsidiary of Aegerion having a value greater than $250,000 in the aggregate;

(xii)                           (A) acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment by the purchase of securities (other than investments made in accordance with the Aegerion Treasury Policy, a copy of which has been provided to QLT), contribution of capital, property transfer, or purchase of any property or assets of any other Person that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $500,000 in the aggregate; or (B) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to such a transaction;

(xiii)                        incur any indebtedness, other than trade payables in the ordinary course of business or pursuant to the Loan Agreement, enter into any hedging, derivative or swap transaction or Contract, or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loans or advances;

(xiv)                       pay, discharge or satisfy any material claim, liability or obligation prior to the same being due, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Aegerion Financial Statements or the repayment or prepayment by Aegerion of any amounts under the Loan Agreement, as permitted thereunder, or voluntarily waive, release, assign, settle or compromise any Proceeding where such waivers, releases, assignments, settlements or compromises exceed $150,000 in the aggregate or in any case would entail any non-monetary damages;

(xv)                          settle or compromise any action, claim or other Proceeding brought by any present, former or purported holder of its securities in connection with the Transaction;

(xvi)                       enter into any material new line of business, enterprise or other activity;

(xvii)                    expend or commit to expend any amounts with respect to capital expenses, where such expenditures or commitments exceed $250,000 in the aggregate;

(xviii)                 (x) enter into any contract that would, if entered into prior to the date hereof, be an Aegerion Material Contract, (y) materially modify, materially amend or terminate any Aegerion Material Contract or waive, release or assign any material rights or claims thereunder or (z) engage in any transaction or series of transactions with an Affiliate that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Securities Act;

(xix)                       make, change, revoke or rescind in any manner that is material and adverse to Aegerion any election relating to Taxes, settle or compromise any Tax controversy, or make any material amendment with respect to any Return, change any method of Tax accounting or change in annual Tax accounting period, settle or compromise any audit or proceeding relating to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, or surrender any right to claim a material Tax refund, in each case, other than in the ordinary course of business consistent with past practice;

(xx)                          materially reduce the amount of insurance coverage or fail to renew any material insurance policies;

(xxi)                       take any action that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger;

(xxii)                    negotiate or enter into any collective bargaining agreement, collective agreement or other contract with any labor organization or union or other employee association; or

(xxiii)                 enter into, modify or terminate any Contract with respect to any of the foregoing or otherwise agree or announce an intention to do any of the foregoing.

(d)                                 Aegerion will promptly notify QLT in writing of the occurrence of any event which would have or would reasonably be expected to have a Material Adverse Effect with respect to Aegerion.

Nothing in this Section 4.2 shall give QLT or any QLT Subsidiary the right to control, directly or indirectly, the operations or the business of Aegerion or any Aegerion Subsidiary at any time prior to the Closing.

ARTICLE V

ADDITIONAL COVENANTS

5.1                               Access to Information; Confidentiality

Subject to compliance with applicable Laws and Orders and the terms of any existing Contracts, each Party shall, and shall cause its respective wholly-owned Subsidiaries to, afford to the other Parties and their respective Representatives, until the earlier of the Closing or the termination of this Agreement in accordance with its terms, continuing access to its virtual data rooms, and reasonable access, during normal business hours and upon reasonable notice, to its businesses, properties, books and records and such other data and information as a Party may reasonably request, as well as to the other Party’s and its Subsidiaries’ personnel, subject, however, to such access not interfering with the ordinary conduct of its businesses.  Notwithstanding the foregoing, if the terms of any Law, Order or Contract shall limit a Party’s right to access the information pursuant to this Section 5.1, the other Party shall use its commercially reasonable efforts to (i) obtain any consents from a third party to provide such access or information or (ii) develop an alternative to providing such access or information to a Party so as to address such lack of access or information in a manner reasonably acceptable to the receiving Party.  Notwithstanding anything herein to the contrary, the foregoing shall not require any disclosure that would reasonably be expected, as a result of such disclosure, to have the effect of causing the waiver of any attorney-client and work product privileges.  Without limiting the generality of the provisions of the Non-Disclosure Agreement, each of the Parties acknowledges that all information provided to it under this Section 5.1, or otherwise pursuant to this Agreement or in connection with the Transaction, is subject to the Non-Disclosure Agreement, which will remain in full force and effect notwithstanding any other provision of this Agreement or any termination of this Agreement.  If any provision of this Agreement otherwise conflicts or is inconsistent with any provision of the Non-Disclosure Agreement, the provisions of this Agreement will supersede those of the Non-Disclosure Agreement, but only to the extent of the conflict or inconsistency and all other provisions of the Non-Disclosure Agreement will remain in full force and effect.

5.2          Consents and Approvals

(a)                                 Subject to the terms and conditions of this Agreement (including Section 5.2(e)), each Party shall, and shall cause its wholly-owned Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things required or reasonably necessary to consummate and make effective the Transaction as promptly as practicable, including:

(i)                                     as promptly as practicable, obtain from any Governmental Authority all waivers, consents, clearances and approvals, including the Required Regulatory Approvals, required or reasonably necessary to consummate the Transaction;

(ii)                                  as promptly as reasonably practicable, make all filings and submissions that are required or reasonably necessary to consummate the Transaction and thereafter make any other required or appropriate submissions including, without limiting the foregoing, (A) all filings and submissions required in connection with the Required Regulatory Approvals and (B) an application by QLT for an Advance Ruling Certificate or no-action letter under the Competition Act (to the extent the Competition Act Approval is required under applicable Law in respect of the Transaction); provided that the initial filings and applications required pursuant to clauses (A) and (B) shall be filed by each Party, as applicable, within ten (10) Business Days of the date hereof; and

(iii)                               as promptly as reasonably practicable, take reasonable actions to provide notice to any third party, or obtain from any third party any waivers, consents and approvals required or reasonably necessary to consummate the Transaction; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall QLT and Aegerion or any of their respective Subsidiaries be required to pay, prior to the Closing, any fee, penalty or other consideration to any third party for any waiver, consent or approval required in connection with the consummation of the Transaction.

(b)                                 Subject to the terms and conditions hereof, including Section 5.2(e), each of the Parties agrees, and shall cause each of their respective Subsidiaries, to cooperate and to use commercially reasonable efforts to (i) provide such notices and obtain such waivers, consents, clearances and approvals as are required or reasonably necessary to consummate the Transaction under the HSR Act, the Competition Act (to the extent the Competition Act Approval is required under applicable Law in respect of the Transaction) and any other federal, provincial, state or foreign Law designed to prohibit, restrict or regulate actions relating to monopolization or restraint of trade or foreign investment (collectively, “Relevant Laws”), and (ii) respond to any requests of any Governmental Authority for information or documentary material under any Relevant Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Transaction under any Relevant Law.  The Parties shall consult and cooperate with one another, and consider in good faith the views of one another, regarding the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any Relevant Law prior to their submission.

(c)                                  Each of QLT and Aegerion shall: (i) promptly advise each other of any written or oral communication (including communications received by their respective Subsidiaries) from any Governmental Authority or third party from whom a waiver, consent or approval is required or reasonably necessary to consummate the Transaction; (ii) not participate in any meeting or discussion with any Governmental Authority in respect of any filing, investigation, or enquiry concerning this Agreement or the Transaction unless it consults with the other Party in advance, and, unless prohibited by such Governmental Authority, gives the other Party the opportunity to attend; and (iii) promptly furnish the other Party with copies of all correspondence, filings, and written communications between them and their Subsidiaries and Representatives, on the one hand, and any Governmental Authority or its staff, on the other hand, with respect to this Agreement and the Transaction, except that materials may be redacted as necessary to address reasonable privilege, competitively sensitive information, or confidentiality concerns.

(d)                                 Each Party will provide as promptly as practicable such information and documentary material as may be requested by a Governmental Authority following any such filing or notification.

(e)                                  In furtherance and not in limitation of the other covenants contained in this Section 5.2, but subject to the last sentence of this Section 5.2(e), each of QLT and Aegerion agrees to take, or cause to be taken (including by its Subsidiaries), any and all steps and to make, or cause to be made (including by its Subsidiaries), any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority may assert under any Relevant Law with respect to the Merger, and to avoid or eliminate each and every impediment under any Relevant Law that may be asserted by any Governmental Authority with respect to the Merger, so as to enable the Effective Time to occur as promptly as practicable and in any event no later than the Outside Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of QLT or Aegerion (or any of their respective Subsidiaries), (ii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of QLT or Aegerion or their respective Subsidiaries and (iii) otherwise taking or committing to take any action that would limit Aegerion’s or QLT’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of QLT or Aegerion (including any of their respective Subsidiaries), in each case as may be required in order to obtain all waivers, consents, clearances or approvals required directly or indirectly under any Relevant Law or to avoid the commencement of any action by a Governmental Authority to prohibit the Merger under any Relevant Law, or to avoid the entry of, or to effect the dissolution of, any Order in any Proceeding seeking to prohibit the Merger or delay the Effective Time beyond the Outside Date. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be deemed to require, QLT or Aegerion (or any of their Subsidiaries) to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its (or their Subsidiaries) business in any specified manner) if doing so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either QLT or Aegerion (a “Restraint”).

5.3                               Preparation of Joint Proxy Statement/Circular and Registration Statements

(a)                                 As promptly as reasonably practicable following the date hereof, each of the Parties shall cooperate in preparing and shall cause to be filed with the SEC (and, if applicable, any other Governmental Authority) (i) mutually acceptable proxy materials which shall constitute (A) the Circular, which shall also constitute the proxy statement relating to the matters to be submitted to the QLT Shareholders at the QLT Meeting, together with any other documents required by the BC Act or applicable Laws in connection with the QLT Meeting and (B) the proxy statement relating to the matters to be submitted to Aegerion Stockholders at the Aegerion Meeting (such joint proxy statement, and any amendments or supplements thereto, the “Joint Proxy Statement/Circular”) and (ii) a registration statement on Form S-4 (of which the Joint Proxy Statement/Circular will form a part) with respect to the issuance of QLT Shares in respect of the Merger (the “Form S-4”). The Parties further agree to take the actions described on Section 5.3(a) of the Aegerion Disclosure Letter with respect to the Joint Proxy Statement/Circular and Form S-4.

(b)                                 Each Party will provide legal counsel to the other Party with a reasonable opportunity to review and comment on drafts of the Joint Proxy Statement/Circular, Form S-4 and other documents related to the QLT Meeting or Aegerion Meeting, as applicable, prior to filing such documents with applicable Governmental Authorities and mailing such documents to the QLT Shareholders or Aegerion Stockholders, as applicable.  Each Party will include in the Joint Proxy Statement/Circular, Form S-4 or such other documents all comments reasonably and promptly proposed by the other Party or its legal counsel, provided, however, that all information relating to Aegerion and its Subsidiaries included in the Joint Proxy Statement/Circular shall be in form and content satisfactory to Aegerion, acting reasonably, and all information relating to QLT and its Subsidiaries included in the Joint Proxy Statement/Circular shall be in form and content satisfactory to QLT, acting reasonably.

(c)                                  Each Party shall use all commercially reasonable efforts to have the Joint Proxy Statement/Circular cleared by the SEC (and, if applicable, any other Governmental Authority), the Form S-4 to be declared effective by the SEC (and, if applicable, any other Governmental Authority) and to keep the Form S-4 effective as long as is necessary to consummate the Merger.  As promptly as practicable after such clearance, QLT and Aegerion shall, unless otherwise agreed to by the Parties, cause the Joint Proxy Statement/Circular and other documentation required in connection with the QLT Meeting and the Aegerion Meeting to be sent contemporaneously to (x) in the case of QLT, each QLT Shareholder and (y) in the case of Aegerion, each Aegerion Stockholder, as required by applicable Laws.  Each Party shall, as promptly as practicable after receipt thereof, provide the other Party with copies of any written comments and advise the other Party of any oral comments with respect to the Joint Proxy Statement/Circular or the Form S-4 received from the SEC.

(d)                                 Each Party shall use its commercially reasonable efforts to ensure that the Joint Proxy Statement/Circular complies in all material respects with applicable Laws.  Each Party shall cooperate and provide the other Party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Circular or the Form S-4 prior to filing such documents with the SEC.

(e)                                  Each Party shall use all commercially reasonable efforts to take any action required to be taken by it under any applicable Laws as may be necessary or desirable in order to complete the Merger, and each Party shall furnish all information concerning it and the holders of its capital stock and options as may be reasonably requested in connection with any such action.  QLT shall advise the other Parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the QLT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC (or, if applicable, any other Governmental Authority) for amendment of the Joint Proxy Statement/Circular or the Form S-4.

(f)                                   If, at any time prior to the Closing, any information relating to any of the Parties, or their respective Affiliates, officers or directors, should be discovered by any Party, and such information should be set forth in an amendment or supplement to the Joint Proxy Statement/Circular or the Form S-4 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and, to the extent required by Law an appropriate amendment or supplement describing such information shall be promptly filed by QLT and Aegerion with the SEC and by QLT with the Canadian securities regulators (or, if applicable, any other Governmental Authority) and, to the extent required by Law, disseminated to the QLT Shareholders and Aegerion Stockholders, as applicable. For the avoidance of doubt, in connection with a QLT Change of Recommendation, QLT may amend or supplement the Joint Proxy Statement/Circular to reflect the QLT Change of Recommendation and any information reasonably related to such QLT Change of Recommendation and, in connection with an Aegerion Change of Recommendation, Aegerion may amend or supplement the Joint Proxy Statement/Circular to reflect the Aegerion Change of Recommendation and any information reasonably related to such Aegerion Change of Recommendation.

(g)                                  The Joint Proxy Statement/Circular shall include:

(i)                                     unless QLT shall have effected a QLT Change of Recommendation in accordance with the terms of this Agreement, the QLT Recommendation and the reasons for the QLT Recommendation and; and

(ii)                                  unless Aegerion shall have effected an Aegerion Change of Recommendation in accordance with the terms of this Agreement, the Aegerion Recommendation and the reasons for the Aegerion Recommendation.

(h)                                 Notwithstanding Sections 5.3(a) to 5.3(g), each of Aegerion and QLT may, with the written consent of the other Party, acting reasonably, prepare and submit separate circulars and proxy statements in respect of the QLT Meeting and the Aegerion Meeting, as applicable, and, in such event, the rights of the respective

Parties to review and comment on the other Party’s circular or proxy statement, as applicable, shall apply accordingly.

(i)                                     As promptly as practicable after the Closing Date, but in any event within five (5) Business Days thereafter, QLT shall file with the SEC a registration statement on Form S-8 (or other applicable form) (the “Form S-8”) in order to register under the 1933 Securities Act the QLT Shares to be issued, offered and/or sold, as applicable, from time to time after the Effective Time upon exercise of the Adjusted Options and the QLT Shares to be issuable in respect of Adjusted RSUs.  QLT shall ensure that the Form S-8 filed with the SEC pursuant to this Agreement complies with all applicable Laws.  QLT shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as Adjusted Options and Adjusted RSUs remain outstanding.

5.4                               Shareholder Meetings

(a)                                 Subject to the terms of this Agreement, Aegerion shall duly take all lawful action to call, give notice of, convene and hold the Aegerion Meeting in accordance with the certificate of incorporation and bylaws of Aegerion and applicable Law as promptly as practicable following the date upon which the Form S-4 becomes effective for the purpose of obtaining the Aegerion Stockholder Approval as required by the DGCL and this Agreement. Aegerion shall establish a record date for the Aegerion Meeting (which shall be the same date as the record date for the QLT Meeting) and shall commence a broker search pursuant to Section 14a-13 of the 1934 Exchange Act as promptly as practicable following the initial filing of the Form S-4 and shall schedule the Aegerion Meeting to be held within forty-five (45) days of the initial mailing of the Joint Proxy Statement/Circular.

(b)                                 Subject to the terms of this Agreement, QLT shall duly take all lawful action to call, give notice of, convene and hold the QLT Meeting in accordance with the constating documents of QLT and applicable Law, as promptly as practicable following the date upon which the Form S-4 becomes effective for the purpose of obtaining the QLT Shareholder Approval and the QLT Stock Option Plan Approval in accordance with the applicable Laws and this Agreement. QLT shall establish a record date for the QLT Meeting (which shall be the same date as the record date for the Aegerion Meeting) and shall commence a broker search pursuant to Section 14a-13 of the 1934 Exchange Act as promptly as practicable following the initial filing of the Form S-4 and shall schedule the QLT Meeting to be held within forty-five (45) days of the initial mailing of the Joint Proxy Statement/Circular.

(c)                                  Subject to the terms of this Agreement (including Section 6.4), unless Aegerion shall have effected an Aegerion Change of Recommendation in accordance with the terms of this Agreement, Aegerion shall use its commercially reasonable efforts to solicit from Aegerion Stockholders proxies in favor of the Aegerion Stockholder Approval and take all other actions that are reasonably necessary or desirable to obtain the approval of the Merger and this Agreement by Aegerion

Stockholders, including using the services of investment dealers and proxy solicitation agents, and take all other actions reasonably requested by QLT that are reasonably necessary to obtain the Aegerion Stockholder Approval and permit QLT to assist, and consult with QLT and keep QLT apprised, with respect to such solicitation and other actions.

(d)                                 Subject to the terms of this Agreement (including Section 6.2), unless QLT shall have effected a QLT Change of Recommendation in accordance with the terms of this Agreement, QLT shall use its commercially reasonable efforts to solicit from the QLT Shareholders proxies in favor of the QLT Shareholder Approval and the QLT Stock Option Plan Approval including, if reasonably requested by Aegerion, using the services of investment dealers and proxy solicitation agents, and cooperating with any Persons engaged by Aegerion, to solicit proxies in favor of the QLT Shareholder Approval and the QLT Stock Option Plan Approval and take all other actions that are reasonably necessary to obtain the QLT Shareholder Approval and the QLT Stock Option Plan Approval and permit Aegerion to assist, and consult with Aegerion and keep Aegerion apprised, with respect to such solicitation and other actions.

(e)                                  Unless there has been a QLT Change of Recommendation in accordance with Section 6.2, neither the QLT Board of Directors nor any committee thereof shall withdraw (or modify in any manner adverse to Aegerion), or propose publicly to withdraw (or modify in any manner adverse to Aegerion), the QLT Recommendation.

(f)                                   Unless there has been an Aegerion Change of Recommendation in accordance with Section 6.4, neither the Aegerion Board of Directors nor any committee thereof shall withdraw (or modify in any manner adverse to QLT), or propose publicly to withdraw (or modify in any manner adverse to QLT), the Aegerion Recommendation.

(g)                                  Aegerion shall, prior to the Aegerion Meeting, keep QLT reasonably informed of the number of proxy votes received in respect of matters to be acted upon at Aegerion Meeting, and in any event shall provide such number promptly upon the request of QLT or its Representatives.

(h)                                 QLT shall, prior to the QLT Meeting, keep Aegerion reasonably informed of the number of proxy votes received in respect of matters to be acted upon at the QLT Meeting, and in any event shall provide such number promptly upon the request of Aegerion or its Representatives.

(i)                                     Subject to the terms of this Agreement, Aegerion and QLT shall use commercially reasonable efforts to ensure that the Aegerion Meeting will occur the same day as the QLT Meeting.  Neither QLT nor Aegerion shall adjourn, postpone, delay or cancel (or propose for adjournment, postponement, delay or cancellation) the QLT Meeting or the Aegerion Meeting, as applicable, without the other Party’s prior written consent, in each case; provided, that:

(i)                                     Aegerion shall be permitted to adjourn, delay or postpone convening the Aegerion Meeting (A) if  in the good faith judgment of the Aegerion Board of Directors (after consultation with its outside legal advisors) the failure to adjourn, delay or postpone the Aegerion Meeting could be reasonably likely to be inconsistent with the fiduciary duties of the Aegerion Board of Directors under applicable Laws, (B) to allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Joint Proxy Statement/Circular or Form S-4, (C) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Aegerion Stockholder Approval, to allow additional time for solicitation of proxies for purposes of obtaining a quorum or the Aegerion Stockholder Approval, as applicable or (D) to the extent necessary to ensure that the Aegerion Meeting shall occur at the same time as the QLT Meeting; provided that such adjournments, delays or postponements shall together last for no more than twenty (20) Business Days, subject to the mutual consent of the Parties; and

(ii)                                  QLT shall be permitted to adjourn, delay or postpone convening the QLT Meeting (A) if in the good faith judgment of the QLT Board of Directors (after consultation with its outside legal advisors) the failure to adjourn, delay or postpone the QLT Meeting could be reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Laws or not allow sufficient time under applicable Laws (B) to allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Joint Proxy Statement/Circular or Form S-4, (C) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the QLT Shareholder Approval or the QLT Stock Option Plan Approval, to allow additional time for solicitation of proxies for purposes of obtaining a quorum or the QLT Shareholder Approval or QLT Stock Option Plan Approval, as applicable or (D) to the extent necessary to ensure that the QLT Meeting shall occur at the same time as the Aegerion Meeting; provided that such adjournments, delays or postponements shall together last for no more than twenty (20) Business Days, subject to the mutual consent of the Parties.

(j)                                    Aegerion and QLT will each provide notice to the other of the Aegerion Meeting or the QLT Meeting, respectively, and shall allow Representatives of the other and its counsel to attend the applicable meeting.

5.5                               Covenants of QLT Regarding the Merger

Subject to the terms and conditions of this Agreement (including Section 5.2), QLT will perform all obligations required to be performed by QLT under this Agreement, cooperate with Aegerion in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Transaction including:

(a)                                 subject to Section 9.5, publicly announcing the entering into of this Agreement, the support of the QLT Board of Directors of the Transaction and the QLT Recommendation;

(b)                                 using commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other Proceedings against QLT challenging or affecting this Agreement or the completion of the Transaction;

(c)                                  using commercially reasonable efforts to comply with terms and satisfy the conditions of, and effect the equity sale contemplated by, the Investment Agreement

(d)                                 complying with the terms, and satisfying the conditions, of the Loan Agreement; and

(e)                                  taking all necessary actions and causing Intermediate Co. 1, Intermediate Co. 2 and MergerCo to take all necessary actions to give effect to the Merger, including to provide the Exchange Agent with sufficient Merger Consideration to complete the Merger as provided herein.

5.6                               Covenants of Aegerion Regarding the Merger

Subject to the terms and conditions of this Agreement (including Section 5.2), Aegerion shall and shall cause each of its Subsidiaries to, perform all obligations required to be performed by it under this Agreement, cooperate with QLT in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Transaction including:

(a)                                 subject to Section 9.5, publicly announcing the entering into of this Agreement, the support of the Aegerion Board of Directors of the Transaction and the Aegerion Recommendation;

(b)                                 using commercially reasonably efforts to defend all lawsuits or other legal, regulatory or other Proceedings against or relating to Aegerion challenging or affecting this Agreement or the completion of the Transaction;

(c)                                  taking all necessary actions to give effect to the Merger;

(d)                                 complying with the terms, and satisfying the conditions, of the Loan Agreement;

(e)                                  taking all necessary actions to ensure that the event set forth on Section 5.6(e) of the QLT Disclosure Letter does not occur; and

(f)                                   using commercially reasonable efforts to effect the event set forth on Section 5.6(f) of the Aegerion Disclosure Letter.

5.7                               QLT Guarantee

QLT hereby unconditionally and irrevocably guarantees, covenants and agrees to be jointly and severally liable with Intermediate Co. 1, Intermediate Co. 2 and MergerCo for the due and punctual performance of each and every obligation of Intermediate Co. 1, Intermediate Co. 2 and MergerCo arising under this Agreement and the Transaction.  Immediately following the date of this Agreement, QLT shall provide or make available to Aegerion copies of Intermediate Co. 2’s approval of this Agreement as the sole stockholder of MergerCo and any other approvals of the stockholders of any QLT Subsidiary required to effect the Transaction.

5.8                               Indemnification and Insurance

(a)                                 Each of QLT and Aegerion agree that all rights to indemnification or exculpation now existing in favor of the present and former directors and officers of QLT, Aegerion or of any of their respective Subsidiaries (each such present or former director or officer (i) of Aegerion being referred to as an “Aegerion Indemnified Party”, and (ii) of QLT being herein referred to as a “QLT Indemnified Party” and each Aegerion Indemnified Party and QLT Indemnified Party being an “Indemnified Party” and such Persons collectively being referred to as the “Indemnified Parties”) as provided in the governing documents of QLT, Aegerion or any of their respective Subsidiaries or any Contract by which QLT, Aegerion or any of their respective Subsidiaries is bound and which is in effect as of the date hereof, will survive the completion of the Transaction and continue in full force and effect and without modification, with respect to actions or omissions of the Indemnified Parties occurring prior to the Closing, for the period currently contemplated therein.

(b)                                 Effective from and after the Closing Date, QLT shall purchase and cause to be in effect a new policy of directors’ and officers’ liability insurance on terms mutually agreeable to QLT and Aegerion.

(c)                                  Each of QLT and Aegerion shall prior to the Closing Date purchase prepaid non-cancellable run-off directors’ and officers’ liability insurance on terms substantially similar to the directors’ and officers’ liability policies currently maintained by QLT or Aegerion, as applicable, but providing coverage for a period of six (6) years from the Closing Date with respect to claims arising from or related to facts or events which occurred on or prior to the Closing Date; provided, further, however, that in no event shall either QLT or Aegerion spend premiums for any of the insurance referenced in this Section 5.8(c) to the extent it would exceed 300% of its current annual premium for directors’ and officers’ liability insurance, as applicable.

(d)                                 The covenants contained in this Section 5.8 are intended to be for the irrevocable benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs, executors, administrators and other legal representatives and shall not be deemed exclusive of any other rights which an Indemnified Party has under Law, Contract or otherwise, and shall be binding on QLT and its successors and assigns.  QLT will act as agent and trustee for the QLT Indemnified Parties not a party to this Agreement for the covenants of Aegerion and QLT under this Section 5.8, and QLT agrees to accept such appointment and to hold and enforce the obligations and covenants on behalf of each such person.  Aegerion will act as agent and trustee for Aegerion Indemnified Parties not a party to this Agreement for the covenants of QLT under this Section 5.8, and Aegerion agrees to accept such trust and to hold and enforce the obligations and covenants on behalf of each such person.

(e)                                  If QLT, Aegerion or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, QLT shall ensure that any such successor or assign assumes all of the obligations set forth in this Section 5.8.

5.9                               Rule 16b-3 Actions

Prior to the Closing, QLT and Aegerion shall take all such steps as may be required to cause (a) any dispositions of Aegerion Shares (including derivative securities with respect to Aegerion Shares) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the 1934 Exchange Act with respect to Aegerion immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the 1934 Exchange Act and (b) any acquisitions of QLT Shares (including derivative securities with respect to QLT Shares) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the 1934 Exchange Act with respect to QLT to be exempt under Rule 16b-3 promulgated under the 1934 Exchange Act.

5.10                        Stock Exchange Listing

(a)                                 QLT shall use all commercially reasonable efforts to cause the QLT Shares (i) issued as Merger Consideration, (ii) issuable on exercise of Adjusted Options, (iii) issuable in respect of each Adjusted RSU and (iv) issuable upon conversion of Aegerion Notes, to be approved for listing on the TSX and NASDAQ, subject only to official notice of issuance, prior to the Closing.

(b)                                 Each of the Parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist Aegerion Shares from NASDAQ and terminate the registration of Aegerion Shares under the 1934 Exchange Act, provided, that such delisting or termination shall not be effective until after the Effective Time.  Following the Closing, the QLT Board of Directors shall determine whether the delisting of the QLT Shares from the TSX is in the best interest of QLT.

(c)                                  QLT shall use its reasonable best efforts to change the trading symbol of QLT Shares to a symbol mutually agreeable to QLT and Aegerion, effective at the Effective Time.

5.11                        Takeover Statutes

If any anti-takeover statute or similar statute or regulation is or may become applicable to the Transaction, each of the Parties and its respective Affiliates shall (a) grant such approvals and take all such actions as are legally permissible so that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise act to eliminate or minimize the effects of any such statute or regulation on the Transaction.

5.12                        Board of Directors and Officers

(a)                                 QLT and Aegerion shall use commercially reasonable efforts to take such action to cause, as of the Effective Time and continuing until the 2017 annual general meeting of QLT, the QLT Board of Directors to consist of four (4) individuals designated by Aegerion prior to the filing of the Joint Proxy Statement/Circular, four (4) individuals designated by QLT prior to the filing of the Joint Proxy Statement/Circular, one (1) individual designated by Broadfin Capital, LLC (“Broadfin”) prior to the filing of the Joint Proxy Statement/Circular and one (1) individual designated by Sarissa Capital Management LP (the “Sarissa Group”) prior to the filing of the Joint Proxy Statement/Circular.  To the extent that the approval of the QLT Shareholders necessary to effect the board composition reflected in the preceding sentence is not obtained prior to the Closing, then QLT shall take all actions necessary so that, as of the Effective Time and continuing until the 2017 annual general meeting of QLT, the QLT Board of Directors shall consist of three (3) individuals designated by Aegerion prior to Closing, three (3) individuals designated by QLT prior to Closing, one (1) individual designated by Broadfin prior to the Closing and one (1) individual designated by the  Sarissa Group prior to the Closing.  The individuals designated by Broadfin and the Sarissa Group pursuant to this Section 5.12(a) will be subject to the reasonable approval of the Aegerion Board of Directors and the QLT Board of Directors.  Mary Szela shall be elected Chief Executive Officer of QLT as of the Effective Time.

(b)                                 At any time during the period (i) commencing on the date which is one (1) Business Day following the Effective Time and (ii) ending (A) if the Effective Time occurs prior to the 2017 annual general meeting of QLT, the date which is three (3) Business Days after the date of the 2017 annual general meeting of QLT and (B) if the Effective Time occurs after the 2017 annual general meeting of QLT, the date which is six (6) months following the Effective Time (the “Designation Period”), the Sarissa Group shall have the right to direct the QLT Board of Directors by written notice to QLT (such notice, a “Designation Notice”) to appoint to the QLT Board of Directors (at QLT’s option by either filling a vacancy on the QLT Board of Directors or through an expansion of the QLT Board of Directors, if permitted by the QLT constating documents and applicable Law) with a term expiring at the annual general meeting of QLT immediately following the date of such appointment, one (1) person who is designated by the Sarissa Group and  is reasonably acceptable to the QLT Board of Directors (such person so designated by the Sarissa Group and so approved by the QLT Board of Directors, the “Additional Designee”); provided that if the term of the Additional Designee expires at the 2017 annual general meeting of QLT (including after the occurrence of the Alternative Scenario (as defined below)), QLT shall also nominate the Additional Designee for election to the QLT Board of Directors at the 2017 annual general meeting of QLT for a term expiring at the 2018 annual general meeting of QLT and shall use reasonable best efforts to cause the election of the Additional Designee to the QLT Board of Directors for such term (including by listing the Additional Designee in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommending that the QLT Shareholders vote in favor of the election of the Additional Designee (along with all other QLT nominees) and otherwise supporting him or her for election in a manner no less rigorous and favorable than the manner in which QLT supports its other nominees in the aggregate).  Upon its receipt of a Designation Notice, the QLT Board of Directors will promptly grant or withhold its approval of the Additional Designee in accordance with the terms of this Section 5.12 and upon such approval, the QLT Board of Directors will (at QLT’s option by either filling a vacancy on the QLT Board of Directors or through an expansion of the QLT Board of Directors, if permitted by the QLT constating documents and applicable Law) make this appointment of the Additional Designee as director on the QLT Board of Directors promptly following such approval. If the proposed Additional Designee is not approved by the QLT Board of Directors, the Sarissa Group shall have the right to submit another proposed Additional Designee for consideration, for its reasonable approval, which the QLT Board of Directors will promptly grant or withhold.  The Sarissa Group shall have the right to continue submitting the name of a proposed Additional Designee to QLT for its reasonable approval until QLT approves such Additional Designee, which approval, the QLT Board of Directors will promptly grant or withhold.  If the Sarissa Group designates an Additional Designee prior to 2017 annual general meeting of QLT and the approval necessary to effect the board composition reflected in the first sentence of Section 5.12(a) is not obtained prior to the Closing or there does not exist a vacancy on the QLT Board of Directors to be filled by the Additional Designee (the “Alternative Scenario”), QLT shall promptly take all such actions as are required (including promptly establishing a record date, filing a notice of meeting, preparing a proxy statement and soliciting proxies, all in compliance with applicable Laws) to promptly submit the election of the Additional Designee (and any other directors to be approved by the QLT Shareholders) to the QLT Shareholders at a special or general meeting of the QLT.  Should the individual designated by the Sarissa Group pursuant to Section 5.12(a) or the Additional Designee resign from the QLT Board of Directors or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on, the QLT Board of Directors (other than the expiration of his or her term as a director), or indicates in writing to the QLT Board of Directors that he or she intends to resign from the QLT Board of Directors upon his or her replacement being named by the Sarissa Group, approved by QLT and appointed to the QLT Board of Directors, at all times prior to the expiration of his or her term as a director, QLT shall cause to be added as a member of the QLT Board of Directors a replacement (an “Designee Replacement”) who is (i) selected by the Sarissa Group and (ii) is reasonably acceptable to the QLT Board of Directors.  If the proposed Designee Replacement is not approved by the QLT Board of Directors, the Sarissa Group shall have the right to submit another proposed Designee Replacement to QLT for its reasonable approval which approval, the QLT Board of Directors will promptly grant or withhold.  The Sarissa Group shall have the right to continue submitting the name of a proposed Designee Replacement to the Company for its reasonable approval (which approval, the QLT Board of Directors will promptly grant or withhold) until the Company approves such Designee Replacement to serve as a director, at which time such person is appointed as the Designee Replacement. For the avoidance of doubt, the Parties hereby confirm that each of Dr. Alexander Denner and Dr. Richard Mulligan is deemed acceptable to the QLT Board of Directors for purposes of this Section 5.12.  For the avoidance of doubt, any such Designee Replacement who becomes a member of the QLT Board of Directors in replacement of the Additional Designee shall be deemed to be the Additional Designee for all purposes under this Agreement.  If the members of the Sarissa Group (together with their Affiliates) cease collectively to beneficially own an aggregate Net Long Position in at least 1,200,000 QLT Shares (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like) (the “Ownership Requirement”), then any director designated by the Sarissa Group under this Section 5.12(b) shall promptly tender his or her resignation from the QLT Board of Directors and any committee of the QLT Board of Directors on which he or she is a member and neither QLT nor the Sarissa Group shall have any further obligations under this Agreement.  In furtherance of the foregoing, such director designated by the Sarissa Group shall, prior to his or her appointment to the QLT Board of Directors, execute an irrevocable resignation as director in the form reasonably acceptable to QLT.  A member of the Sarissa Group shall inform QLT promptly following any time that the Sarissa Group (together with their Affiliates) ceases to satisfy the Ownership Requirement.

(c)                                  Each of Broadfin and the Sarissa Group are hereby made express third party beneficiaries of the terms set forth in this Section 5.12 as they apply to the rights and obligations of Broadfin and the Sarissa Group hereunder, respectively, with the full right to enforce those terms and conditions set forth in this Section 5.12 in the same manner as if it were a party to this Agreement for such purposes set forth herein.  Without limiting the foregoing, the parties acknowledge and agree that, notwithstanding anything contained in this Agreement to the contrary, to the extent it relates to the rights and obligations solely of Broadfin and the Sarissa Group this Section 5.12 may not be amended, modified or waived without the prior written consent of Broadfin and the Sarissa Group, respectively.  The terms set forth in Sections 9.6, 9.13 and other applicable sections of Article IX of this

Agreement shall apply to the terms set forth in this Section 5.12, mutatis mutandis, and that, in furtherance thereof, each of Broadfin and the Sarissa Group shall have the right to enforce such sections (and is a third party beneficiary thereof) to the extent relating to the enforcement of the rights thereof pursuant to Section 9.13 which shall be deemed to allow each of Broadfin and the Sarissa Group to specifically enforce the terms of this Section 5.12.

(d)                                 For the avoidance of doubt, Broadfin and the Sarissa Group each have the right to irrevocably waive their respective rights under this Section 5.12 in their sole discretion at any time by notice in writing to QLT.

5.13                        QLT Name

Prior to the Effective Time, QLT shall take all actions that are required to change the name of QLT to the name set forth on Section 5.12 of the Aegerion Disclosure Schedule at or immediately prior to the Effective Time.

5.14                        Restructuring Plan

QLT and Aegerion agree to cooperate in good faith to develop a mutually acceptable plan to address the expenses and cost structures of the combined company, which plan will be delivered to the QLT Board of Directors as soon as reasonably practicable following the Closing Date.

5.15                        Warrants.

Prior to the Closing, QLT will enter into the Warrant Agreement and shall use reasonable best efforts to distribute the warrants issuable under the Warrant Agreement (the “Warrants”) to the QLT Shareholders in accordance with the terms and conditions of the Warrant Agreement.

5.16                        Investment Agreement.

QLT shall not without the prior written consent of Aegerion: (a) increase the number of QLT Shares (or other QLT securities) to be issued pursuant to the Investment Agreement (or any other subscription or investment agreement approved by Aegerion) if such increase would result in the proceeds to QLT under such agreements (including the Investment Agreement) exceeding $30,000,000 in the aggregate, (b) amend the price per share to be paid to acquire such QLT Shares (or other QLT securities) or (c) except to include alternative subscribers in the event of any refusal by an investor to perform its obligations or to increase the aggregate amount of QLT Shares (or other QLT securities) to be issued and sold under the Investment Agreement in accordance with clause (a) above, amend the Investment Agreement in any other material respect.  For the avoidance of doubt, the failure of an investor to perform its obligations under the Investment Agreement shall not be considered an amendment of the Investment Agreement but shall be subject to the mutual conditions set out in Section 8.1(i).

ARTICLE VI

ACQUISITION PROPOSALS

6.1                               QLT Non-Solicitation

(a)                                 Subject to Section 6.2, until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 7.1, QLT shall not, and QLT shall cause the QLT Subsidiaries and each of its and their respective Representatives not to, directly or indirectly through any other Person:

(i)            initiate, solicit, facilitate or knowingly encourage (including by way of furnishing or affording access to information), or take any other action that intentionally promotes, directly or indirectly, or may reasonably cause, any inquiries or the making of any proposal or offer with respect to a QLT Acquisition Proposal;

(ii)           participate or engage in any discussions or negotiations regarding, or otherwise cooperate in any way with, or assist or participate in, knowingly encourage or otherwise facilitate, any effort or attempt by any other Person (other than Aegerion and its Affiliates) to make or complete a QLT Acquisition Proposal;

(iii)          effect any QLT Change of Recommendation (other than in accordance with Section 6.2); or

(iv)          accept or enter into, or publicly propose to accept or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking constituting or related to, or that would reasonably be expected to lead to, any QLT Acquisition Proposal (a “QLT Acquisition Agreement”).

(b)                                 QLT shall, and shall cause its Subsidiaries and each of its and their respective Representatives to, immediately upon execution of this Agreement, cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than Aegerion and its Affiliates) conducted heretofore by QLT or its Subsidiaries, or any of its or their respective Representatives, with respect to any QLT Acquisition Proposal or which could reasonably be expected to lead to a QLT Acquisition Proposal and, in connection therewith, QLT will immediately discontinue access by any Person (other than Aegerion, its Affiliates and its Representatives) to any data room (virtual or otherwise) established by QLT or its Representatives for such purpose.  QLT agrees not to release any third party (other than Aegerion and its Affiliates) from any “standstill” agreement to which it is a party (it being acknowledged and agreed that (A) the automatic termination of any “standstill” or similar provisions of any agreement as the result of the entering into and announcement of this Agreement pursuant to the express terms of any such agreement shall not itself be a violation of this Section 6.1(b); and (B) the foregoing shall not prevent the QLT Board of Directors from considering a QLT Acquisition Proposal and accepting a QLT Superior Proposal that might be made by any such Person if the remaining provisions of this Section 6.1 have been complied with).  Immediately following the execution of this Agreement, QLT will terminate all access by third parties (other than QLT’s Representatives) to the QLT Data Room and within two (2) Business Days from the date hereof, QLT shall request the return or destruction of all confidential non-public information provided to any third parties who have entered into a confidentiality agreement with QLT since October 1, 2015 relating to any potential QLT Acquisition Proposal and shall use commercially reasonable efforts to ensure that such requests are honored in accordance with the terms of such confidentiality agreements.

(c)                                  QLT shall promptly (and in any event within 24 hours of receipt) notify Aegerion, at first orally and then in writing, of any proposal, inquiry, offer or request relating to or constituting a QLT Acquisition Proposal, or which could reasonably be expected to lead to a QLT Acquisition Proposal, in each case, received on or after the date hereof, of which QLT, any of its Subsidiaries or any of their respective Representatives is or becomes aware, or any request received by QLT or any of its Subsidiaries or any of their respective Representatives for non-public information relating to QLT or any of its Subsidiaries in connection with a potential or actual QLT Acquisition Proposal or for access to the properties, books and records or a list of securityholders of QLT or any of its Subsidiaries in connection with a potential or actual QLT Acquisition Proposal.  Such notice shall include the identity of the Person making such QLT Acquisition Proposal or proposal, inquiry, offer or request and a description of the material terms and conditions of such QLT Acquisition Proposal or proposal, inquiry, offer or request, including a copy of any written material submitted to QLT, any QLT Subsidiary or their Representatives.  QLT will keep Aegerion promptly and fully informed of the status, including any change to the material terms and conditions, of any such QLT Acquisition Proposal, proposal, inquiry, offer or request.

(d)                                 Following receipt by QLT of any proposal, inquiry, offer or request (or any amendment thereto) that is not a QLT Acquisition Proposal but which QLT reasonably believes could lead to a QLT Acquisition Proposal, QLT may respond to the proponent to advise it that QLT can only enter into discussions or negotiations with a party in accordance with this Agreement.

(e)                                  Notwithstanding Section 6.1(a) or any other provision of this Agreement to the contrary, if after the date hereof and before the QLT Meeting, QLT or any of its Subsidiaries, or any of its or their respective Representatives, receives a written QLT Acquisition Proposal (including, an amendment, change or modification to a QLT Acquisition Proposal made prior to the date hereof) that did not result from a breach of this Section 6.1, QLT and its Representatives may:

(i)                                     contact the Person making such QLT Acquisition Proposal and its Representatives solely for the purpose of clarifying the terms and conditions of such QLT Acquisition Proposal and the likelihood of its consummation so as to determine whether such QLT Acquisition Proposal is, or could reasonably be expected to lead to, a QLT Superior Proposal; and

(ii)                                  if the QLT Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such QLT Acquisition Proposal is, or could reasonably be expected to lead to, a QLT Superior Proposal and, after consultation with outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Law:

(A)                               furnish information with respect to QLT and its Subsidiaries to the Person making such QLT Acquisition Proposal and its Representatives, provided that (i) QLT first enters into a confidentiality agreement with such Person that is no less favorable (including with respect to any “standstill” and similar provisions) to QLT than the Non-Disclosure Agreement, and sends a copy of such agreement to Aegerion promptly following its execution and (ii) QLT contemporaneously provides to Aegerion any non-public information concerning QLT and its Subsidiaries that is provided to such Person which was not previously provided to Aegerion or its Representatives; and

(B)                               engage in discussions and negotiations with respect to a QLT Acquisition Proposal with the Person making such QLT Acquisition Proposal and its Representatives.

6.2                               Aegerion Right to Match

(a)                                 Notwithstanding Section 6.1(a) or any other provision of this Agreement to the contrary, QLT may, at any time after the date of this Agreement and prior to the QLT Meeting, (x) accept, approve or enter into any agreement, understanding or arrangement in respect of a QLT Acquisition Proposal (with the exception of a confidentiality agreement described in Section 6.1(e)(ii)(A), the execution of which shall not be subject to the conditions of this Section 6.2(a) and shall be governed by Section 6.1(e)) or (y) effect a QLT Change of Recommendation with respect to any QLT Acquisition Proposal, if and only if:

(i)                                     such QLT Acquisition Proposal did not result from a breach of Section 6.1 and QLT has complied with the other terms of this Section 6.2;

(ii)                                  the QLT Board of Directors has determined in good faith, after consultation with outside legal counsel and financial advisors, that such

QLT Acquisition Proposal constitutes a QLT Superior Proposal and, after consultation with outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with its fiduciary duties to the QLT Shareholders under applicable Laws;

(iii)                               QLT has (A) delivered a QLT Superior Proposal Notice to Aegerion and (B) provided Aegerion with a copy of the document(s) containing such QLT Acquisition Proposal;

(iv)                              a period of at least five (5) full Business Days (such five (5) Business Day period, the “Right to Match Period”) shall have elapsed from the later of the date on which Aegerion received the QLT Superior Proposal Notice and the date on which Aegerion received a copy of the documents referred to in clause (B) of Section 6.2(a)(iii), it being understood that the Right to Match Period shall expire at 5:00 p.m. (Vancouver time) at the end of the fifth (5th) full Business Day following such later date; provided, that the Right to Match Period shall be subject to Section 6.2(e);

(v)                                 if Aegerion has offered to amend the terms of this Agreement and the Merger during the Right to Match Period pursuant to Section 6.2(b), the QLT Board of Directors has determined in good faith, after consultation with outside legal counsel and financial advisors, that such QLT Acquisition Proposal continues to be a QLT Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period and, after consultation with outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Laws; and

(vi)                              with respect to clause (x) of above, QLT has previously or concurrently will have terminated this Agreement pursuant to Section 7.1(d)(ii) and paid the Termination Fee pursuant to Section 7.2.

(b)                                 Other than in connection with a QLT Acquisition Proposal (which shall be subject to Section 6.2(a)), QLT may, at any time after the date of this Agreement and prior to the QLT Meeting, effect a QLT Change of Recommendation with respect to any QLT Intervening Event, if and only if:

(i)                                     QLT has complied with the other terms of this Section 6.2;

(ii)                                  the QLT Board of Directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the QLT Shareholders under applicable Laws;

(iii)                               QLT has (A) delivered a QLT Intervening Event Notice to Aegerion;

(iv)                              the Right to Match Period shall have elapsed from the date on which Aegerion received the QLT Intervening Event Notice, it being understood that the Right to Match Period shall expire at 5:00 p.m. (Vancouver time) at the end of the fifth (5th) full Business Day following such later date; provided, that the Right to Match Period shall be subject to Section 6.2(e);

(v)                                 if Aegerion has offered to amend the terms of this Agreement and the Merger during the Right to Match Period pursuant to Section 6.2(c), the QLT Board of Directors has determined in good faith, after consultation with outside legal counsel, that when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period, that the failure to effect a QLT Change of Recommendation remains reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Laws.

(c)                                  During the Right to Match Period, Aegerion will have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Transaction.  QLT agrees that, if requested by Aegerion, it will negotiate with Aegerion in good faith to make such amendments to the terms of this Agreement and the Transaction as would enable it to proceed with the Transaction on such amended terms.  The QLT Board of Directors will review in good faith, in consultation with financial advisors and outside legal counsel, any such offer made by Aegerion to amend the terms of this Agreement and the Transaction in order to determine whether such offer to amend the terms of this Agreement and the Transaction would, if accepted, result in either (i) the applicable QLT Acquisition Proposal ceasing to be a QLT Superior Proposal or (ii) the QLT Board of Directors not being permitted to effect a QLT Change of Recommendation in accordance with Section 6.2(b), in each case when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period.  If the QLT Board of Directors so determines, QLT will promptly advise Aegerion of its determination and will promptly thereafter accept the offer by Aegerion to amend the terms of this Agreement and the Transaction, and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing.  If the QLT Board of Directors determines, in good faith and after consultation with financial advisors and outside legal counsel, that the applicable QLT Acquisition Proposal remains a QLT Superior Proposal and therefore rejects Aegerion’s amended proposal, QLT may terminate this Agreement pursuant to Section 7.1(d)(ii); provided, however, that QLT must concurrently therewith pay to Aegerion the Termination Fee, if any, payable to Aegerion under Section 7.2 and must prior to or concurrently with such termination enter into a binding agreement, understanding or arrangement with respect to such QLT Acquisition Proposal. If the QLT Board of Directors determines, in good faith and after consultation with outside legal counsel, that the failure to effect a QLT Change of Recommendation as a result of the QLT Intervening Event remains reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Laws and therefore rejects Aegerion’s amended proposal, QLT may effect a QLT Change of Recommendation and Aegerion may terminate this Agreement pursuant to Section 7.1(c)(i) in which case QLT must pay to Aegerion the Termination Fee, if any, payable to Aegerion under Section 7.2.

(d)                                 The QLT Board of Directors shall reaffirm the QLT Recommendation by news release as soon as reasonably practicable after (i) the QLT Board of Directors determines that a QLT Acquisition Proposal which has been publicly announced or made is not a QLT Superior Proposal; or (ii) the QLT Board of Directors determines that a QLT Acquisition Proposal which previously constituted a QLT Superior Proposal would cease to be a QLT Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period.  Aegerion shall be given a reasonable opportunity to review and comment on the form and content of any such news release.  Such news release shall state that the QLT Board of Directors has determined that the applicable QLT Acquisition Proposal is not a QLT Superior Proposal.

(e)                                  Each successive amendment, change or modification to any QLT Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the QLT Shareholders or other amendment, change or modification to any other material terms and conditions thereof or any material change to the facts and circumstances relating to the QLT Intervening Event shall constitute a new QLT Acquisition Proposal or QLT Intervening Event, as applicable, for the purposes of this Section 6.2 and shall require the delivery of a new QLT Superior Proposal Notice or QLT Intervening Event Notice, as applicable and result in the commencement of a new Right to Match Period from the date specified in Section 6.2(a)(iv) with respect to such new QLT Acquisition Proposal or the date specified in Section 6.2(b)(iv)with respect to such new QLT Intervening Event; provided that each such new Right to Match Period will be three (3) Business Days in length.

(f)                                   If QLT provides Aegerion with a QLT Superior Proposal Notice or QLT Intervening Event Notice on a date that is less than five (5) Business Days prior to the QLT Meeting, QLT shall adjourn the QLT Meeting to a date that is not later than the tenth (10th) Business Day following the first day of the Right to Match Period.

(g)                                  Nothing contained in this Section 6.2 shall prohibit the QLT Board of Directors from:

(i)                                     responding through a directors’ circular or otherwise as required by applicable Laws to a QLT Acquisition Proposal that it determines is not a QLT Superior Proposal, provided that QLT shall provide Aegerion and its outside legal counsel with a reasonable opportunity to review the form and content of such circular or other disclosure and provided that such circular or other disclosure recommends that the QLT Shareholders reject such QLT Acquisition Proposal; or

(ii)                                  calling and/or holding a meeting of the QLT Shareholders requisitioned by the QLT Shareholders in accordance with the BC Act or taking any other action with respect to a QLT Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with applicable Laws and provided that any information circular or other document required in connection with such meeting recommends that the QLT Shareholders vote against any proposed resolution in favor of or necessary to complete such QLT Acquisition Proposal.

(h)                                 QLT shall ensure that each of the QLT Subsidiaries, and each of its and their respective Representatives, is aware of the provisions of Section 6.1 and this Section 6.2 and QLT shall be responsible for any breach of Section 6.1 or this Section 6.2 by such Persons.

6.3                               Aegerion Non-Solicitation

(a)                                 Subject to Section 6.4, until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 7.1, Aegerion shall not, and Aegerion shall cause the Aegerion Subsidiaries and each of its and their respective Representatives not to, directly or indirectly through any other Person:

(i)            initiate, solicit, facilitate or knowingly encourage (including by way of furnishing or affording access to information), or take any other action that intentionally promotes, directly or indirectly, or may reasonably cause, any inquiries or the making of any proposal or offer with respect to an Aegerion Acquisition Proposal or potential Aegerion Acquisition Proposal;

(ii)           participate or engage in any discussions or negotiations regarding, or otherwise cooperate in any way with, or assist or participate in, knowingly encourage or otherwise facilitate, any effort or attempt by any other Person (other than QLT and its Affiliates) to make or complete an Aegerion Acquisition Proposal;

(iii)          effect any Aegerion Change of Recommendation (other than in accordance with Section 6.4); or

(iv)          accept or enter into, or publicly propose to accept or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking constituting or related to, or that would reasonably be expected to lead to, any Aegerion Acquisition Proposal (an “Aegerion Acquisition Agreement”).

(b)                                 Aegerion shall, and shall cause its Subsidiaries and each of its and their respective Representatives to, immediately upon execution of this Agreement cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than QLT and its Affiliates) conducted heretofore by Aegerion or the Aegerion Subsidiaries, or any of its or their respective Representatives, with respect to any Aegerion Acquisition Proposal or which could reasonably be expected to lead to an Aegerion Acquisition Proposal and, in connection therewith, Aegerion will immediately discontinue access by any Person (other than Aegerion and its Affiliates) to any data room (virtual or otherwise) established by Aegerion or its Representatives for such purpose.  Aegerion agrees not to release any third party (other than QLT and its Affiliates) from any “standstill” agreement to which it is a party (it being acknowledged and agreed that (A) the automatic termination of any “standstill” or similar provisions of any agreement as the result of the entering into and announcement of this Agreement pursuant to the express terms of any such agreement shall not itself be a violation of this Section 6.3(b); and (B) the foregoing shall not prevent the Aegerion Board of Directors from considering an Aegerion Acquisition Proposal and accepting an Aegerion Superior Proposal that might be made by any such Person if the remaining provisions of this Section 6.3 have been complied with).  Immediately following the execution of this Agreement, Aegerion will terminate all access by third parties (other than Aegerion’s Representatives) to the Aegerion Data Room and within two (2) Business Days from the date hereof, Aegerion shall request the return or destruction of all confidential non-public information provided to any third parties who have entered into a confidentiality agreement with Aegerion since October 1, 2015 relating to any potential Aegerion Acquisition Proposal and shall use commercially reasonable efforts to ensure that such requests are honored in accordance with the terms of such confidentiality agreements.

(c)                                  Other than in connection with an Aegerion Acquisition Proposal (which shall be subject to Section 6.4(a)), Aegerion may, at any time after the date of this Agreement and prior to the Aegerion Meeting, effect an Aegerion Change of Recommendation with respect to any Aegerion Intervening Event, if and only if:

(i)            Aegerion has complied with the other terms of this Section 6.3;

(ii)           the Aegerion Board of Directors has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the Aegerion Stockholders under applicable Laws;

(iii)          Aegerion has delivered an Aegerion Intervening Event Notice to QLT;

(iv)          the Right to Match Period shall have elapsed from the date on which QLT received the Aegerion Intervening Event Notice, it being understood that the Right to Match Period shall expire at 5:00 p.m. (Vancouver time) at the end of the fifth (5th) full Business Day following such later date; provided, that the Right to Match Period shall be subject to Section 6.4(e);

(v)           if QLT has offered to amend the terms of this Agreement and the Merger during the Right to Match Period pursuant to Section 6.4(c), the Aegerion Board of Directors has determined in good faith, after consultation with its outside legal counsel, that when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period, that the failure to effect an Aegerion Change of Recommendation remains reasonably likely to be inconsistent with the fiduciary duties of the Aegerion Board of Directors under applicable Laws.

(d)                                 Aegerion shall promptly (and in any event within 24 hours of receipt) notify QLT, at first orally and then in writing, of any proposal, inquiry, offer or request relating to or constituting an Aegerion Acquisition Proposal, or which could reasonably be expected to lead to an Aegerion Acquisition Proposal, in each case, received on or after the date hereof, of which Aegerion, any of its Subsidiaries or any of their respective Representatives is or becomes aware, or any request received by Aegerion or any of its Subsidiaries or any of their respective Representatives for non-public information relating to Aegerion or any of its Subsidiaries in connection with a potential or actual Aegerion Acquisition Proposal or for access to the properties, books and records or a list of securityholders of Aegerion or any of its Subsidiaries in connection with a potential or actual Aegerion Acquisition Proposal.  Such notice shall include the identity of the Person making such Aegerion Acquisition Proposal or proposal, inquiry, offer or request and a description of the material terms and conditions of such Aegerion Acquisition Proposal or proposal, inquiry, offer or request, including a copy of any written material submitted to Aegerion, any Aegerion Subsidiary or their Representatives.  Aegerion will keep Aegerion promptly and fully informed of the status, including any change to the material terms and conditions, of any such Aegerion Acquisition Proposal, proposal, inquiry, offer or request.

(e)                                  Following receipt by Aegerion of any proposal, inquiry, offer or request (or any amendment thereto) that is not an Aegerion Acquisition Proposal but which Aegerion reasonably believes could lead to an Aegerion Acquisition Proposal, Aegerion may respond to the proponent to advise it that Aegerion can only enter into discussions or negotiations with a party in accordance with this Agreement.

(f)                                   Notwithstanding Section 6.3(a) or any other provision of this Agreement to the contrary, if after the date hereof and before the Aegerion Meeting, Aegerion or any of its Subsidiaries, or any of its or their respective Representatives, receives a written Aegerion Acquisition Proposal (including, an amendment, change or modification to an Aegerion Acquisition Proposal made prior to the date hereof) that did not result from a breach of this Section 6.3, Aegerion and its Representatives may:

(i)                                     contact the Person making such Aegerion Acquisition Proposal and its Representatives solely for the purpose of clarifying the terms and conditions of such Aegerion Acquisition Proposal and the likelihood of its consummation so as to determine whether such Aegerion Acquisition Proposal is, or could reasonably be expected to lead to, an Aegerion Superior Proposal; and

(ii)                                  if the Aegerion Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Aegerion Acquisition Proposal is, or could reasonably be expected to lead to, an Aegerion Superior Proposal and, after consultation with its outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with the fiduciary duties of the Aegerion Board of Directors under applicable Law:

(A)                               furnish information with respect to Aegerion and its Subsidiaries to the Person making such Aegerion Acquisition Proposal and its Representatives, provided that (i) Aegerion first enters into a confidentiality agreement with such Person that is no less favorable (including with respect to any “standstill” and similar provisions) to Aegerion than the Non-Disclosure Agreement, and sends a copy of such agreement to QLT promptly following its execution and (ii) Aegerion contemporaneously provides to QLT any non-public information concerning Aegerion and its Subsidiaries that is provided to such Person which was not previously provided to QLT or its Representatives; and

(B)                               engage in discussions and negotiations with respect to an Aegerion Acquisition Proposal with the Person making such Aegerion Acquisition Proposal and its Representatives.

6.4                               QLT Right to Match

(a)                                 Notwithstanding Section 6.3(a) or any other provision of this Agreement to the contrary, Aegerion may, at any time after the date of this Agreement and prior to the Aegerion Meeting, (x) accept, approve or enter into any agreement, understanding or arrangement in respect of an Aegerion Acquisition Proposal (with the exception of a confidentiality agreement described in Section 6.3(f)(ii)(A), the execution of which shall not be subject to the conditions of this Section 6.4(a) and shall be governed by Section 6.3(f) or (y) effect an Aegerion Change of Recommendation with respect to any Aegerion Acquisition Proposal, if and only if:

(i)                                     such Aegerion Acquisition Proposal did not result from a breach of Section 6.3 and Aegerion has complied with the other terms of this Section 6.4;

(ii)                                  the Aegerion Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such

Aegerion Acquisition Proposal constitutes an Aegerion Superior Proposal and, after consultation with its outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with its fiduciary duties to the Aegerion Stockholders under applicable Laws;

(iii)                               Aegerion has (A) delivered an Aegerion Superior Proposal Notice to QLT and (B) provided QLT with a copy of the document(s) containing such Aegerion Acquisition Proposal;

(iv)                              the Right to Match Period shall have elapsed from the later of the date on which QLT received the Aegerion Superior Proposal Notice and the date on which QLT received a copy of the documents referred to in clause (B) of Section 6.4(a)(iii), it being understood that the Right to Match Period shall expire at 5:00 p.m. (Vancouver time) at the end of the fifth (5th) full Business Day following such later date; provided, that the Right to Match Period shall be subject to Section 6.4(e);

(v)                                 if QLT has offered to amend the terms of this Agreement and the Merger during the Right to Match Period pursuant to Section 6.4(b), the Aegerion Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Aegerion Acquisition Proposal continues to be an Aegerion Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period and, after consultation with its outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with the fiduciary duties of the Aegerion Board of Directors under applicable Laws; and

(vi)                              with respect to clause (x) above, Aegerion has previously or concurrently will have terminated this Agreement pursuant to Section 7.1(c)(ii) and paid the Termination Fee pursuant to Section 7.2.

(b)                                 Other than in connection with a Aegerion Acquisition Proposal (which shall be subject to Section 6.4(a)), Aegerion may, at any time after the date of this Agreement and prior to the Aegerion Meeting, effect an Aegerion Change of Recommendation with respect to any Aegerion Intervening Event, if and only if:

(i)                                     Aegerion has complied with the other terms of this Section 6.4;

(ii)                                  the Aegerion Board of Directors has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the Aegerion Stockholders under applicable Laws;

(iii)                               Aegerion has delivered an Aegerion Intervening Event Notice to Aegerion;

(iv)                              the Right to Match Period shall have elapsed from the date on which QLT received the Aegerion Intervening Event Notice, it being understood that the Right to Match Period shall expire at 5:00 p.m. (Vancouver time) at the end of the fifth (5th) full Business Day following such later date; provided, that the Right to Match Period shall be subject to Section 6.4(e);

(v)                                 if QLT has offered to amend the terms of this Agreement and the Merger during the Right to Match Period pursuant to Section 6.4(c), the Aegerion Board of Directors has determined in good faith, after consultation with its outside legal counsel, that when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period, that the failure to effect an Aegerion Change of Recommendation remains reasonably likely to be inconsistent with the fiduciary duties of the Aegerion Board of Directors under applicable Laws.

(c)                                  During the Right to Match Period, QLT will have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Transaction.  Aegerion agrees that, if requested by QLT, it will negotiate with QLT in good faith to make such amendments to the terms of this Agreement and the Transaction as would enable it to proceed with the Transaction on such amended terms.  The Aegerion Board of Directors will review in good faith any such offer made by QLT to amend the terms of this Agreement and the Transaction in order to determine, in consultation with financial advisors and outside legal counsel, whether such offer to amend the terms of this Agreement and the Transaction would, if accepted, result in either (i) the applicable Aegerion Acquisition Proposal ceasing to be an Aegerion Superior Proposal or (ii) the Aegerion Board of Directors not being permitted to effect an Aegerion Change of Recommendation in accordance with Section 6.4(b), in each case when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period.  If the Aegerion Board of Directors so determines, Aegerion will promptly advise QLT of its determination and will promptly thereafter accept the offer by QLT to amend the terms of this Agreement and the Transaction, and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing.  If the Aegerion Board of Directors determines, in good faith and after consultation with financial advisors and outside legal counsel, that the applicable Aegerion Acquisition Proposal remains an Aegerion Superior Proposal and therefore rejects QLT’s amended proposal, Aegerion may terminate this Agreement pursuant to Section 7.1(c)(ii); provided, however, that Aegerion must concurrently therewith pay to QLT the Termination Fee, if any, payable to QLT under Section 7.2 and must prior to or concurrently with such termination enter into a binding agreement, understanding or arrangement with respect to such Aegerion Acquisition Proposal.  If the Aegerion Board of Directors determines, in good faith and after consultation with outside legal counsel, that the failure to effect an Aegerion Change of Recommendation as a result of the Aegerion Intervening Event remains reasonably likely to be inconsistent with the fiduciary duties of the

Aegerion Board of Directors under applicable Laws and therefore rejects QLT’s amended proposal, Aegerion may effect an Aegerion Change of Recommendation and QLT may terminate this Agreement pursuant to Section 7.1(d)(i) in which case Aegerion must pay to QLT the Termination Fee, if any, payable to QLT under Section 7.2.

(d)           The Aegerion Board of Directors shall reaffirm the Aegerion Recommendation by news release as soon as reasonably practicable after (i) the Aegerion Board of Directors determines that an Aegerion Acquisition Proposal which has been publicly announced or made is not an Aegerion Superior Proposal; or (ii) the Aegerion Board of Directors determines that an Aegerion Acquisition Proposal which previously constituted an Aegerion Superior Proposal would cease to be an Aegerion Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period.  QLT shall be given a reasonable opportunity to review and comment on the form and content of any such news release.  Such news release shall state that the Aegerion Board of Directors has determined that the applicable Aegerion Acquisition Proposal is not an Aegerion Superior Proposal.

(e)                                  Each successive amendment, change or modification to any Aegerion Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Aegerion Stockholders or other amendment, change or modification to any other material terms and conditions thereof or any material change to the facts and circumstances relating to the Aegerion Intervening Event shall constitute a new Aegerion Acquisition Proposal or Aegerion Intervening Event, as applicable, for the purposes of this Section 6.4 and shall require the delivery of a new Aegerion Superior Proposal Notice or new Aegerion Intervening Event Notice, as applicable, and result in the commencement of a new Right to Match Period from the date specified in Section 6.4(a)(iv) with respect to such new Aegerion Acquisition Proposal or the date specified in Section 6.4(b)(iv) with respect to such new Aegerion Intervening Event, provided that each such new Right to Match Period will be three (3) Business Days in length.

(f)                                   If Aegerion provides QLT with an Aegerion Superior Proposal Notice or an Aegerion Intervening Event Notice on a date that is less than five (5) Business Days prior to the Aegerion Meeting, Aegerion shall adjourn the Aegerion Meeting to a date that is not later than the tenth (10) Business Day following the first day of the Right to Match Period.

(g)                                  Nothing contained in this Section 6.4 shall prohibit the Aegerion Board of Directors from:

(i)                                     responding through a supplement to the proxy statement or otherwise as required by applicable Laws to an Aegerion Acquisition Proposal that it determines is not an Aegerion Superior Proposal, provided that Aegerion shall provide QLT and its outside legal counsel with a reasonable opportunity to review the form and content of such proxy statement or other disclosure and provided that such proxy statement or other disclosure recommends that the Aegerion Stockholders reject such Aegerion Acquisition Proposal; or

(ii)                                  calling and/or holding a meeting of the Aegerion Stockholders requisitioned by the Aegerion Stockholders in accordance with the DGCL or taking any other action with respect to an Aegerion Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with applicable Laws and provided that any proxy statement or other document required in connection with such meeting recommends that the Aegerion Stockholders vote against any proposed resolution in favor of or necessary to complete such Aegerion Acquisition Proposal.

(h)                                 Aegerion shall ensure that each of the Aegerion Subsidiaries, and each of its and their respective Representatives, is aware of the provisions of Section 6.3 and this Section 6.4 and Aegerion shall be responsible for any breach of Section 6.3 or this Section 6.4 by such Persons.

ARTICLE VII

TERMINATION

7.1                               Termination

(a)                                 This Agreement may be terminated at any time prior to the Closing by mutual written consent of QLT and Aegerion.

(b)                                 This Agreement may be terminated by either QLT or Aegerion at any time prior to the Closing:

(i)                                     if the Closing does not occur on or before the Outside Date, except that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a Party if the failure of that Party or any of its Affiliates to fulfill any of its obligations or the breach of any of its representations and warranties under this Agreement has been a principal cause of, or resulted in, the failure of the Closing to occur by the Outside Date;

(ii)                                if the QLT Shareholder Resolution is not adopted by the QLT Shareholders in accordance with applicable Laws at the QLT Meeting or any adjournment or postponement thereof;

(iii)                             if the Aegerion Stockholder Approval is not obtained in accordance with applicable Laws at the Aegerion Meeting or any adjournment or postponement thereof; or

(iv)                              there shall be passed any Law that makes consummation of the Transaction illegal or otherwise prohibited or if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such Order or other action is or shall have become final and non-appealable.

(c)                                  This Agreement may be terminated by Aegerion at any time prior to the Closing:

(i)                                     if QLT shall have effected a QLT Change of Recommendation;

(ii)                                  subject to Aegerion complying with the terms of Sections 6.3 and Section 6.4 and paying the Termination Fee to QLT in accordance with Section 7.2, to concurrently enter into an Aegerion Acquisition Agreement that constitutes an Aegerion Superior Proposal;

(iii)                             if QLT materially breaches any of the provisions of Section 6.1 or Section 6.2;

(iv)                              if QLT breaches any of its representations, warranties, covenants or agreements contained in this Agreement (other than as provided in Sections 7.1(c)(iii) above), which breach would cause any of the conditions set forth in Section 8.3 not to be satisfied and which breach is not cured within thirty (30) days following written notice of such breach or by its nature or timing cannot be cured within that time; or

(v)                                 if a Material Adverse Effect on QLT shall have occurred since the date of this Agreement.

(d)                                 This Agreement may be terminated by QLT at any time prior to the Closing:

(i)                                     if Aegerion shall have effected an Aegerion Change of Recommendation;

(ii)                                  subject to QLT complying with the terms of Section 6.1 and Section 6.2 and paying the Termination Fee in accordance with Section 7.2, to concurrently enter into a QLT Acquisition Agreement that constitutes a QLT Superior Proposal;

(iii)                               if Aegerion materially breaches any of the provisions of Section 6.3 or Section 6.4;

(iv)                              if Aegerion breaches any of its representations, warranties, covenants or agreements contained in this Agreement (other than as provided in Sections 7.1(d)(iii) above), which breach would cause any of the conditions set forth in Section 8.2 not to be satisfied and which breach is not cured within thirty (30) days following written notice of such breach or by its nature or timing cannot be cured within that time; or

(v)                                 if a Material Adverse Effect on Aegerion shall have occurred since the date of this Agreement.

7.2                               Termination Fee

(a)                                 If a QLT Termination Fee Event occurs, QLT shall pay to Aegerion the Termination Fee by wire transfer in immediately available funds to an account specified by Aegerion.  If an Aegerion Termination Fee Event occurs, Aegerion shall pay to QLT the Termination Fee, as proceeds of disposition of QLT’s rights under this Agreement, by wire transfer in immediately available funds to an account specified by QLT.  The Termination Fee shall be payable by QLT at the time specified in Section 7.2(b).  The Termination Fee shall be payable by Aegerion at the time specified in Section 7.2(c).

(b)                                 “QLT Termination Fee Event” means:

(i)                                     the termination of this Agreement by QLT pursuant to Section 7.1(d)(ii), in which case the Termination Fee shall be paid by QLT concurrent with the QLT Termination Fee Event;

(ii)                                  the termination of this Agreement by Aegerion pursuant to Section 7.1(c)(i), in which case the Termination Fee shall be paid by QLT within two (2) Business Days of the QLT Termination Fee Event; or

(iii)                               the termination of this Agreement by either QLT or Aegerion pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) or by Aegerion pursuant to Section 7.1(c)(iii), if, in any of the foregoing cases, (x) prior to such termination, a QLT Acquisition Proposal shall have been publicly announced or made to QLT or the QLT Shareholders and has not been publicly withdrawn prior to the QLT Meeting and (y) within twelve (12) months following such termination, QLT or one or more of the QLT Subsidiaries shall have consummated any transaction in respect of any QLT Acquisition Proposal (provided, that for purposes of this clause (iii), the references to “20%” in the definition of QLT Acquisition Proposal shall be deemed to be references to “50%”), in which case the Termination Fee shall be paid by QLT on the date of consummation of such transaction.

(c)                              “Aegerion Termination Fee Event” means:

(i)                                     the termination of this Agreement by Aegerion pursuant to Section 7.1(c)(ii), in which case the Termination Fee shall be paid by Aegerion concurrent with the Aegerion Termination Fee Event;

(ii)                                  the termination of this Agreement by QLT pursuant to Section 7.1(d)(i), in which case the Termination Fee shall be paid by Aegerion within two (2) Business Days of the Aegerion Termination Fee Event;

(iii)                               the termination of this Agreement by either QLT or Aegerion pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or by QLT pursuant to Section 7.1(d)(iii), if, in any of the foregoing cases, (x) prior to such termination, an Aegerion Acquisition Proposal shall have been made public or proposed publicly to Aegerion or Aegerion Stockholders and has not been publicly withdrawn prior to the Aegerion Meeting and (y) within twelve (12) months following such termination, Aegerion or one or more of the Aegerion Subsidiaries shall have consummated any transaction in respect of any Aegerion Acquisition Proposal (provided, that for purposes of this clause (iii), the references to “20%” in the definition of Aegerion Acquisition Proposal shall be deemed to be references to “50%”), in which case the Termination Fee shall be paid by Aegerion on the date of consummation of such transaction.

(d)                                 Each Party acknowledges that the payment amounts set out in this Section 7.2 are proceeds of disposition of the rights under the Agreement of the Party receiving such payment amount.  Each of QLT and Aegerion irrevocably waives any right that it may have to raise as a defense that any such proceeds are excessive or punitive.  The Parties agree that the payment of an amount pursuant to this Section 7.2 in the manner provided herein is the sole and exclusive remedy of QLT or Aegerion, as applicable, in respect of the event giving rise to such payment; provided, however, that nothing contained in this Section 7.2, and no payment of any such amount, shall relieve or have the effect of relieving a Party in any way from liability for damages incurred or suffered by the other Party as a result of an intentional or willful breach of this Agreement.

(e)                                  Notwithstanding any other provision in this Agreement, in no event shall either Party be required to pay the Termination Fee more than once.

7.3                               Effect of Termination Payment

For greater certainty, the Parties agree that the payment of the amount pursuant to Section 7.2 is the sole monetary remedy as a result of the occurrence of any of the events referred to in Section 7.2(b) or Section 7.2(c); provided that neither the termination of this Agreement nor anything contained in Section 7.2(b) or Section 7.2(c) shall relieve any Party from any liability for any intentional or willful breach by it of this Agreement.  Subject to the immediately preceding sentence, nothing in this Agreement shall preclude a Party from seeking damages in respect of losses incurred or suffered by such Party as a result of any breach of this Agreement by the other Party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Non-Disclosure Agreement or otherwise, or seeking specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1                               Mutual Conditions Precedent

The respective obligations of the Parties to complete the Merger are subject to the satisfaction, or mutual waiver by Aegerion and QLT, on or before the Closing Date, of each of the following conditions, each of which are for the mutual benefit of the Parties and which may be waived, in whole or in part, by Aegerion and QLT at any time:

(a)                                 the QLT Shareholder Approval shall have been obtained at the QLT Meeting in accordance with applicable Laws;

(b)                                 the Aegerion Stockholder Approval shall have been obtained at the Aegerion Meeting in accordance with applicable Laws;

(c)                                  the Form S-4 shall have been declared effective and no stop order suspending the effectiveness of the Form S-4 shall be in effect;

(d)                                 the QLT Shares (i) to be issued as Merger Consideration, (ii) issuable on exercise of Adjusted Options, (iii) issuable in respect of each Adjusted RSU, (iv) issued pursuant to the Investment Agreement and (v) issuable upon conversion of Aegerion Notes shall have been approved for listing on NASDAQ and TSX, subject only to official notice of issuance;

(e)                                  the Required Regulatory Approvals shall have been obtained or concluded and shall be in full force and effect and any waiting or suspensory periods related to the Required Regulatory Approvals shall have expired or been terminated, in each case, without the imposition of any Restraint;

(f)                                   no applicable Law or Order shall be and remain in effect which imposes, and no suit, action, claim, proceeding or investigation shall be pending or threatened by any Governmental Authority which seeks to impose, any material limitations on QLT’s ownership of Aegerion or any Subsidiary of Aegerion or any requirement that Aegerion, Intermediate Co. 1, Intermediate Co. 2, MergerCo or QLT or any of their respective Subsidiaries agree to or implement any Restraint;

(g)                                  (i) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any of the other transactions contemplated in this Agreement and (ii) no Governmental Authority shall have instituted any Proceeding (which remains outstanding at what would otherwise be the Closing Date) before any Governmental Authority of competent jurisdiction seeking to enjoin, restrain or otherwise prohibit consummation of the Transaction;

(h)                                 QLT shall have entered into the Aegerion Supplemental Indenture and such agreement shall remain in full force and effect; and

(i)                                     the equity sale by QLT contemplated by the Investment Agreement for a minimum aggregate subscription price of $17,500,000 shall have been consummated and the proceeds due to QLT in connection with such sale shall have been deposited in a bank account owned by QLT; provided, however, that in the event of any refusal by an investor to perform its obligations under the Investment Agreement which would result in the failure of this condition to be satisfied, QLT shall use its reasonable best efforts for a period of ten (10) Business Days immediately following receipt of notice of such refusal to secure commitments from alternative equity subscribers in satisfaction of this condition precedent.

8.2                               Additional Conditions Precedent to the Obligations of QLT

The obligation of QLT to complete the Merger shall be subject to the satisfaction, or waiver by QLT, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of QLT and which may be waived by QLT at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that QLT may have:

(a)                                 Aegerion shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Closing Date;

(b)                                 (i) the representations and warranties of Aegerion in Sections 3.2(a), 3.2(b), 3.2(e), 3.2(v) and 3.2(aa) shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, as if made on such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date); and (ii) the representations and warranties of Aegerion set forth in Section 3.2 (other than those referenced in clause (i) above) shall be true and correct (disregarding for this purpose all materiality or Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date), except for breaches of representations and warranties which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Aegerion;

(c)                                  since the date of this Agreement, no Material Adverse Effect with respect to Aegerion shall have occurred and be continuing, and there shall not have occurred any result, fact, change, effect, event, circumstance, occurrence or development that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Aegerion;

(d)                                 QLT shall have received a certificate of Aegerion signed by a senior officer of Aegerion for and on behalf of Aegerion and dated the Closing Date certifying that the conditions set out in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied; and

(e)                                  QLT shall have completed the distribution of the Warrants in accordance with the terms and conditions of the Warrant Agreement (the form of which shall not have been materially amended without the prior consent of Aegerion and no obligations of the parties to the Warrant Agreement shall have been waived without the prior consent of Aegerion); provided that QLT shall waive this condition precedent if the Warrant Agreement has been terminated in accordance with its terms prior to the Closing Date.  For the avoidance of doubt, the parties agree that any amendment to the number of QLT Shares for which the Warrants to be issued under the Warrant Agreement may be exercised and the definitions which relate to the determination of such number shall be deemed material and thus require the consent of Aegerion.

8.3                               Additional Conditions Precedent to the Obligations of Aegerion

The obligation of Aegerion to complete the Merger shall be subject to the satisfaction, or waiver by Aegerion, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of Aegerion and which may be waived by Aegerion at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Aegerion may have:

(a)                                 each of the QLT Parties shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Closing Date;

(b)                                 (i) the representations and warranties of the QLT Parties set forth in Sections 3.1(a), 3.1(b), 3.1(e), 3.1(v) and 3.1(aa) shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, as if made on such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date); and (ii) the representations and warranties of the QLT Parties set forth in Section 3.1 (other than those referenced in clause (i) above) shall be true and correct (disregarding for this purpose all materiality or Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date), except for breaches of representations and warranties which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to QLT;

(c)                                  since the date of this Agreement, no Material Adverse Effect with respect to QLT shall have occurred and be continuing, and there shall not have occurred any result, fact, change, effect, event, circumstance, occurrence or development that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to QLT; and

(d)                                 Aegerion shall have received a certificate of QLT signed by a senior officer of QLT for and on behalf of QLT and dated the Closing Date certifying that the conditions set out in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

8.4                               Notice and Cure Provisions

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Time, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(a)                                 cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate between the date hereof and the Effective Time such that the condition set forth in Section 8.2(b) or Section 8.3(b) would fail to be satisfied; or

(b)                                 result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party hereunder prior to the Effective Time such that the condition set forth in Section 8.2(a) or Section 8.3(a) would fail to be satisfied.

Subject as herein provided, a Party may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 8.1, 8.2 and 8.3 in favor of such Party, or exercise any termination right arising therefrom, if forthwith, and in any event prior to the Effective Time, such Party has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be.  If any such notice is delivered and the Party receiving such notice is proceeding diligently to cure such matter (if such matter is susceptible to being cured), the Party delivering such notice may not terminate this Agreement until the earlier of the Outside Date and the expiration of a period of thirty (30) days from such notice.  If such notice has been delivered prior to the date of the QLT Meeting or Aegerion Meeting, such meeting or meetings shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result of such matter.

8.5                               Satisfaction of Conditions

The conditions precedent set out in Sections 8.1, 8.2 and 8.3 shall be conclusively deemed to have been satisfied, waived or released when, with the approval of Aegerion and QLT, the Merger is completed.

ARTICLE IX

GENERAL

9.1                               Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by facsimile or electronic transmission, addressed to the recipient as follows:

(a)                                 if to Aegerion:

Aegerion Pharmaceuticals, Inc.
One Main Street, Suite 800
Cambridge, MA 02142
Attention:	Mary Szela, Chief Executive Officer
Ben Harshbarger, Acting General Counsel
Facsimile:	(617) 945-7968
E-mail:	Mary.Szela@aegerion.com
Ben.Harshbarger@aegerion.com

with a copy (which will not constitute notice) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston St.
Boston, MA 02199
Attention: Paul M. Kinsella
Facsimile: (617) 951-7050
E-mail: Paul.Kinsella@ropesgray.com

(b) if to QLT Inc.:

QLT Inc.
887 Great Northern Way, Suite 250
Vancouver, B.C. V5T 4T5
Canada
Attention:	Geoffrey Cox, Interim Chief Executive Officer
Dori Assaly, Senior Vice President, Legal
Facsimile:	(604) 707-7001
E-mail:	gfcox@qltinc.com
dassaly@qltinc.com

with a copy (which will not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Attention:                                         Raymond O. Gietz
Facsimile:                                         (212) 310-8340
E-mail:                                                        raymond.gietz@weil.com

or to such other street address, individual or electronic communication number or address as may be designated by written notice given by either Party to the other in any manner stated in this Section 9.1.  Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

9.2                               Expenses

Except as otherwise specified herein and except in respect of any filing fees associated with any filings made pursuant to Relevant Laws, which fees shall be split evenly between Aegerion and QLT, each Party will pay its respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses whatsoever and howsoever incurred, and will indemnify and save harmless the others from and against any claim for any broker’s, finder’s or placement fee or commission alleged to have been incurred as a result of any action by it in connection with the transactions hereunder.

9.3                               No Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

9.4                               Benefit of Agreement

Subject to Section 9.8, this Agreement will inure solely to the benefit of and be binding upon each Party hereto.

9.5                               Public Announcements

(a)                                 Aegerion and QLT shall each publicly announce the Transaction promptly following the execution of this Agreement, the text and timing of such announcements to be approved by the other Party in advance, acting reasonably.

(b)                                 No Party shall issue any press release or otherwise make any written public statement with respect to the Merger or this Agreement without the consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that any Party may, without the consent of the other, issue one or more press releases or make one or more other written public statements with respect to the Merger or this Agreement that do not contain any material fact or statement which has not been included in a prior press release or written public statement agreed by the Parties in accordance with this Section 9.5.

(c)                                  None of QLT, Intermediate Co. 1, Intermediate Co. 2 or MergerCo shall make any filing with any Governmental Authority with respect to the Transaction without prior consultation with Aegerion, and Aegerion shall not make any filing with any Governmental Authority with respect to the Transaction without prior consultation with QLT.

The provisions of Sections 9.5(b) and 9.5(c) shall be subject to each Party’s overriding obligation to make any disclosure or filing required under applicable Laws, and the Party making the disclosure shall use commercially reasonable efforts to give prior oral or written notice to the other Party and reasonable opportunity for the other Party to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing), and if such prior notice is not possible, to give notice immediately following the making of any such disclosure or filing; provided, however, that except as otherwise required pursuant to this Agreement (other than this Section 9.5), neither QLT nor Aegerion shall have any obligation to obtain the consent of or consult with the other Party prior to any press release, public statement, disclosure or filing with regard to any QLT Acquisition Proposal, Aegerion Acquisition Proposal, QLT Change of Recommendation or Aegerion Change of Recommendation.

9.6                               Governing Law; Attornment; Service of Process; Waiver of Jury

(a)                                 This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chancery Court or, if, but only if, the Chancery Court lacks subject matter jurisdiction, in any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 Each Party hereby agrees that any service of process, summons, notice or document by registered mail addressed to such Person at its address set forth in Section 9.1 shall be effective service of process for any suit, action or proceeding relating to any dispute arising out of this Agreement or the transactions contemplated by this Agreement.

(c)                                  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.7                               Entire Agreement

This Agreement, together with the Non-Disclosure Agreement, the QLT Voting Agreement(s), the Aegerion Voting Agreement(s), the agreement(s) set forth on Schedule 9.7 and any documents delivered hereunder, constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter thereof.

9.8                               Third Party Beneficiaries

Except as provided in Sections 5.1, 5.8 and 5.12, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

9.9                               Amendment

This Agreement may, at any time and from time to time but not later than the Closing, be amended by written agreement of the Parties hereto without, subject to applicable Laws, further notice to or authorization on the part of the QLT Shareholders or Aegerion Stockholders.

9.10                        Waiver and Modifications

Any Party may (a) waive, in whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to it hereunder or in any document to be delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Parties, (c) waive or consent to the modification of any of the covenants herein contained for its benefit or waive or consent to the modification of any of the obligations of the other Parties hereto or (d) waive the fulfillment of any condition to its own obligations contained herein.  No waiver or consent to the modifications of any of the provisions of this Agreement will be effective or binding unless made in writing and signed by the Party or Parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach or condition waived.  The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at Law or in equity or otherwise.  No single or partial exercise by a Party of any right or remedy precludes or otherwise affects any further exercise of such right or remedy or the exercise of any other right or remedy to which that Party may be entitled.  No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

9.11                        Severability

Upon any determination that any provision is illegal, invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

9.12                        Further Assurances

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, either before or after the Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

9.13                        Injunctive Relief

The Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at Law.  It is accordingly agreed that the Parties will be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived.

9.14                        No Recourse

Without limiting any other provision in this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the Parties hereto.

9.15                        Counterparts

This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by personal delivery, facsimile, electronic transmission or otherwise).

9.16                        Definitions

In this Agreement, unless otherwise defined or expressly stated herein or something in the subject matter or the context is clearly inconsistent therewith:

“1933 Securities Act” means the United States Securities Act of 1933, as amended.

“1934 Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Additional Designee” shall have the meaning ascribed to it in Section 5.12(b).

“Adjusted Option” shall have the meaning ascribed to it in Section 2.1(i)(ii).

“Adjusted Option Exchange Time” means the time immediately following the Effective Time.

“Adjusted RSU” shall have the meaning ascribed to it in Section 2.1(i)(iii).

“Adjusted RSU Exchange Time” means the time immediately following the Effective Time.

“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to section 102 of the Competition Act in respect of the Transaction.

“Aegerion” shall have the meaning ascribed to it in the Recitals.

“Aegerion 2010 Plan” means the Aegerion 2010 Stock Option and Incentive Plan.

“Aegerion Acquisition Agreement” shall have the meaning ascribed to it in Section 6.3(a)(iv).

“Aegerion Acquisition Proposal” means, at any time, whether or not in writing, any proposal or offer (including any modification or proposed modification thereto), with respect to:

(a)                                 the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any Aegerion Shares or other voting securities of Aegerion or any of its Subsidiaries representing 20% or more of the outstanding voting securities of Aegerion or such Subsidiary; or

(b)                                 the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any assets of Aegerion and/or one or more of its Subsidiaries (including equity interests of any Subsidiary of Aegerion) which assets individually or in the aggregate contribute 20% or more of the consolidated revenue or represent 20% or more of the total asset value of Aegerion and its Subsidiaries taken as a whole (in each case based on the consolidated financial statements of Aegerion most recently filed prior to such time as part of the

Aegerion Public Disclosure Record) (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect); or

(c)                                  a merger, amalgamation, recapitalization, reorganization, or other business combination (including by way of plan of arrangement) involving Aegerion or any of its Subsidiaries whether in a single transaction or a series of related transactions, in each case excluding the Transaction and excluding any transaction between only Aegerion and/or one or more of its Subsidiaries.

“Aegerion Board of Directors” means the board of directors of Aegerion.

“Aegerion Change of Recommendation” means any of the following:

(a)                                 the Aegerion Board of Directors fails to publicly make the Aegerion Recommendation or withholds, withdraws, modifies, changes or qualifies in a manner adverse to QLT its approval of this Agreement or the Aegerion Recommendation;

(b)                                 QLT requests in writing that the Aegerion Board of Directors publicly reaffirm the Aegerion Recommendation and/or publicly reject any Aegerion Acquisition Proposal and the Aegerion Board of Directors shall not have done so within five (5) Business Days following receipt of such request;

(c)                                  the Aegerion Board of Directors accepts, approves, endorses or recommends any Aegerion Acquisition Proposal;

(d)                                 Aegerion enters into an Aegerion Acquisition Agreement; or

(e)                                  Aegerion or the Aegerion Board of Directors publicly proposes or announces its intention to do any of the foregoing,

it being understood that publicly taking a neutral position or no position with respect to any Aegerion Acquisition Proposal until five (5) Business Days following the public announcement of such Aegerion Acquisition Proposal shall not be considered an Aegerion Change of Recommendation (it being further understood that after five (5) Business Days following the public announcement of such Aegerion Acquisition Proposal, continuing to take a neutral position or no position will be deemed to be an Aegerion Change of Recommendation); provided that all references to five (5) Business Days in this definition of Aegerion Change of Recommendation shall be changed to ten (10) Business Days in the event the applicable Aegerion Acquisition Proposal is a tender offer or exchange offer.

“Aegerion Data Room” means Aegerion’s electronic data room maintained by Aegerion as it existed at 11:59 p.m. (Vancouver time) as of the day immediately prior to the date hereof.

“Aegerion Debt Instruments” means (i) the Aegerion Notes and the Aegerion Indenture, and (ii) the Loan and Security Agreement, dated March 28, 2012, by and between Aegerion and Silicon Valley Bank.

“Aegerion Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been delivered by Aegerion to QLT concurrently with the execution of this Agreement.

“Aegerion Equity Awards” means each stock-based award (including any Aegerion Stock Option and Aegerion RSUs), granted under the Aegerion Equity Plans.

“Aegerion Equity Plans” means the 2006 Stock Option and Grant Plan, the Aegerion 2010 Plan and the Inducement Award Stock Option Plan of Aegerion, each as amended and/or restated.

“Aegerion Fairness Opinion” means the opinion of Aegerion’s financial advisor to the effect that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth therein, as of the date of such opinion, the Initial Exchange Ratio is fair, from a financial point of view, to the Aegerion Stockholders.

“Aegerion Financial Statements” means the audited consolidated financial statements of Aegerion as of and for the years ending December 31, 2015, 2014 and 2013, together with the notes thereto.

“Aegerion Hedging Arrangements” shall mean (i) the Base Issuer Warrant Transaction, by and between, dated August 11, 2014, by and between Aegerion and Jefferies International Limited, (ii) the Base Issuer Warrant Transaction, dated August 11, 2014, by and between Aegerion and JP Morgan Chase Bank, National Association, (iii) the Base Convertible Bond Hedge Transaction, dated August 11, 2014, by and between Aegerion and Jefferies International Limited, and (iv) the Base Convertible Bond Hedge Transaction, dated August 11, 2014, by and between Aegerion and JP Morgan Chase Bank, National Association (each an “Aegerion Hedging Arrangement” and together, the “Aegerion Hedging Arrangements”).

“Aegerion Indemnified Party” shall have the meaning ascribed to that term in Section 5.8(a).

“Aegerion Indenture” shall mean the Indenture, dated August 15, 2014, by and between Aegerion and The Bank of New York Mellon Trust Company, N.A., as amended, supplemented or modified from time to time in accordance with its terms.

“Aegerion Intervening Event” means a material event, change, effect, development or occurrence occurring or arising after the date of this Agreement that (i) was not known by nor was it foreseen by the Aegerion Board of Directors as of or prior to the date of this Agreement (or, if known, the consequences of which were not known to the Aegerion Board of Directors as of the date of this Agreement), which event, change, effect, development or occurrence becomes known to the Aegerion Board of Directors prior to the Aegerion Stockholder Approval and results in the standalone financial condition of Aegerion and its Subsidiaries taken as a whole, being more favorable to the Aegerion Stockholders than this Agreement and the Transaction, and

(ii) does not relate to or involve (A) an Aegerion Acquisition Proposal, or (B) any changes in the market price, or change in trading volume, of Aegerion Shares (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of Aegerion Intervening Event, be taken into account in determining whether an Aegerion Intervening Event has occurred).

“Aegerion Intervening Event Notice” means a written notice provided by Aegerion to QLT delivered promptly (and in any event, within 24 hours) after the determination by the Aegerion Board of Directors that an Aegerion Intervening Event exists and specifying the Aegerion Intervening Event in reasonable detail.

“Aegerion Material Contracts” means each Contract listed in Section 3.2(o)(i) of the Aegerion Disclosure Letter, including the Aegerion Debt Instruments.

“Aegerion Meeting” means the special meeting of Aegerion Stockholders, including any adjournment or postponement thereof to be called and held in accordance with this Agreement for the purpose of obtaining the Aegerion Stockholder Approval.

“Aegerion Notes” means the 2.00% Convertible Senior Notes due 2019 of Aegerion pursuant to the Aegerion Indenture.

“Aegerion Preferred Share” means a share of preferred stock, par value $0.001 per share, of Aegerion.

“Aegerion Product” shall have the meaning ascribed to it in Section 3.2(t)(viii).

“Aegerion Public Disclosure Record” means all documents filed by or on behalf of Aegerion on the Electronic Data-Gathering, Analysis and Retrieval (“EDGAR”) system in the period from December 31, 2014 to the date hereof.

“Aegerion Recommendation” means the recommendation of the Aegerion Board of Directors that Aegerion Stockholders adopt this Agreement.

“Aegerion RSU” means each restricted stock unit award granted under any Aegerion Equity Plan.

“Aegerion Senior Management” means the individuals set forth in Section 1.3 of the Aegerion Disclosure Letter.

“Aegerion Share” means a share of common stock, par value $0.001 per share, of Aegerion.

“Aegerion Specified Stockholders” shall have the meaning ascribed to it in the Recitals.

“Aegerion Stock Option” means each option to purchase Aegerion common stock granted under any Aegerion Equity Plan.

“Aegerion Stockholder” means a holder of one or more Aegerion Shares.

“Aegerion Stockholder Approval” means adoption of this Agreement by the affirmative vote or consent of Aegerion Stockholders holding a majority of the outstanding Aegerion Shares.

“Aegerion Subsidiary” means a subsidiary of Aegerion.

“Aegerion Superior Proposal” means a written Aegerion Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to “20%” in the definition of “Aegerion Acquisition Proposal” shall be changed to “50%”) made by a Person or Persons acting jointly or in concert (other than QLT, MergerCo and any of their respective Affiliates) and which, or in respect of which:

(a)                                 the Aegerion Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel:

(i)                                     would, if consummated taking into account all of the terms and conditions of such Aegerion Acquisition Proposal (but not assuming away any risk of non-completion), result in a transaction which is more favorable to Aegerion Stockholders from a financial point of view than the Transaction (including any adjustment to the terms and conditions of the Transaction proposed by QLT pursuant to Section 6.4);

(ii)                                is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Aegerion Acquisition Proposal and the Person or Persons making such Aegerion Acquisition Proposal; and

(iii)                             that funds, securities or other consideration necessary for such Aegerion Acquisition Proposal are or are reasonably likely to be available; and

(b)                                 in the case of an Aegerion Acquisition Proposal involving Aegerion Shares, is made available to all of the Aegerion Stockholders on the same terms and conditions.

“Aegerion Superior Proposal Notice” means a written notice provided by Aegerion to QLT delivered promptly (and in any event, within 24 hours) after the determination by the Aegerion Board of Directors that an Aegerion Superior Proposal exists, advising QLT that Aegerion has received an Aegerion Superior Proposal and specifying the information with respect thereto required by the definition of Aegerion Superior Proposal and including written notice of the determination of the Aegerion Board of Directors that such Aegerion Acquisition Proposal constitutes an Aegerion Superior Proposal.

“Aegerion Supplemental Indenture” shall have the meaning ascribed to it in Section 2.1(g)(ii).

“Aegerion Termination Fee Event” shall have the meaning ascribed to it in Section 7.2(c).

“Aegerion Treasury Policy” means the Aegerion Pharmaceuticals, Inc. Investment Policy, dated June 27, 2011.

“Aegerion Voting Agreement” shall have the meaning ascribed to it in the Recitals.

“Affiliate” means any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person.

“Alternative Scenario” shall have the meaning ascribed to it in Section 5.12(b).

“BC Act” means the Business Corporations Act (British Columbia).

“Broadfin” shall have the meaning ascribed to it in Section 5.12(a).

“Business Day” means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Vancouver, British Columbia, Canada, or New York, New York are closed for business.

“Canada Pension Plan” means the Canada Pension Plan (Act) (Canada).

“Canadian Option Holder” means a holder of an Aegerion Stock Option who is subject to tax under the Tax Act in respect of the acquisition, exchange or exercise of such options.

“Canadian RSU Holder” means a holder of an Aegerion RSU who is subject to tax under the Tax Act in respect of the acquisition, exchange or exercise of such RSU.

“Canadian Securities Laws” means the Securities Act and all other applicable Canadian provincial securities Laws and, in each case, the rules and regulations made thereunder, together with published policy statements, orders and instruments of, or adopted by, the securities regulatory authorities of any province of Canada or of the Canadian Securities Administrators, as applicable, in any province of Canada, in effect as of the date hereof.

“Certificate” shall have the meaning ascribed to it in Section 2.1(f)(iii).

“Certificate of Merger” means the certificate of merger relating to the Merger.

“CFDA” shall have the meaning ascribed to it in Section 3.1(t)(i).

“Chancery Court” shall have the meaning ascribed to it in Section 9.6(a).

“Circular” means the notice of meeting and accompanying information circular (including all schedules, appendices and exhibits thereto) to be sent to QLT Shareholders in connection with the QLT Meeting, including any amendments or supplements thereto.

“Class Action Matter” means Aegerion’s pending action in the United States District Court for the District of Massachusetts (Case No. 1:14cv10105), but excluding any amended or new complaints that may be filed in such action after the date hereof or the underlying facts or occurrences underlying such amended or new complaint

“Closing” shall have the meaning ascribed to it in Section 2.2.

“Closing Date” shall have the meaning ascribed to it in Section 2.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any person designated by the Commissioner to act on his behalf.

“Competition Act” means the Competition Act (Canada).

“Competition Act Approval” means:

(a)                                 the issuance of an Advance Ruling Certificate and such Advance Ruling Certificate has not been modified or withdrawn prior to Closing; or

(b)                                 QLT has given the notice required under section 114 of the Competition Act with respect to the Transaction and the applicable waiting periods under section 123 of the Competition Act have expired or have been terminated in accordance with the Competition Act; or

(c)                                  the obligation to give the requisite notice has been waived pursuant to paragraph 113(c) of the Competition Act,

and, in the case of either (b) or (c), QLT has been advised in writing on terms agreeable to the Parties by the Commissioner that the Commissioner does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the Transaction (a “no-action letter”), and such no-action letter has not been withdrawn prior to Closing.

“Contract” means any legally binding contract, agreement, indenture, note, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (whether written or oral) to which QLT or any QLT Subsidiary, on the one hand, or Aegerion or any Aegerion Subsidiary, on the other hand, is a party or by which QLT or any QLT Subsidiary, on the one hand, or Aegerion or any Aegerion Subsidiary, on the other hand, is bound or affected or to which any of their respective properties or assets is subject.

“DGCL” shall have the meaning ascribed to it in Section 2.1(a).

“Designation Notice” shall have the meaning ascribed to it in Section 5.12(b).

“Designation Period” shall have the meaning ascribed to it in Section 5.12(b).

“Designee Replacement” shall have the meaning ascribed to it in Section 5.12(b).

“EDGAR” shall have the meaning ascribed to it under “Aegerion Public Disclosure Record” in this Section 9.16.

“Effective Time” means the time at which the Merger becomes effective in accordance with Section 2.1(c) and the DGCL.

“Employment Agreement” shall have the meaning ascribed to it in Section 3.1(q)(i).

“Environment” means the natural or man-made environment (including soil, land surface or subsurface strata, surface water, groundwater, sediment, ambient air (including all layers of the atmosphere), organic and inorganic matter, living organisms, and any other environmental-related medium or resource, natural or otherwise).b

“Environmental Claims” means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice (written or oral) by any person or entity alleging actual or potential liability (including, without limitation, actual or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties) arising out of, based on, resulting from or relating to (a) the presence, or Release or threatened Release into the Environment, of, or exposure to, any Hazardous Substances at any location, whether or not owned or operated by QLT or Aegerion or any of their respective Subsidiaries, as applicable, now or in the past, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means any Laws governing or relating to pollution or protection of human health or safety or the Environment, including, without limitation, Laws relating to (i) emissions, discharges, Releases or threatened Releases of, or exposure to, Hazardous Substances, (ii) the manufacture, processing, distribution, use, treatment, generation, control, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Substances, (iii) recordkeeping, notification, disclosure and reporting requirements regarding Hazardous Substances, (iv) endangered or threatened species of fish, wildlife and plants and the management or use of natural resources, (v) reclamation or restoration of property, or the preservation of the environment or mitigation of adverse effects on or to human health or the Environment, or (vi) emissions or control of greenhouse gases.

“ERISA” shall have the meaning ascribed to it in Section 3.1(r)(i).

“Exchange Agent” shall have the meaning ascribed to it in Section 2.1(j)(i).

“Exchange Ratio” shall have the meaning ascribed to it in Section 2.1(f)(iii).

“FDA” means the United States Food and Drug Administration or any successor entity.

“FDA Regulations” shall have the meaning ascribed to it in Section 3.1(t)(iii).

“FDCA” shall have the meaning ascribed to it in Section 3.1(t)(i).

“Form S-4” shall have the meaning ascribed to it in Section 5.3(a).

“Form S-8” shall have the meaning ascribed to it in Section 5.3(i).

“Fraud Policy” shall have the meaning ascribed to it in Section 3.1(t)(iv).

“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, department, division, bureau, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the TSX, NASDAQ, or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.

“Hazardous Substances” means any chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, materials or wastes, petroleum and petroleum derivatives or products, or synthetic or alternate substitutes therefor, greenhouse gases, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, hydrogen sulfide, arsenic, cadmium, mercury, lead or lead-based paints or materials, radon, fungus, mold, mycotoxins, urea-formaldehyde, or other substances that may have an adverse effect on human health or the environment, and including any other substance that is prohibited, listed, defined, designated or classified as dangerous, hazardous, radioactive, corrosive, explosive, infectious, carcinogenic, mutation or toxic or a pollutant or a contaminant under or pursuant to, or that could result in liability under, any Law relating to pollution, waste, human health or the Environment, or may impair the Environment, the health of any Person, property, or plant or animal life.

“HIPAA” shall have the meaning ascribed to it in Section 3.1(t)(i).

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” and “Indemnified Parties” have the meanings ascribed thereto in Section 5.8(a).

“Independent Director” means a person other than an executive officer or employee of QLT or Aegerion or any other individual having a relationship which, in the opinion of the QLT Board of Directors or the Aegerion Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

“Initial Exchange Ratio” shall have the meaning set forth in Section 2.1(f)(iii).

“Intellectual Property” means all intellectual property and industrial property rights and rights in confidential information of every kind and description throughout the world, including all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) registered or unregistered trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (v) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vi) rights of publicity, privacy, and rights to personal information, (vii) moral rights and rights of attribution and integrity, (viii) all rights in the foregoing and in other similar intangible assets and (ix) all applications and registrations for the foregoing.

“Intermediate Co. 1” shall have the meaning ascribed to it in the Recitals.

“Intermediate Co. 2” shall have the meaning ascribed to it in the Recitals.

“Investment Agreement” shall have the meaning ascribed to it in the Recitals.

“Joint Proxy Statement/Circular” shall have the meaning ascribed to it in Section 5.3(a).

“Laws” means any and all laws, statutes, codes, ordinances (including zoning), approvals, rules, regulations, instruments, by-laws, notices, policies, protocols, guidelines, guidance, manuals, treaties or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity.

“Letter of Transmittal” shall have the meaning ascribed to it in Section 2.1(j)(ii).

“Liens” means any pledge, claim, lien, charge, option, hypothec, mortgage, security interest, restriction, adverse right, prior assignment, lease, sublease, license, sublicense, right to possession or any other encumbrance, right or restriction of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.

“Loan Agreement” shall have the meaning ascribed to it in the Recitals.

“Material Adverse Effect”, when used in connection with Aegerion or QLT, means any result, fact, change, effect, event, circumstance, occurrence or development that, individually or in the aggregate with all other adverse results, facts, changes, effects, events, circumstances, occurrences or developments, has or would reasonably be expected to have, a material and adverse effect on (i) the business, operations, results of operations or condition (whether financial or otherwise) of such Party and its Subsidiaries, taken as a whole or (ii) the ability of Aegerion, QLT or either Party’s Subsidiaries to perform their covenants or obligations under this Agreement or to consummate the Transaction; provided, however, that any result, fact, change, effect, event, circumstance, occurrence or development shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such result, fact, change, effect, event, circumstance, occurrence or development arises out of or results from:

(a)                                 changes, developments or conditions in or relating to general international, political, economic or financial or capital market conditions, or political,

economic or financial or capital market conditions in any jurisdiction in which such Party or any of its Subsidiaries operates or carries on business;

(b)                                 changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(c)                                  any natural disaster;

(d)                                 changes or developments in or relating to currency exchange or interest rates;

(e)                                  changes or developments affecting the pharmaceutical industry in general;

(f)                                   any change in applicable Laws (other than Orders against a Party or a Subsidiary thereof) or U.S. GAAP;

(g)                                  except for purposes of Sections 3.1(c), 3.1(d), 3.2(c) and 3.2(d), the announcement of the execution of this Agreement or the Transaction;

(h)                                 any actions taken (or omitted to be taken) by QLT or Aegerion upon the express written request of the other;

(i)                                     (A) any changes in the share price or trading volume of Aegerion Shares or QLT Shares, as applicable, or the credit rating or in any analyst’s recommendation with respect to Aegerion or QLT, as applicable, or (B) any failure of Aegerion or QLT, as applicable, to meet projections, guidance, milestones, forecasts or published financial or operating predictions  or measures, including with respect to lomitapide revenues (it being agreed that the facts and circumstances giving rise to any of the foregoing events or failures, unless expressly excluded by another clause of this definition, may constitute and/or may be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur);

(j)                                    any decision or action with respect to the JUXTAPID Risk Evaluation and Mitigation Strategy program by the FDA, including the expectation and timing of any such action and the impact of such decision or action on the price or patient sales of lomitapide;

(k)                                 any actions taken by, or agreements between Aegerion and, the SEC, the Department of Justice and/or federal or Sao Paulo authorities in Brazil in connection with matters disclosed by Aegerion in the Aegerion Public Disclosure Record;

(l)                                     any decision with respect to the Class Action Matter; or

(m)                             the actions described on Section 9.16 of the Aegerion Disclosure Letter.

provided, however, that the effect of the changes or developments described in clauses (a) through (f) above shall not be excluded to the extent that any of the changes or developments referred to therein disproportionately adversely affect such Party and its Subsidiaries, taken as a whole, in comparison to other Persons who operate in the same industry as such Party and its Subsidiaries.

“Merger” shall have the meaning ascribed to it in the Recitals.

“MergerCo” shall have the meaning ascribed to it in the Recitals.

“Merger Consideration” shall have the meaning ascribed to it in Section 2.1(f)(iii).

“MI 61-101”means Multilateral Instrument 61-101 “Protection of Minority Security Holders In Special Transactions” issued by the Canadian Securities Administrators.

“NASDAQ” means the NASDAQ Global Select Market.

“National Instrument 52-109” means National Instrument 52-109 “Certification of Disclosure in Issuers’ Annual and Interim Filings” issued by the Canadian Securities Administrators.

“Net Long Position” means such QLT Shares beneficially owned, directly or indirectly, that constitute such Person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended; provided that, for the avoidance of doubt, “Net Long Position” shall not include any QLT Shares as to which such Person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

“Non-Disclosure Agreement” means the non-disclosure agreement dated as of January 13, 2016 between QLT and Aegerion, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Order” means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, decrees or similar actions taken by, or applied by, any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“ordinary course of business”, or any similar reference, means, with respect to an action taken or to be taken by any Person, that such action is consistent with the past practices of such Person (including with respect to amount and frequency) and is taken in the ordinary course of the normal day-to-day business and operations of such Person.

“Orphan Act” shall have the meaning ascribed to it in Section 3.1(t)(i).

“Outside Date” means December 14, 2016 or such later date as may be agreed to in writing by the Parties; provided, however, that if the Form S-4 has not been declared effective by the SEC within three months of the date of the initial filing of the Form S-4, then the Outside Date shall be automatically extended to February 14, 2017.

“Ownership Requirement” shall have the meaning ascribed to it in Section 5.12(b).

“Parties” means the parties to this Agreement and “Party” means any one of them.

“Permit” means any lease, license, permit, certificate, consent, order, grant, approval, classification, registration or other authorization of or from any Governmental Authority.

“Permitted Liens” means, for QLT or any of its Subsidiaries, or Aegerion or any of its Subsidiaries, as the context requires: (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in conformity with U.S. GAAP, as applicable; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation; (iv) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto; (v) statutory landlords’ Liens and Liens granted to landlords under any lease, (vi) licenses of non-material Intellectual Property in the ordinary course of business; (vii) any purchase money security interests, equipment leases or similar financing arrangements; (viii) any Liens which are disclosed on the most recent consolidated balance sheet of QLT or Aegerion, as applicable, or the notes thereto; (ix) any Liens that are not material to QLT, its Subsidiaries or their businesses, taken as a whole or Aegerion, its Subsidiaries or their businesses, taken as a whole, as applicable, and (x) Liens arising from or related to the Loan Agreement.

“Person” includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.

“Personal Information” means, in addition to any definition provided by Aegerion or QLT for any similar term (e.g., “personally identifiable information” or “PII”) in any privacy policy of Aegerion, QLT or either of their Subsidiaries, as applicable, or other public-facing statement, all information that identifies, allows identification of or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number, payment card number, check information or government-issued identifier (including Social Security number and driver’s license number), date of birth, and any other data used or intended to be used to identify, contact, transact with or precisely locate an individual (e.g., geolocation data), together with other information to the extent collected and associated by Aegerion or QLT or either of their Subsidiaries, as applicable, with such individual, as so associated, which may include (to the extent collected and associated by Aegerion or QLT or either of their Subsidiaries, as applicable, with such individual, as so associated): (a) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information); (b) any data regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed); and (c)

Internet Protocol addresses, unique device identifiers or other persistent identifiers.  Personal Information may relate to any individual, including a current, prospective or former customer or employee of any person.  Personal Information includes the foregoing information in any form, including paper, electronic and other forms, whether or not stored, recorded or transmitted in a manner that would not reveal the identity of the applicable individual without other such information.

“PHSA” shall have the meaning ascribed to it in Section 3.1(t)(i).

“PMPRB” shall have the meaning ascribed to it in Section 3.1(t)(i).

“Privacy Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of Personal Information and all laws governing breach notification.

“Proceeding” means a court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation or inquiry before or by any Governmental Authority, or any claim, action, suit, demand, arbitration, charge, indictment, hearing or other similar civil, quasi-criminal or criminal, administrative or investigative matter or proceeding.

“QLT” shall have the meaning ascribed to it in the Recitals.

“QLT Acquisition Agreement” shall have the meaning ascribed to it in Section 6.1(a)(iv).

“QLT Acquisition Proposal” means, at any time, whether or not in writing, any proposal or offer (including any modification or proposed modification thereto), with respect to:

(a)                                 the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any QLT Shares or other voting securities of QLT or any of its Subsidiaries representing 20% or more of the outstanding voting securities of QLT or such Subsidiary; or

(b)                                 the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any assets of QLT and/or one or more of its Subsidiaries (including equity interests of any Subsidiary of QLT) which assets individually or in the aggregate contribute 20% or more of the consolidated revenue or represent 20% or more of the total asset value of QLT and its Subsidiaries taken as a whole (in each case based on the consolidated financial statements of QLT most recently filed prior to such time as part of the QLT Public Disclosure Record) (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect); or

(c)                                  a merger, amalgamation, recapitalization, reorganization, or other business combination (including by way of plan of arrangement) involving QLT or any of its Subsidiaries whether in a single transaction or a series of related transactions, in each case excluding the Transaction and excluding any transaction between only QLT and/or one or more of its Subsidiaries.

“QLT Board of Directors” means the board of directors of QLT.

“QLT Change of Recommendation” means any of the following:

(a)                                 the QLT Board of Directors fails to publicly make the QLT Recommendation or withholds, withdraws, modifies, changes or qualifies in a manner adverse to Aegerion its approval of the Merger or the QLT Recommendation;

(b)                                 Aegerion requests in writing that the QLT Board of Directors publicly reaffirm the QLT Recommendation and/or publicly reject any QLT Acquisition Proposal and the QLT Board of Directors, in each case, shall not have done so within five (5) Business Days following receipt of such request;

(c)                                  the QLT Board of Directors accepts, approves, endorses or recommends any QLT Acquisition Proposal;

(d)                                 QLT enters into a QLT Acquisition Agreement; or

(e)                                  QLT or the QLT Board of Directors publicly proposes or announces its intention to do any of the foregoing,

it being understood that publicly taking a neutral position or no position with respect to any QLT Acquisition Proposal until five (5) Business Days following the public announcement of such QLT Acquisition Proposal shall not be considered a QLT Change of Recommendation (it being further understood that after five (5) Business Days following the public announcement of such QLT Acquisition Proposal, continuing to take no position or a neutral position will be deemed to be a QLT Change of Recommendation); provided that all references to five (5) Business Days in this definition of QLT Change of Recommendation shall be changed to ten (10) Business Days in the event the applicable QLT Acquisition Proposal is a tender offer or exchange offer.

“QLT Data Room” means QLT’s electronic data room maintained by QLT as it existed at 11:59 p.m. (Vancouver time) as of the day immediately prior to the date hereof.

“QLT Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been delivered by QLT to Aegerion concurrently with the execution of this Agreement.

“QLT Financial Statements” means the audited consolidated financial statements of QLT as of and for the years ending December 31, 2015, 2014 and 2013, together with the notes thereto.

“QLT Indemnified Party” shall have the meaning ascribed to that term in Section 5.8(a).

“QLT Intellectual Property” shall have the meaning ascribed to that term in Section 3.1(s)(i).

“QLT Intervening Event” means a material event, change, effect, development or occurrence occurring or arising after the date of this Agreement that (i) was not known by nor was it foreseen by the QLT Board of Directors as of or prior to the date of this Agreement (or, if known, the consequences of which were not known to the QLT Board of Directors as of the date of this Agreement), which event, change, effect, development or occurrence becomes known to the QLT Board of Directors prior to the QLT Shareholder Approval and results in the standalone financial condition of QLT and its Subsidiaries taken as a whole, being more favorable to the QLT Shareholders than this Agreement and the Transaction, and (ii) does not relate to or involve (A) a QLT Acquisition Proposal, or (B) any changes in the market price, or change in trading volume, of QLT Shares (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of QLT Intervening Event, be taken into account in determining whether a QLT Intervening Event has occurred).

“QLT Intervening Event Notice” means a written notice provided by QLT to Aegerion delivered promptly (and in any event, within 24 hours) after the determination by the QLT Board of Directors that a QLT Intervening Event exists and specifying the QLT Intervening Event in reasonable detail.

“QLT Material Contract” shall have the meaning ascribed to that term in Section 3.1(o)(i).

“QLT Meeting” means the special meeting of the QLT Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement for the purpose of considering and, if thought fit, approving the QLT Shareholder Resolution and the QLT Stock Option Plan Resolution.

“QLT Option” means an option to purchase QLT Shares granted under the QLT Stock Option Plan.

“QLT Parties” means collectively QLT and MergerCo and “QLT Party” means either of them.

“QLT Plan” shall have the meaning ascribed to that term in Section 3.1(r)(i).

“QLT Product” shall have the meaning ascribed to it in Section 3.1(t)(viii).

“QLT Public Disclosure Record” means all documents filed by or on behalf of QLT on SEDAR or EDGAR in the period from December 31, 2014 to the date hereof.

“QLT Recommendation” means the recommendation of the QLT Board of Directors that the QLT Shareholders vote in favor of the QLT Shareholder Resolution and the QLT Stock Option Plan Resolution.

“QLT RSU” means a restricted stock unit issued under the QLT Stock Option Plan.

“QLT Senior Management” means the individuals set forth in Section 1.3 of the QLT Disclosure Letter.

“QLT Shareholder” means a holder of one or more QLT Shares.

“QLT Shareholder Approval” means the affirmative vote of a majority of the votes cast on the QLT Shareholder Resolution by the QLT Shareholders present in person or represented by proxy at the QLT Meeting.

“QLT Shareholder Resolution” means the ordinary resolution of QLT Shareholders approving the issuance of Warrants and QLT Shares pursuant to the Transaction and the issuance of QLT Shares on exercise of the Warrants, to be considered and, if thought fit, passed with or without variation at the QLT Meeting.

“QLT Shares” means the common shares without par value in the authorized share structure of QLT.

“QLT Specified Shareholders” shall have the meaning ascribed to it in the Recitals.

“QLT Stock Option Plan” means the QLT 2000 Incentive Stock Plan as amended and restated April 25, 2013.

“QLT Stock Option Plan Approval” means the affirmative vote of a majority of the votes cast on the QLT Stock Option Plan Resolution by the QLT Shareholders present in person or represented by proxy at the QLT Meeting.

“QLT Stock Option Plan Resolution” means the ordinary resolution of QLT Shareholders approving an amendment to the QLT Stock Option Plan, which increases the number of QLT Shares available for issuance under the QLT Stock Option Plan by the number of QLT Shares set forth on Section 9.16 of the Aegerion Disclosure Letter, to be considered and, if thought fit, passed with or without variation at the QLT Meeting.

“QLT Subsidiary” means a Subsidiary of QLT.

“QLT Superior Proposal” means a written QLT Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to “20%” in the definition of “QLT Acquisition Proposal” shall be changed to “50%”) made by a Person or Persons acting jointly or in concert (other than Aegerion, MergerCo and any of their respective Affiliates) and which, or in respect of which:

(a)                                 the QLT Board of Directors has determined in good faith, after consultation with financial advisors and outside legal counsel:

(i)                                     would, if consummated taking into account all of the terms and conditions of such QLT Acquisition Proposal (but not assuming away any risk of non-completion), result in a transaction which is more favorable to QLT Shareholders from a financial point of view than the Transaction

(including any adjustment to the terms and conditions of the Transaction proposed by Aegerion pursuant to Section 6.2);

(ii)                                  is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such QLT Acquisition Proposal and the Person or Persons making such QLT Acquisition Proposal; and

(iii)                            that funds, securities or other consideration necessary for QLT Acquisition Proposal are or are reasonably likely to be available; and

(b)                                 in the case of a QLT Acquisition Proposal involving QLT Shares, is made available to all of the QLT Shareholders on the same terms and conditions.

“QLT Superior Proposal Notice” means a written notice provided by QLT to Aegerion delivered promptly (and in any event, within 24 hours) after the determination by the QLT Board of Directors that a QLT Superior Proposal exists, advising Aegerion that QLT has received a QLT Superior Proposal and specifying the information with respect thereto required by the definition of QLT Superior Proposal and including written notice of the determination of the QLT Board of Directors that such QLT Acquisition Proposal constitutes a QLT Superior Proposal.

“QLT Termination Fee Event” shall have the meaning ascribed to it in Section 7.2(b).

“QLT Treasury Policy” means the Corporate Treasury Policy of QLT, a copy of which was included prior to the date hereof in the QLT Data Room.

“QLT Voting Agreement” shall have the meaning ascribed to it in the Recitals.

“Regulatory Authority” means Health Canada, the FDA and any other federal, state, provincial, local or foreign Governmental Authority with jurisdiction over the authorization, approval, marketing, advertising, sale, pricing, storage, distribution, use, handling and control, safety, efficacy, reliability or manufacturing of pharmaceutical products, including but not limited to human drugs, biologics, and drug combination products.

“Regulatory Authorization” means any registration, authorization, approval, clearance, license, permit, certificate or exemption issued by any Regulatory Authority or Governmental Authority (including new drug applications, new drug submissions, investigational new drug applications, clinical trial applications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the products of QLT or Aegerion and their respective Subsidiaries.

“Regulatory Guidelines” means applicable rules, guidance, manuals, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Regulatory Authority to the extent that the foregoing do not have the force of law.

“Release” means any release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, or sudden, intermittent, inadvertent or gradual, into, onto, through, above or under the Environment.

“Relevant Laws” shall have the meaning ascribed to it in Section 5.2(b).

“Representatives” means, collectively, with respect to a Person, any officers, directors, employees, consultants, advisors, agents or other representatives (including legal counsel, accountants, investment bankers and financial advisors) of that Person or any Subsidiary of that Person.

“Required Regulatory Approvals” means those certificates, no-action letters, notices, sanctions, rulings, consents, orders, exemptions, permits, licenses, waivers, early termination authorizations, clearances, written confirmations of no intention to initiate legal proceedings and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Authorities as set forth in Schedule 9.16 hereto.

“Restraint” shall mean any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its (or their Subsidiaries) business in any specified manner) if doing so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either QLT or Aegerion.

“Returns” means all reports, forms, elections, designations, schedules, statements, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed with any Governmental Authority in connection with, any Taxes and including any other filings relating to Taxes, including all returns in respect of Taxes and other material reports and information under the Tax Act, the income tax or corporation capital tax legislation of any province of Canada or any foreign country or political subdivision thereof in which the relevant Person carries on business or to a jurisdiction of which it is otherwise subject, any sales or excise tax legislation of a province of Canada or any foreign country, or political subdivision thereof or legislation affecting any other Taxes, applicable to such Person pursuant to which it is liable or required to pay or remit Taxes (including any schedules or attachments thereto or amendments thereof).

“Right to Match Period” shall have the meaning ascribed to it in Section 6.2(a)(iv).

“Sarissa Group” shall have the meaning ascribed to it in Section 5.12(a).

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Securities Act” means the Securities Act (British Columbia).

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Social Security Act” shall have the meaning ascribed to it in Section 3.1(t)(vii).

“Subsidiary” means, with respect to a specified entity, any:

(c)                                  corporation of which issued and outstanding voting securities of such corporation to which are attached more than 50% of the votes that may be cast to elect directors of the corporation (whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency) are at all times owned by such specified entity;

(d)                                 partnership, unlimited liability company, joint venture or other similar entity in which such specified entity has more than 50% of the equity interests and the power to direct the policies, management and affairs thereof; and

(e)                                  Subsidiary (as defined in clauses (a) and (b) above) of any Subsidiary (as so defined) of such specified entity.

“Surviving Company” shall have the meaning ascribed to it in Section 2.1(a).

“SVB” shall have the meaning ascribed to it in Section 2.1(g)(iii).

“Tax” or “Taxes” means all taxes, dues, duties, rates, imposts, fees, levies, other assessments, tariffs, charges or obligations of the same or similar nature, however denominated, imposed, assessed or collected by any Governmental Authority, including all income taxes, including any tax on or based on net income, gross income, income as specifically defined, earnings gross receipts, capital, capital gains, profits, business royalty or selected items of income, earnings or profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes, sales taxes, use taxes, goods and services taxes, custom duties, value added taxes, ad valorem taxes, excise taxes, alternative or add-on minimum taxes, franchise taxes, gross receipts taxes, license taxes, occupation taxes, real and personal property taxes, land transfer taxes, severance taxes, capital stock taxes, stamp taxes, anti-dumping taxes, countervailing taxes, occupation taxes, transfer taxes, and employment or unemployment insurance premiums, social insurance premiums and worker’s compensation premiums and pension (including Canada Pension Plan) payments, surtaxes, harmonized sales tax, abandoned or unclaimed property liabilities (escheat) and other taxes, fees, imposts, assessments or charges of any kind whatsoever together with any interest, penalties, additional taxes, fines and other charges and additions that may become payable in respect thereof.

“Tax Act” means the Income Tax Act (Canada) or any successor act.

“Termination Fee” means an amount equal to $5 million.

“Transaction” means, collectively, all the transactions contemplated by this Agreement.

“TSX” means the Toronto Stock Exchange.

“U.S. GAAP” means accounting principles generally accepted in the United States, consistently applied.

“U.S. Securities Laws” means the 1933 Securities Act, the 1934 Exchange Act and all other state and federal securities Laws and the rules, regulations and published policies made thereunder.

“Warrants” shall have the meaning ascribed to it in Section 5.15.

“Warrant Agreement” shall have the meaning ascribed to it in the Recitals.

[The remainder of this page is left intentionally blank]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Mary Szela
	Name:	Mary Szela
	Title:	Chief Executive Officer

QLT INC.

By:	/s/ Glen Ibbott
	Name:	Glen Ibbott
	Title:	Chief Financial Officer

ISOTOPE ACQUISITION CORP.

By:	/s/ Glen Ibbott
	Name:	Glen Ibbott
	Title:	President

SCHEDULE 2.1 — EXCHANGE RATIO ADJUSTMENT

Exchange Ratio Adjustment.  In the event that a Final Resolution with respect to either Matter is reached on or prior to the last trading day prior to the Closing Date, the Initial Exchange Ratio shall be replaced with a number equal to the Adjusted Aegerion Share Price divided by the QLT Share Price (as adjusted, the “Exchange Ratio”).  For the avoidance of doubt, if a Final Resolution is not reached with respect to either Matter on or prior to the last trading day prior to the Closing Date, the Exchange Ratio shall remain the Initial Exchange Ratio.  For purposes of this Schedule 2.1, the Exchange Ratio shall be calculated based on the following defined terms.

Definitions

“Adjusted Aegerion Share Price” means an amount equal to (x) the Aegerion Share Price minus (y) the quotient obtained by dividing (A) the Excess Loss by (B) 30,650,072.

“Aegerion Share Price” means $1.5782.

“Assumed Loss” in respect of: (i) the DOJ/ SEC Matter shall be deemed to be USD$40,000,000 and (ii) the Class Action Lawsuit shall be deemed to be USD$0.

“Class Action Lawsuit” means the putative shareholder class action captioned Kbc Asset Management NV, Sheet Metal Workers’ National Pension Fund, and Chester County Employees Retirement Fund v. Aegerion Pharm., Inc., et al., No. 1:14-CV-10105 pending in the United States District Court for the District of Massachusetts, including any amended or new complaints that may be filed in such action (or subsequently consolidated into such action) after the date hereof.

“DOJ/SEC Agreements” means Aegerion’s preliminary agreements in principle with the Department of Justice and Securities and Exchange Commission, disclosed by Aegerion on a Current Report on Form 8-K on May 12, 2016.

“DOJ/SEC Matter” means the investigations of Aegerion’s sales activities and disclosures related to Juxtapid in the United States by the Department of Justice and the Securities and Exchange Commission, excluding (i) the investigations of Aegerion’s conduct in Brazil and (ii) any relators employment claims or other claims that are a collateral consequences of the DOJ/SEC Matter.

“Excess Loss” means, in respect of each Matter, the excess, if any, of the Final Loss in respect of such Matter over the Assumed Loss in respect of such Matter; provided, however, in no event shall the aggregate Excess Loss in respect of either or both Matters on a single or combined basis exceed USD$25,000,000.

“Final Loss” means, in respect of each Matter, the Loss incurred by Aegerion and its Subsidiaries prior to the Closing in respect of such Matter, including any Loss to be incurred by Aegerion and its Subsidiaries pursuant to the Final Resolution of such Matter.

“Final Resolution” means, (i) with respect to the DOJ/SEC Matter, imposition by the District Court for the District of Massachusetts of a criminal sentence upon Aegerion in connection with the Matter and entry of either an Order in an administrative proceeding or a consent judgment in civil action brought by the SEC against Aegerion concerning the Matter; or (ii) in respect of the Class Action Lawsuit, resolution of the Class Action Lawsuit pursuant to a written settlement agreement, a stipulation of dismissal or entry of final judgment by  a court of competent jurisdiction.

“Loss” means (i) with respect to the DOJ/SEC Matter, the aggregate amounts to be paid by Aegerion or any of its Affiliates (excluding the amount of any interest that may become payable by Aegerion or any of its Affiliates) to settle the matters set forth in the DOJ/SEC Agreement, provided, that the determination of the Loss would not include any settlement amount, costs, fees, expenses or other liabilities for matters not included in the DOJ/SEC Agreement, including, without limitation, relator attorneys’ fees, relators employment claims, the investigation of Aegerion’s conduct in Brazil or claims that are a collateral consequence of the DOJ/SEC Matter, if any, and (ii) with respect to the Class Action Lawsuit, any amounts paid by Aegerion or any of its Affiliates pursuant to a Final Resolution, net of any insurance proceeds paid to Aegerion, its Affiliates or the plaintiffs in the Class Action Lawsuit in connection with the Final Resolution of the Class Action Lawsuit.

“Matter” means together or individually, the DOJ/SEC Matter and the Class Action Lawsuit.

“QLT Share Price” means $1.5388.

“trading day” means (i) if the QLT Shares are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (ii) if the QLT Shares are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the QLT Shares (x) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (y) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the QLT Shares. The term “trading day” with respect to any security other than the QLT Shares shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

SCHEDULE 9.7 — OTHER AGREEMENTS

1.              Joint Interest and Confidentiality Agreement, dated as of February 17, 2016, by and between QLT Inc. and Aegerion Pharmaceuticals, Inc.

SCHEDULE 9.16 — REQUIRED REGULATORY APPROVALS

1.                                      Competition Act Approval (to the extent required under applicable Law in respect of the Transaction).

2.                                      The applicable waiting period under the HSR Act with respect to the Merger shall have expired or been terminated.

EXHIBIT A — FORM OF QLT VOTING AGREEMENT

EXHIBIT B — FORM OF AEGERION VOTING AGREEMENT

EXHIBIT C — FORM OF WARRANT AGREEMENT

WARRANT AGREEMENT

Dated as of [•], 2016

among

QLT Inc.

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Warrant Agent

Warrants for

Common Stock

i

ii

Exhibit A-1 — Form of Warrant Certificate - DOJ/SEC Matter

Exhibit A-2 — Form of Warrant Certificate - Class Action Lawsuit

Exhibit B-1 — Form of Notice of Exercise — DOJ/ SEC Matter

Exhibit B-2 — Form of Notice of Exercise — Class Action Lawsuit

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WARRANT AGREEMENT (this “Agreement”), dated as of [•], 2016, among QLT Inc., a corporation incorporated under the laws of British Columbia (the “Company”), and Computershare Trust Company of Canada, a trust company licensed to carry on business in all Provinces in Canada (the “Warrant Agent”).

WHEREAS, the Company, Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Aegerion”), and Isotope Acquisition Corp., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June [•], 2016 (the “Merger Agreement”), providing for, among other things, the consummation of the Merger (as defined in the Merger Agreement);

WHEREAS, warrants in respect of the DOJ/SEC Matter (each, a “DOJ/SEC Matter Warrant” and collectively, the “DOJ/SEC Matter Warrants”) and warrants in respect of the Class Action Lawsuit (each, a “Class Action Lawsuit Warrant” and collectively, the “Class Action Lawsuit Warrants” and, together with the DOJ/SEC Matter Warrants, the “Warrants” and each a “Warrant”), in both cases to purchase common shares without par value authorized by the structure of the Company (the “Common Stock”) will be (i) distributed as a record date distribution to the Company’s legacy shareholders and (ii) sold as part of a unit to the pre-closing private placement investors pursuant to the terms and subject to the conditions of the Investment Agreement (as defined in the Merger Agreement), with such distribution and sale occurring prior to the consummation of the Merger.

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, replacement, cancellation and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which the Warrants shall be issued and exercised and the respective rights and obligations of the Company, the Warrant Agent and the registered owners of the Warrants (each, a “Holder” and collectively, the “Holders”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the Company and the Warrant Agent agree as follows:

ARTICLE I

ISSUANCE AND EXERCISE OF WARRANTS

SECTION 1.1  Form of Warrant.  Each Warrant shall be in either (i) physical certificated form substantially in the form attached hereto as Exhibit A-1, in respect of each DOJ/SEC Matter Warrant, or Exhibit A-2, in respect of each Class Action Lawsuit Warrant; provided, however, that no Warrant may be issued in physical certificated form without the prior written consent of the Company (each, a “Warrant Certificate” and collectively, “Warrant Certificates”) or (ii) book-entry registration on the books and records of the Warrant Agent.  Each Warrant Certificate shall have such insertions as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as may be required to comply with this Agreement or any Applicable Law. Each Warrant Certificate representing a DOJ/SEC Matter Warrant shall have attached thereto or be accompanied by, if and when provided to any Holder, a notice of exercise in the form attached hereto as Exhibit B-1 (a “Notice of Exercise — DOJ/ SEC Matter”) and each Warrant Certificate representing a Class Action Lawsuit Warrant shall have attached thereto or be accompanied by, if and when provided to any Holder, a notice of exercise in the form attached hereto as Exhibit B-2 (a “Notice of Exercise — Class Action Lawsuit,” and, together with the Notice of Exercise — DOJ/ SEC Matter, a “Notice of Exercise”). Each Warrant Certificate shall be executed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer or Chief Financial Officer, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary.  The signature of any such officers on the Warrant Certificates may be manual or facsimile.  Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

SECTION 1.2  Countersignature of Warrant Certificates.  Each Warrant Certificate, to the extent issued, shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) by manual or facsimile signature and shall not be valid for any purpose unless and until so countersigned.  Warrant Certificates, to the extent issued, may be countersigned and delivered, notwithstanding the fact that the persons or any one of them who countersigned the Warrants shall have ceased to be proper signatories prior to the delivery of such Warrants or were not proper signatories on the date of this Agreement.  Each Warrant Certificate, to the extent issued, shall be dated as of the date of its countersignature by the Warrant Agent.  The Warrant Agent’s countersignature shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

SECTION 1.3  Exercise Number; Exercise Price.  Each DOJ/SEC Matter Warrant entitles its Holder to purchase from the Company a fraction of a share of Common Stock (the “DOJ/SEC Matter Exercise Number”) equal to the Per Share Excess Loss Share Number, if any, in respect of the DOJ/SEC Matter (such fraction of a share of Common Stock issued or issuable upon exercise of any Warrant or Warrants, each, a “DOJ/SEC Matter Warrant Share” and collectively, the “DOJ/SEC Matter Warrant Shares”) for a purchase price per full share of Common Stock of USD$0.01 (the “Exercise Price”).  Each Class Action Lawsuit Warrant entitles its Holder to purchase from the Company a fraction of a share of Common Stock (the “Class Action Lawsuit Exercise Number” and, together with the DOJ/SEC Matter Exercise Number, the “Exercise Number”) equal to the Per Share Excess Loss Share Number, if any, in respect of the Class Action Lawsuit (such fraction of a share of Common Stock issued or issuable upon exercise of any Warrant or Warrants, each, a “Class Action Lawsuit Warrant Share” and collectively, the “Class Action Lawsuit Warrant Shares” and, together with the DOJ/SEC Matter Warrant Shares, the “Warrant Shares” and each a “Warrant Share”) for a purchase price per full share of Common Stock equal to the Exercise Price.  The exercise of Warrants shall be subject to the terms and conditions set out in the applicable Warrant Certificates, including the restrictions set out in paragraph 4 of the Warrant Certificates.  The

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Exercise Number and the Exercise Price for the DOJ/SEC Matter Warrants and the Class Action Lawsuit Warrants are subject to adjustment as provided in Article II, and all references to “Exercise Number” and “Exercise Price” in this Agreement shall be deemed to include any such adjustment or series of adjustments.

SECTION 1.4  Term of Warrants.  All of the DOJ/SEC Matter Warrants are exercisable with respect to the DOJ/SEC Matter, and all of the Class Action Lawsuit Warrants are exercisable with respect to the Class Action Lawsuit, in either case by the Holder at any time after the date that the Company gives notice to the Holders of the Final Resolution of such Matter until 5:00 p.m., Vancouver time, three (3) months after such notice is given (in each case, the “Matter Expiration Date”); provided that if the Final Loss is less than the applicable Assumed Loss for the applicable Matter, the Matter Expiration Date will be the date of the Final Resolution of such Matter.

SECTION 1.5  Notice of Final Resolution of a Matter.  In the event of a Final Resolution of a Matter, the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Holders in the manner set forth in Section 4.1, which notice shall specify the Excess Loss, the Excess Loss Shares and the Per Share Excess Loss Share Number in respect of such Matter.

SECTION 1.6  Exercise of Warrants.  A Warrant may be exercised by delivery to the Warrant Agent (or to such other office or agency of the Company in Canada or the United States as the Company may designate by notice in writing to the Holders pursuant to Section 4.1) of a Notice of Exercise — DOJ/SEC Matter in connection with the exercise of the DOJ/SEC Matter Warrants or a Notice of Exercise — Class Action Lawsuit in connection with the exercise of the Class Action Lawsuit Warrants, in either case duly completed and signed, together with payment of the Exercise Price for the Warrant Shares thereby purchased in accordance with Section 1.7 and, if applicable, a completed Canada Revenue Agency - Form NR301 - Declaration of eligibility for benefits under a tax treaty for a non-resident taxpayer.  As promptly as practicable after receiving a Notice of Exercise to purchase Warrant Shares, the Warrant Agent shall notify the Company. Each DOJ/SEC Matter Warrant may be exercised by a Holder only with respect to the DOJ/SEC Matter and each Class Action Lawsuit Warrant may be exercised by a Holder only with respect to the Class Action Lawsuit.

SECTION 1.7  Payment of Exercise Price.  Payment of the aggregate Exercise Price for all Warrant Shares purchased must be made pursuant to a “cashless exercise,” meaning that the Holder will receive a number of Warrant Shares (rounded down to the next whole number) that is equal to the aggregate number of Warrant Shares for which the Warrants are being exercised less the number of Warrant Shares that have an aggregate Market Price on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price for such Warrant Shares.

SECTION 1.8  Registry of Warrants.  The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a registry (the “Warrant Registry”) showing the names and addresses of the respective Registered Holders and the date and number of Warrants held by each such Registered Holder. Except as otherwise provided in this Agreement or in any Warrant Certificate, the Company and the Warrant Agent

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may deem and treat any Registered Holder of a Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone).

SECTION 1.9  Exchange of Warrant Certificates.  Subject to Section 1.1, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates of like tenor and representing the same aggregate number of Warrants.  Any Holder desiring to exchange a Warrant Certificate or Certificates shall deliver a written request to the Warrant Agent and shall properly endorse and surrender the Warrant Certificate or Certificates to be so exchanged.  Thereupon, the Warrant Agent shall countersign and deliver to the Holder a new Warrant Certificate or Certificates, as so requested, in such name or names as such Holder shall designate.

SECTION 1.10  Cancellation of Warrant Certificates.  If and when any Warrant Certificate has been exercised in full, the Warrant Agent shall promptly cancel such Warrant Certificate following its receipt from the Holder or, to the extent required by Applicable Law, retain such Warrant Certificate.  Upon exercise of a Warrant Certificate in part and not in full, the Warrant Agent shall, subject to Section 1.1, issue and deliver or shall cause to be issued and delivered to the Holder a new Warrant Certificate or Certificates evidencing the Holder’s remaining Warrants.  If requested by the Company, at the Company’s discretion, the Warrant Agent shall deliver to the Company the cancelled Warrant Certificates.  The Warrant Agent and no one else may cancel Warrant Certificates surrendered for transfer, exchange, replacement, cancellation or exercise.  The Company may not issue new Warrant Certificates to replace cancelled Warrant Certificates that have been exercised or purchased by it. If and when any Book Entry Warrant has been exercised, whether in part or in full, the Warrant Agent shall promptly reflect such exercise on the books and records of the Warrant Agent in book-entry form.  For the avoidance of doubt, upon any exercise of Warrants, whether by a Holder of Book-Entry Warrants or by a Holder of Warrant Certificates, the Warrant Registry shall be updated to reflect such exercise in accordance with Section 1.8.

SECTION 1.11  No Fractional Shares or Scrip.  No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon any exercise of Warrants.  The number of whole shares of Common Stock to be issued to any Holder upon the exercise of Warrants shall be rounded down to the nearest whole number. A Holder shall receive no consideration in lieu of fractional Warrant Shares.

SECTION 1.12  Lost, Stolen, Destroyed or Mutilated Warrants.  If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall countersign and deliver, in exchange and substitution for, and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit and the posting of an open penalty bond satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

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SECTION 1.13  Transferability and Assignment.  At the option of the Holder thereof, the Warrants and all rights attached thereto may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the Registered Holder or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered and registered in the name of one or more transferees, upon surrender in accordance with Section 1.6 and upon compliance with all Applicable Laws and subject to the Holder’s presenting due evidence of authority to transfer which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent.

SECTION 1.14  Issuance of Warrant Certificates.  When any Holder, transferee of a Holder or other designee of a Holder is entitled to receive a new or replacement Warrant Certificate, whether pursuant to Section 1.9, 1.10, 1.12 or 1.13, the Warrant Agent shall issue or shall cause to be issued such new or replacement Warrant Certificate as promptly as reasonably practicable.

SECTION 1.15  Issuance of Warrant Shares.  Upon the exercise of any Warrants, the Warrant Agent shall deliver or shall cause to be delivered the number of full Warrant Shares to which such Holder shall be entitled as promptly as reasonably practicable.  All Warrant Shares shall be issued in such name or names as the exercising Holder may designate and delivered to the exercising Holder or its nominee or nominees.

SECTION 1.16  Charges, Taxes and Expenses.  The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates (if any) for Warrant Shares in a name other than that of the registered holder of such Warrants. The Company shall be responsible for calculating any withholding taxes payable under Applicable Law in respect of the issuance of the Warrant Shares upon the exercise of the Warrants and the Company shall direct the Warrant Agent to, and each of the Company and the Warrant Agent shall be entitled to, deduct and withhold from the Warrant Shares such number of shares of Common Stock as the Company may determine is required to be deducted and withheld under Applicable Law, and any such withheld shares of Common Stock shall be treated for all purposes of this Agreement as having been distributed or sold to the Holders in respect of whom such deduction and withholding was made.

SECTION 1.17  Issued Warrant Shares.  The Company hereby represents and warrants that all Warrant Shares issued in accordance with the terms of this Agreement will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Holder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Warrant Shares so issued will be deemed to have been issued to a Holder as of the close of business on the date on which the Warrants were duly exercised, notwithstanding that the stock transfer books of the Company

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may then be closed or certificates (if any) representing such Warrant Shares may not be actually delivered on such date.

SECTION 1.18  Reservation of Sufficient Warrant Shares.  There have been reserved, and the Company shall at all times through the Expiration Date keep reserved, out of its authorized but unissued Common Stock, solely for the purpose of the issuance of Warrant Shares in accordance with the terms of this Agreement, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants.  The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  If applicable, the Company shall supply such transfer agents with duly executed stock certificates for such purposes.   The Company shall furnish such transfer agent with a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 4.1.

SECTION 1.19   [Reserved.]

SECTION 1.20  No Impairment.  The Company will not, and the Company will cause its Subsidiaries not to, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Agreement.  The Company shall at all times in good faith assist in the carrying out of all provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

SECTION 1.21  CUSIP Numbers.  The Company, in issuing the Warrants, may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

SECTION 1.22  Purchase of Warrants by the Company; Cancellation.  The Company shall have the right, except as limited by law or other agreements, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it and the applicable Holder may deem appropriate.  In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and retired and, for the avoidance of doubt, if the approval of Holders is required to take any action, the Company’s (or any of its Subsidiaries’ or affiliates’) ownership in any Warrants shall not be considered in calculating whether the requisite number of Warrants have approved such action.

SECTION 1.23  No Rights as Stockholders.  A Warrant shall not, prior to its exercise, confer upon its Holder or such Holder’s transferee, in such Holder’s or such transferee’s capacity as a Holder, the right to vote or receive dividends, or consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.  For

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the avoidance of doubt, the Board of Directors does not owe fiduciary duties to any Holder or such Holder’s transferee, in such Holder’s or such transferee’s capacity as a Holder.

ARTICLE II

ANTIDILUTION PROVISIONS

SECTION 2.1  Adjustments and Other Rights.  The Exercise Price and the Exercise Number shall be subject to adjustment from time to time as provided by this Article II; provided, however, that if more than one section of this Article II is applicable to a single event, the section shall be applied that produces the largest adjustment, and no single event shall cause an adjustment under more than one section of this Article II so as to result in duplication.

SECTION 2.2  Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (a) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Exercise Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying the Exercise Number effective immediately prior to such event by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event.  In such event, the Exercise Price per share of Common Stock in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Exercise Number immediately prior to such adjustment and (ii) the denominator of which shall be the new Exercise Number determined pursuant to the immediately preceding sentence.

SECTION 2.3  Other Distributions.  If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 2.2), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately upon occurrence of the record date to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such subtracted amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.  In such event, the Exercise Number shall be increased to the number obtained by multiplying the Exercise Number immediately prior to such adjustment by the quotient of (x) the

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Exercise Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.

SECTION 2.4  Certain Repurchases of Common Stock.  If the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which (a) the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which (b) the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the Exercise Number shall be increased to the number obtained by multiplying the Exercise Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  For the avoidance of doubt, no increase to the Exercise Price or decrease in the Exercise Number shall be made pursuant to this Section 2.4.

SECTION 2.5  Business Combinations or Reclassifications of Common Stock.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 2.2), the Board of Directors shall make such adjustments to the terms of this Agreement as it determines to be equitable in light of such Business Combination or reclassification so as not to adversely affect the interest or rights of any of the Holders in any respect.

SECTION 2.6  Rounding of Calculations; Minimum Adjustments.  All calculations under this Article II shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Article II to the contrary notwithstanding, no adjustment in the Exercise Price or the Exercise Number shall be made if the amount of such adjustment would be less than USD$0.00001 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.00001 or 1/10th of a share of Common Stock, or more, or on exercise of a Warrant if it shall earlier occur. The provisions of this Section 2.6 shall not be deemed to supersede the provisions of Sections 1.7 or 1.11.

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SECTION 2.7  Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Article II shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to a Holder of Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment, subject to any retroactive readjustment in accordance with Section 2.8(b).

SECTION 2.8  Other Events; Provisions of General Applicability.

(a)                                 Neither the Exercise Price nor the Exercise Number shall be adjusted in the event of (i) a change in the par value of the Common Stock, (ii) a change in the jurisdiction of incorporation of the Company or (iii) any conversion of shares of any other class of common stock of the Company outstanding as of the date of this Agreement into shares of Common Stock in accordance with the conversion mechanisms set forth in the Company’s certificate of incorporation as of the date of this Agreement.

(b)                                 In the event that any dividend or distribution described in Section 2.2 or Section 2.3 is not so made, the Exercise Price and the Exercise Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price and the Exercise Number that would then be in effect if such record date had not been fixed.

SECTION 2.9  Statement Regarding Adjustments.  Whenever the Exercise Price or the Exercise Number shall be adjusted as provided in this Article II, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Exercise Number after such adjustment.  The Company shall deliver to the Warrant Agent a copy of such statement and shall cause a copy of such statement to be sent or communicated to the Holders pursuant to Section 4.1.

SECTION 2.10  Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Article II (but only if the action of the type described in this Article II would result in an adjustment in the Exercise Price or the Exercise Number or a change in the stock of the Company to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Holders in the manner set forth in Section 4.1, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares which shall be deliverable upon exercise of a Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10)

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days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

SECTION 2.11  Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article II, the Company shall take any action which may be necessary, including obtaining regulatory or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares that a Holder is entitled to receive upon exercise of a Warrant pursuant to this Article II.

SECTION 2.12  Adjustment Rules.  Any adjustments pursuant to this Article II shall be made successively whenever an event referred to herein shall occur.

SECTION 2.13  Prohibited Actions.  The Company agrees that it will not take any action which would entitle a Holder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Notice of Articles.

SECTION 2.14  Adjustment to Warrant Certificate.  The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Agreement, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Exercise Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE III

WARRANT AGENT

SECTION 3.1  Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants and in accordance with the provisions of this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 3.2  Liability and Indemnification of Warrant Agent.  By way of supplement to the provisions of any law for the time being relating to the Warrant Agent it is expressly declared and agreed as follows:

(a)                                 the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Warrants (except the representation contained in Section 3.22 or in the authentication of the Warrant Agent on the Warrant

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Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)                                 nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)                                  the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)                                 the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Company;

(e)                                  the Warrant Agent shall not be responsible for making any investigations into the accuracy of a declaration made by a Holder in a Notice of Exercise and the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of such declaration being false;

(f)                                   the Company hereby indemnifies and agrees to hold harmless the Warrant Agent, its affiliates, their officers, directors, employees, successors and assigns (the “Warrant Agent Indemnified Parties”) from and against any and all liabilities whatsoever, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, charges, assessments, judgments, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Indemnified Parties, or any of them,  whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that Warrant Agent may provide in connection with or in any way relating to this Agreement. The Company agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Warrant Agent Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that the Company shall not be required to indemnify the Warrant Agent Indemnified Parties in the event of the gross negligence or willful misconduct of the Warrant Agent, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Agreement; and

(g)                                  notwithstanding the foregoing or any other provision of this Agreement, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of fees paid by the Company to the Warrant Agent under this Agreement. Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (i) breach by any other party of securities law or other rule of any securities regulatory authority, (ii) lost profits or (iii) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

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SECTION 3.3  Performance of Duties.  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents (which shall not include its employees).

(a)                                 In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligent action, willful misconduct, bad faith or fraud under this Agreement.

(b)                                 The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)                                  The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Holders, at whose instance it is acting to deposit with the Warrant Agent the Warrants held by them, for which the Warrant Agent shall issue receipts.

(d)                                 Every provision of this Agreement that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Law.

SECTION 3.4  Disposition of Proceeds on Exercise of Warrants.  The Warrant Agent shall account as promptly as practicable to the Company with respect to Warrants exercised and shall concurrently pay to the Company all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.  If the Warrant Agent shall receive any notice, demand or other document addressed to the Company by a Holder with respect to the Warrants, the Warrant Agent shall as promptly as practicable forward such notice, demand or other document to the Company.

SECTION 3.5  Reliance on Counsel.  The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel to the Company), and the Warrant Agent shall incur no liability or responsibility for any action taken, suffered or omitted by it under this Agreement in reasonable reliance on and in accordance with the advice of such counsel.

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(a)                                 The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent.

(b)                                 The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Company or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

SECTION 3.6  Reliance on Documents.  The Warrant Agent will not incur any liability or responsibility for any action taken in reasonable reliance on any notice, written statement, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent, presented or made by the proper party or parties.  The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except as set forth by the Warrant Agent or as evidenced by action taken by the Warrant Agent.

(a)                                 In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Law or as the Warrant Agent may reasonably require by written notice to the Company.

(b)                                 In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Law and that the Warrant Agent complies with Applicable Law and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Agreement.

(c)                                  Whenever it is provided in this Agreement or under Applicable Law that the Company shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company to have the Warrant Agent take the action to be based thereon.

SECTION 3.7  Validity of Agreement.  The Warrant Agent shall not be responsible for the validity, execution or delivery of this Agreement (except the due execution of this Agreement by the Warrant Agent) or for the validity, execution or delivery of any Warrant

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(except the due countersignature of such Warrant Certificate by the Warrant Agent), and the Warrant Agent shall not by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, pursuant to this Agreement or any Warrant, when issued, be validly issued, fully paid and nonassessable.

SECTION 3.8  Instructions from Company.  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, one of its Executive Vice Presidents or Vice Presidents, the Treasurer or the Controller of the Company, and to make an application to such officers for advice or instructions in connection with its duties, and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in reasonable reliance and in accordance with instructions of any such officer.  The Warrant Agent shall not be liable for any action taken by, or omission of any action by, the Warrant Agent in accordance with a proposal included in any such application to such officers on or after the date specified in such application (which date shall not be less than five (5) business days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 3.9  Proof of Actions Taken.  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action under this Agreement, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, one of its Executive Vice Presidents or Vice Presidents, the Treasurer or the Controller of the Company and delivered to the Warrant Agent, and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon any such certificate.

SECTION 3.10  Compensation.  The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the performance of its duties under this Agreement.

SECTION 3.11  Legal Proceedings.  The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

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All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as warrant agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

SECTION 3.12  Other Transactions in Securities of Company.  The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement.  Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 3.13  Identity of Transfer Agent.  Upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company’s capital stock issuable upon the exercise of the Warrants, the Company shall file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

SECTION 3.14  Company to Provide and Maintain Warrant Agent.  The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent under this Agreement until all the Warrants have been exercised or cancelled or are no longer exercisable.

SECTION 3.15  Resignation and Removal.  The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective.  The Warrant Agent under this Agreement may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective.  Any removal under this Section 3.16 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be (a) a bank or trust company, (b) organized under the laws of Canada or one of the provinces thereof, (c) authorized under the laws of the jurisdiction of its organization to carry on the business of a trust company, and (d) having an office in the province of British Columbia) and the acceptance of such appointment by such successor Warrant Agent.

SECTION 3.16  Company to Appoint Successor.  If at any time the Warrant Agent shall resign, shall be removed, shall become incapable of acting, shall be adjudged bankrupt or insolvent or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or the taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other

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applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent.  In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent.  Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent under this Agreement; provided, however, that in the event of the resignation of the Warrant Agent under this Section 3.17, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent under this Agreement. Upon the appointment of a successor warrant agent, the Company shall promptly notify the Holders thereof in the manner provided for in Section 3.16. Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.

SECTION 3.17  Successor to Expressly Assume Duties.  Any successor Warrant Agent appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment under this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as the Warrant Agent under this Agreement, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as the Warrant Agent under this Agreement.

SECTION 3.18  Successor by Merger.  Any entity into which the Warrant Agent may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

SECTION 3.19  Documents, Monies, etc.  Held by Warrant Agent. Any monies, securities, documents of title or other instruments that may at any time be held by the Warrant Agent shall be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such bank. Any monies held pending the application or withdrawal thereof under any provisions of this Agreement, shall be held, invested and reinvested in Permitted Investments as directed in writing by the Company.  Unless otherwise specifically provided herein, all interest or other

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income received by the Warrant Agent in respect of such deposits and investments shall belong to the Company.

(a)                                 Any written direction for the investment or release of funds received shall be received by the Warrant Agent by 9:00 a.m. (Vancouver time) on the business day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next business day.

(b)                                 The Warrant Agent shall have no responsibility or liability for any diminution of any funds resulting from any investment made in accordance with this Agreement, including any losses on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c)                                  In the event that the Warrant Agent does not receive a direction or only a partial direction, the Warrant Agent may hold cash balances constituting part or all of such monies and may, but need not, invest same in its deposit department, the deposit department of one of its affiliates, or the deposit department of a Canadian chartered bank; but the Warrant Agent, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity.

SECTION 3.20  Actions by Warrant Agent to Protect Interest.  The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders.

SECTION 3.21  Warrant Agent Not Required to Give Security.  The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Agreement or otherwise in respect of the premises.

SECTION 3.22  Acceptance of Agency.  The Warrant Agent hereby accepts the agency in this Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

SECTION 3.23  Warrant Agent Not to be Appointed Receiver.  The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

SECTION 3.24  Warrant Agent Not Required to Give Notice of Default.  The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such

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notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

SECTION 3.25  Anti-Money Laundering.  Each party to this Agreement other than the Warrant Agent hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

SECTION 3.26  Compliance with Privacy Code.  The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)                                 to provide the services required under this Agreement and other services that may be requested from time to time;

(b)                                 to help the Warrant Agent manage its servicing relationships with such individuals;

(c)                                  to meet the Warrant Agent’s legal and regulatory requirements; and

(d)                                 if social insurance numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Warrant Agent shall make available on its website, www.computershare.com, or upon request, including revisions thereto. The Warrant Agent may

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transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

SECTION 3.27  Securities Exchange Commission Certification.  The Company confirms that it has either (i) a class of securities registered pursuant to Section 12 of the US Securities Exchange Act of 1934, as amended (the “Act”); or (ii) a reporting obligation pursuant to Section 15(d) of the Act, and has provided the Warrant Agent with an Officers’ Certificate (in a form provided by the Warrant Agent certifying such reporting obligation and other information as requested by the Warrant Agent. The Company covenants that in the event that any such registration or reporting obligation shall be terminated by the Company in accordance with the Act, the Company shall promptly notify the Warrant Agent of such termination and such other information as the Warrant Agent may require at the time.  The Company acknowledges that the Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1  Notices.  Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 887 Great Northern Way, Suite 250, Vancouver, B.C. V5T 4T5, Canada, Attention:  Senior Vice President, Legal, or (b) to the Warrant Agent, at its offices at 510 Burrard St., 3rd Floor, Vancouver, BC V6C 3B9, Attn: Corporate Trust Department.  Each party to this Agreement may from time to time change the address to which notices to it are to be delivered or mailed by notice to the other party.  Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the registry of the Warrant Agent.

SECTION 4.2  Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company and the Warrant Agent may deem necessary or desirable; provided, however, that no such supplement or amendment to this Agreement shall be made that adversely affects the interests or rights of any of the Holders in any respect.  Notwithstanding the foregoing, a supplement or amendment to this Agreement may be made by one or more substantially concurrent written instruments duly signed by the Holders of a majority of the then outstanding Warrants and delivered to the Company; provided, however, that the consent of each Holder

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affected thereby shall be required for any amendment pursuant to which:  (a) the Exercise Price would be increased or the Exercise Number would be decreased (in each case, other than pursuant to adjustments in accordance with Article II), (b) the time period during which the Warrants are exercisable would be shortened or (c) the antidilution provisions set forth in Article II would be changed in such a way as to adversely affect such Holder.  In determining whether the Holders of the required number of outstanding Warrants have approved any supplement or amendment to this Agreement, Warrants owned by the Company or its controlled Affiliates, if any, shall be disregarded and deemed not to be outstanding. For the avoidance of doubt, any action taken by the Board of Directors pursuant to the provisions of Section 2.5 shall not require the approval of any Holder.

SECTION 4.3  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the respective successors and assigns of the Company or the Warrant Agent under this Agreement.

SECTION 4.4  Governing Law; Jurisdiction.  THIS AGREEMENT AND EACH WARRANT ISSUED UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE WARRANTS, THE PARTIES HERETO AND EACH HOLDER IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA RESIDING IN THE CITY OF VANCOUVER, BRITISH COLUMBIA. NOTICE MAY BE SERVED UPON THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 4.1 AND UPON ANY HOLDER AT THE ADDRESS FOR SUCH HOLDER SET FORTH IN THE REGISTRY MAINTAINED BY THE COMPANY OR WARRANT AGENT PURSUANT TO SECTION 1.8.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HOLDER HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE WARRANTS.

SECTION 4.5  Benefits of this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement.

SECTION 4.6  Counterparts.  This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 4.7  Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part of this Agreement and shall not modify or restrict any of the terms or provisions of this Agreement.

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SECTION 4.8  Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

SECTION 4.9  Availability of Agreement.  The Warrant Agent shall keep copies of this Agreement and any notices given or received under this Agreement shall be made available for inspection by the Holders during normal business hours at its principal office in Massachusetts.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 4.10  Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

SECTION 4.11  Damages.  Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

SECTION 4.12  Confidentiality.  The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of the obligations under this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or, as determined by the Company, the rules and regulations of any stock exchange, electronic trading network or trading platform applicable to the Company and/or the Warrants.

SECTION 4.13  Termination.  This Agreement, all Warrants and all obligations hereunder will terminate automatically and have no further force or effect, without any further action by any party, on the earlier of (i) 11:59 p.m., Vancouver time, on [•](1), 2016 if the Merger (as defined in the Merger Agreement) is not consummated by such date or (ii) immediately following the Matter Expiration Date related to the Class Action Lawsuit or the DOJ/SEC Matter, whichever occurs later.

SECTION 4.14  Force Majeure. No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).

(1)  NTD — Date to be the Outside Date under the Merger Agreement.

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Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

SECTION 4.15  Definitions.  As used in this Agreement, the following terms having the meanings ascribed thereto below:

“Aegerion” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” in respect of any person, property, transaction or event, means all laws, statutes, codes, ordinances (including zoning), approvals, rules, regulations, instruments, by-laws, notices, policies, protocols, guidelines, guidance, manuals, treaties or other requirements of any governmental authority having the force of law and any legal requirements arising under the common law or principles of law or equity.

“Assumed Loss” in respect of: (i) the DOJ/ SEC Matter shall be deemed to be USD$40,000,000 and (ii) the Class Action Lawsuit shall be deemed to be USD$0.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Book-Entry Warrant” means Warrants issued in book-entry registration in the books and records of the Warrant Agent.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders, other than the Merger.

“business day” means any day except Saturday, Sunday and (i) at any time when the Warrants are listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which the NASDAQ Stock Market or the New York Stock Exchange, as applicable, is authorized or required by law or other governmental actions to close or (ii) at any time when the Warrants are not listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which banking institutions in the Province of British Columbia or the State of New York are authorized or required by law or other governmental actions to close.

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“Class Action Lawsuit” means the putative shareholder class action captioned Kbc Asset Management NV, Sheet Metal Workers’ National Pension Fund, and Chester County Employees Retirement Fund v. Aegerion Pharm., Inc., et al., No. 1:14-CV-10105 pending in the United States District Court for the District of Massachusetts, including any amended or new complaints that may be filed in such action (or subsequently consolidated into such action) after the date hereof.

“Class Action Lawsuit Exercise Number” has the meaning set forth in Section 1.3.

“Class Action Lawsuit Warrant Shares” has the meaning set forth in Section 1.3.

“Class Action Lawsuit Warrants” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“DOJ/SEC Agreements” means Aegerion’s preliminary agreements in principle with the Department of Justice and Securities and Exchange Commission, disclosed by Aegerion on a Current Report on Form 8-K on May 12, 2016.

“DOJ/SEC Matter” means the investigations of Aegerion’s sales activities and disclosures related to Juxtapid in the United States by the Department of Justice and the Securities and Exchange Commission, excluding (i) the investigations of the Company’s conduct in Brazil and (ii) any relators employment claims or other claims that are a collateral consequences of the DOJ/SEC Matter.

“DOJ/SEC Matter Exercise Number” has the meaning set forth in Section 1.3.

“DOJ/SEC Matter Warrant Shares” has the meaning set forth in Section 1.3.

“DOJ/SEC Matter Warrants” has the meaning set forth in the recitals.

“Excess Loss” means, in respect of each Matter, the excess, if any, of the Final Loss in respect of such Matter over the Assumed Loss in respect of such Matter; provided, however, Excess Loss shall be deemed to equal $0 for purposes of this Agreement if the aggregate Excess Loss in respect of any one or more Matters on a combined basis is equal to or less than the Excess Loss Threshold; provided, further, however, in no event shall the aggregate Excess Loss in respect of either or both Matters on a single or combined basis exceed USD$25,000,000.  For the avoidance of doubt, and by way of example only, if the Excess Loss in respect of the first of the two Matters to reach Final Resolution is equal to or exceeds USD$25,000,000, then the Excess Loss in respect of the second Matter to reach Final Resolution will be USD$0 and the Per Share

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Excess Loss Share Number for the Warrants relating to the second Matter to reach Final Resolution will be 0.

“Excess Loss Shares” means a number of shares of Common Stock, in respect of each Matter, equal to the amount obtained by dividing the Excess Loss in respect of such Matter by the QLT Share Price.

“Excess Loss Threshold” means USD$1,000,000.

“Exchange Act” has the meaning set forth in Section 1.19.

“Exercise Number” has the meaning set forth in Section 1.3.

“Exercise Price” has the meaning set forth in Section 1.3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Final Loss” means, in respect of each Matter, the Loss incurred by Aegerion and its Subsidiaries from and after the Closing (as defined in the Merger Agreement) in respect of such Matter, including any Loss to be incurred by Aegerion and its Subsidiaries pursuant to the Final Resolution of such Matter.

“Final Resolution” means, (i) with respect to the DOJ/SEC Matter, imposition by the District Court for the District of Massachusetts of a criminal sentence upon Aegerion in connection with the Matter and entry of either an Order in an Administrative Proceeding or a Consent Judgment in civil action brought by the Securities and Exchange Commission against Aegerion concerning the Matter; or (ii) in respect of the Class Action Lawsuit, resolution of the Class Action Lawsuit pursuant to a written settlement agreement, a stipulation of dismissal or entry of final judgment by  a court of competent jurisdiction.

“Government Entity” means any domestic (federal or state), or foreign court, commission, governmental body, regulatory or administrative agency or other political subdivision thereof.

“Holder” and “Holders” has the meaning set forth in the recitals.

“Loss” means (i) with respect to the DOJ/SEC Matter, the aggregate amounts to be paid by Aegerion or any of its affiliates (excluding the amount of any interest that may become payable by Aegerion or any of its affiliates) from and after the Closing to settle the matters set forth in the DOJ/SEC Agreement, provided, that the determination of the Loss would not include any settlement amount, costs, fees, expenses or other liabilities for matters not included in the DOJ/SEC Agreement, including, without limitation, relator attorneys’ fees, relators employment claims, the investigation of Aegerion’s conduct in Brazil or claims that are a collateral consequence of the

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DOJ/SEC Matter, if any, and (ii) with respect to the Class Action Lawsuit, any amounts paid by Aegerion or any of its affiliates from and after the Closing pursuant to a Final Resolution, net of any insurance proceeds paid to Aegerion, its affiliates or the plaintiffs in the Class Action Lawsuit in connection with the Final Resolution of the Class Action Lawsuit.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading (the “Principal Exchange”), or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two (2) members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose.  “Market Price” shall be determined without reference to after hours or extended hours trading.  If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under this Agreement, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for such purpose; provided, however, that if any such security is listed or traded solely on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; provided, further, that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., Vancouver time, on such exercise date.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Principal Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Matter” means together, the DOJ/SEC Matter and the Class Action Lawsuit.

“Matter Expiration Date” has the meaning set forth in Section 1.4.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the preamble.

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“Notice of Exercise” has the meaning set forth in Section 1.1.

“Notice of Exercise — Class Action Lawsuit” has the meaning set forth in Section 1.1.

“Notice of Exercise — DOJ/SEC Matter” has the meaning set forth in Section 1.1.

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock legally available therefor.

“Permitted Investments” means treasury bills guaranteed by the Government of Canada having a term to maturity not to exceed ninety (90) days, or term deposits or bankers’ acceptances of a Canadian chartered bank having a term to maturity not to exceed ninety (90) days, or such other investments that is in accordance with the Warrant Agent’s standard type of investments.

“Per Share Excess Loss Share Number” means a number equal to the Excess Loss Shares divided by [•](2).

“Per Share Fair Market Value” has the meaning set forth in Section 2.3.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer made to substantially all holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Common Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Common Stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while any Warrants are outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“QLT Share Price” means USD$1.5388.

“Registered Holder” means any registered holder of Book-Entry Warrants or Warrant Certificates in the Warrant Registry.

“SEC” means the United States Securities and Exchange Commission.

(2)  NTD: To be inserted — the pro forma total number of QLT shares outstanding on the date of the distribution, giving effect to the private placement.

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“Subsidiary” means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“trading day” means (i) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (ii) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (x) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (y) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrant” and “Warrants” has the meaning set forth in the recitals.

“Warrant Agent” has the meaning set forth in the preamble.

“Warrant Agent Indemnified Parties” has the meaning set forth in Section 3.2(f).

“Warrant Certificate” and “Warrant Certificates” has the meaning set forth in Section 1.1.

“Warrant Registry” has the meaning set forth in Section 1.8.

“Warrant Share” and “Warrant Shares” has the meaning set forth in Section 1.3.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

QLT INC.

By:
	Name:	Glen Ibbott
	Title:	Chief Financial Officer

[Signature Page to the Warrant Agreement]

COMPUTERSHARE TRUST COMPANY OF CANADA

By
Name:
Title:

[Signature Page to the Warrant Agreement]

EXHIBIT A-1

FORM OF WARRANT CERTIFICATE
DOJ/SEC MATTER WARRANTS

(See Attached)

FORM OF DOJ/SEC MATTER WARRANTS WARRANT CERTIFICATE

[For all Warrants sold outside the United States and registered in the name of the CDS, include the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO QLT INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

WARRANTS

to acquire Common Shares of

QLT INC.

(incorporated pursuant to the laws of the Province of British Columbia)

Warrant	[•] Warrants
Certificate No. [•]
CUSIP [•]

ISIN CA [•]

THIS IS TO CERTIFY THAT, for value received, [•] (the “Holder”) is the registered holder of the number of warrants (the “DOJ/SEC Matter Warrants”) to purchase common shares in the capital of QLT Inc. (the “Company”) specified above, and is entitled, on exercise of the DOJ/SEC Matter Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Agreement (defined below), to purchase at any time after the receipt of notice from the Company of the Final Resolution in respect of the DOJ/SEC Matter and before 5:00 p.m. (Pacific Time) on the Matter Expiration Date related to the DOJ/SEC Matter (the “Expiration Date”), a fraction (the “Exercise Number”) of a fully paid and non-assessable common share without par value in the capital of the Company as constituted on the date hereof (the “Common Shares”) equal to the Per Share Excess Loss Share Number, if any, in respect of the DOJ/SEC Matter, for a purchase price per full Common Share of USD$0.01 (the “Exercise Price”).

All terms with initial capital letters that are used but not defined in this Warrant Certificate have the respective meanings ascribed to them in the Warrant Agreement.

1.                                      The right to purchase Common Shares may only be exercised by the Holder within the time set forth above by duly completing and executing the notice of exercise in the form attached hereto (the “Notice of Exercise”) and delivering it to the Warrant Agent at the principal office of the Warrant Agent, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, and by paying the Exercise Price for the Common Shares thereby purchased.

2.                                      The duly completed Notice of Exercise will be deemed to have been received only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

3.                                      Payment of the aggregate Exercise Price for all Common Shares purchased must be made pursuant to a “cashless exercise,” meaning that the Holder will receive a number of Common Shares (rounded down to the next whole number) that is equal to the aggregate number of Common Shares for which the DOJ/SEC Matter Warrants are being exercised less the number of Common Shares that have an aggregate Market Price on the trading day on which such DOJ/SEC Matter Warrants are exercised that is equal to the aggregate Exercise Price for such Common Shares.

4.                                      The Company shall not effect any exercise of the DOJ/SEC Matter Warrants, and a Holder shall not have the right to exercise any portion of the DOJ/SEC Matter Warrants, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the DOJ/SEC Matter Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the DOJ/SEC Matter Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph applies, the determination of whether the DOJ/SEC Matter Warrants are exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the DOJ/SEC Matter Warrants are exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of

Exercise shall be deemed to be the Holder’s determination of whether the DOJ/SEC Matter Warrants are exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the DOJ/SEC Matter Warrants are exercisable, in each case subject to the Beneficial Ownership Limitation, and neither the Company nor the Warrant Agent shall have any obligation to verify or confirm the accuracy of such determination and neither the Company nor the Warrant Agent shall have any liability for exercise of the DOJ/SEC Matter Warrants that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the DOJ/SEC Matter Warrants, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the DOJ/SEC Matter Warrants; provided, however, that a Holder may, by written notice to the Company, increase or decrease the Beneficial Ownership Limitation applicable to such Holder to any other percentage specified in such notice, provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the DOJ/SEC Matter Warrants.

5.                                      Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Notice of Exercise at their respective addresses specified therein or, if so specified in the Notice of Exercise, delivered to such persons at the office where this Warrant Certificate is surrendered.  If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased.  No fractional Common Shares will be issued upon exercise of any DOJ/SEC Matter Warrant.

6.                                      Each of the Company and the Warrant Agent shall be entitled to deduct and withhold from the Common Shares issued on exercise of the DOJ/SEC Matter Warrants such number of Common Shares as the Company may determine is required to be deducted and withheld under applicable law, and any such withheld Common Shares shall be treated for all purposes as having been issued to the Holder.

7.                                      This Warrant Certificate evidences DOJ/SEC Matter Warrants of the Company issued or issuable under the provisions of a warrant agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Agreement”) dated as of •, 2016 between the Company and Computershare Trust Company of Canada, as Warrant Agent, to which Warrant Agreement reference is hereby made for particulars of the rights of the Holders of DOJ/SEC Matter Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions on which the DOJ/SEC Matter Warrants are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth, to all of which the Holder, by acceptance hereof, assents.  The Company will furnish to the Holder, on request and without charge, a copy of the Warrant Agreement.

8.                                      On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Agreement and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the Holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate(s) so exchanged.

9.                                      To the extent an exemption from the registration requirements of applicable law is not available, the Company has registered any and all of its Common Shares (including the Common Shares issuable to the Holder upon exercise of the Warrants) and all of the Warrants under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and, to the extent necessary, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”), and the Company shall use commercially reasonable efforts to maintain such registration of such Common Shares and all the Warrants.

10.                               The Warrant Agreement contains provisions for determining the Per Share Excess Loss Share Number in respect of the DOJ/SEC Matter.  In certain circumstances, the Per Share Excess Loss Share Number in respect of the DOJ/SEC Matter may be equal to 0.

11.                               The Warrant Agreement contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of DOJ/SEC Matter Warrants and the number of Common Shares issuable upon the exercise of DOJ/SEC Matter Warrants in the events and in the manner set forth therein.

12.                               The Warrant Agreement also contains provisions making binding on all Holders of DOJ/SEC Matter Warrants outstanding thereunder certain supplements and amendments to the Warrant Agreement duly signed by the Holders of a majority of the then outstanding Warrants issued under the Warrant Agreement.

13.                               Nothing contained in this Warrant Certificate, the Warrant Agreement or elsewhere shall be construed as conferring upon the Holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Agreement expressly provided.  In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Agreement, the terms and conditions of the Warrant Agreement shall govern.

14.                               DOJ/SEC Matter Warrants may only be transferred in compliance with the conditions of the Warrant Agreement on the register to be kept by the Warrant Agent in Vancouver, British Columbia, or such other registrar as the Company, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Agreement and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

15.                               This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Agreement.

16.                               The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language.  Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed as of [•].

QLT INC.
Countersigned and Registered by:

COMPUTERSHARE TRUST COMPANY OF CANADA	By:
Authorized Signatory
By:
Authorized Signatory
By:
Authorized Signatory

EXHIBIT A-2

FORM OF WARRANT CERTIFICATE
CLASS ACTION LAWSUIT WARRANTS

(See Attached)

FORM OF CLASS ACTION LAWSUIT WARRANTS WARRANT CERTIFICATE

[For all Warrants sold outside the United States and registered in the name of the CDS, include the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO QLT INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

WARRANTS

to acquire Common Shares of

QLT INC.

(incorporated pursuant to the laws of the Province of British Columbia)

Warrant	[•] Warrants
Certificate No. [•]
CUSIP [•]

ISIN CA [•]

THIS IS TO CERTIFY THAT, for value received, [•] (the “Holder”) is the registered holder of the number of warrants (the “Class Action Lawsuit Warrants”) to purchase common shares in the capital of QLT Inc. (the “Company”) specified above, and is entitled, on exercise of the Class Action Lawsuit Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Agreement (defined below), to purchase at any time after the receipt of notice from the Company of the Final Resolution in respect of the Class Action Lawsuit and before 5:00 p.m. (Pacific Time) on the Matter Expiration Date related to the Class Action Lawsuit (the “Expiration Date”), a fraction (the “Exercise Number”) of a fully paid and non-assessable common share without par value in the capital of the Company as constituted on the date hereof (the “Common Shares”) equal to the Per Share Excess Loss Share Number, if any, in respect of the Class Action Lawsuit, for a purchase price per full Common Share of USD$0.01 (the “Exercise Price”).

All terms with initial capital letters that are used but not defined in this Warrant Certificate have the respective meanings ascribed to them in the Warrant Agreement.

1.                                      The right to purchase Common Shares may only be exercised by the Holder within the time set forth above by duly completing and executing the notice of exercise in the form attached hereto (the “Notice of Exercise”) and delivering it to the Warrant Agent at the principal office of the Warrant Agent, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, and by paying the Exercise Price for the Common Shares thereby purchased.

2.                                      The duly completed Notice of Exercise will be deemed to have been received only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

3.                                      Payment of the aggregate Exercise Price for all Common Shares purchased must be made pursuant to a “cashless exercise,” meaning that the Holder will receive a number of Common Shares (rounded down to the next whole number) that is equal to the aggregate number of Common Shares for which the Class Action Lawsuit Warrants are being exercised less the number of Common Shares that have an aggregate Market Price on the trading day on which such Class Action Lawsuit Warrants are exercised that is equal to the aggregate Exercise Price for such Common Shares.

4.                                      The Company shall not effect any exercise of the Class Action Lawsuit Warrants, and a Holder shall not have the right to exercise any portion of the Class Action Lawsuit Warrants, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Class Action Lawsuit Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Class Action Lawsuit Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph applies, the determination of whether the Class Action Lawsuit Warrants are exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Class Action Lawsuit Warrants are exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether the Class Action Lawsuit Warrants are exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Class Action Lawsuit Warrants are exercisable, in each case subject to the Beneficial Ownership Limitation, and neither the Company nor the Warrant Agent shall have any obligation to verify or confirm the accuracy of such determination and neither the Company nor the Warrant Agent shall have any liability for exercise of the Class Action Lawsuit Warrants that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Class Action Lawsuit Warrants, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Class Action Lawsuit Warrants; provided, however, that a Holder may, by written notice to the Company, increase or decrease the Beneficial Ownership Limitation applicable to such Holder to any other percentage specified in such notice, provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Class Action Lawsuit Warrants.

5.                                      Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Notice of Exercise at their respective addresses specified therein or, if so specified in the Notice of Exercise, delivered to such persons at the office where this Warrant Certificate is surrendered.  If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased.  No fractional Common Shares will be issued upon exercise of any Class Action Lawsuit Warrant.

6.                                      Each of the Company and the Warrant Agent shall be entitled to deduct and withhold from the Common Shares issued on exercise of the Class Action Lawsuit Warrants such number of Common Shares as the Company may determine is required to be deducted and withheld under applicable law, and any such withheld Common Shares shall be treated for all purposes as having been issued to the Holder.

7.                                      This Warrant Certificate evidences Class Action Lawsuit Warrants of the Company issued or issuable under the provisions of a warrant agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Agreement”) dated as of •, 2016 between the Company and Computershare Trust Company of Canada, as Warrant Agent, to which Warrant Agreement reference is hereby made for particulars of the rights of the Holders of Class Action Lawsuit Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions on which the Class Action Lawsuit Warrants are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth, to all of which the Holder, by acceptance hereof, assents.  The Company will furnish to the Holder, on request and without charge, a copy of the Warrant Agreement.

8.                                      On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Agreement and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the Holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate(s) so exchanged.

9.                                      To the extent an exemption from the registration requirements of applicable law is not available, the Company has registered any and all of its Common Shares (including the Common Shares issuable to the Holder upon exercise of the Warrants) and all of the Warrants under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and, to the extent necessary, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”), and the Company shall use commercially reasonable efforts to maintain such registration of such Common Shares and all the Warrants.

10.                               The Warrant Agreement contains provisions for determining the Per Share Excess Loss Share Number in respect of the Class Action Lawsuit.  In certain circumstances, the Per Share Excess Loss Share Number in respect of the Class Action Lawsuit may be equal to 0.

11.                               The Warrant Agreement contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Class Action Lawsuit Warrants and the number of Common Shares issuable upon the exercise of Class Action Lawsuit Warrants in the events and in the manner set forth therein.

12.                               The Warrant Agreement also contains provisions making binding on all Holders of Class Action Lawsuit Warrants outstanding thereunder certain supplements and amendments to the Warrant Agreement duly signed by the Holders of a majority of the then outstanding Warrants issued under the Warrant Agreement.

13.                               Nothing contained in this Warrant Certificate, the Warrant Agreement or elsewhere shall be construed as conferring upon the Holder hereof any right or interest whatsoever as a holder of

Common Shares or any other right or interest except as herein and in the Warrant Agreement expressly provided.  In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Agreement, the terms and conditions of the Warrant Agreement shall govern.

14.                               Class Action Lawsuit Warrants may only be transferred in compliance with the conditions of the Warrant Agreement on the register to be kept by the Warrant Agent in Vancouver, British Columbia, or such other registrar as the Company, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Agreement and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

15.                               This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Agreement.

16.                               The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language.  Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed as of [•].

QLT INC.

Countersigned and Registered by:

COMPUTERSHARE TRUST COMPANY OF CANADA	By:
Authorized Signatory
By:
Authorized Signatory	By:
Authorized Signatory

EXHIBIT B-1

NOTICE OF EXERCISE — DOJ/ SEC MATTER WARRANTS

(To be executed upon exercise of DOJ/ SEC Matter Warrants)

To:  QLT INC. (the “Company”)

AND TO:                                           Computershare Trust Company of Canada (the “Warrant Agent”)
3rd Floor, 510 Burrard Street,
Vancouver, BC V6C 3B9

The undersigned has received a notice from the Company under section 1.5 of the Warrant Agreement dated           , 2016 between the Company and the Warrant Agent (the “Warrant Agreement”) in respect of the DOJ/SEC Matter and hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate in respect of the DOJ/SEC Matter for, and to purchase thereunder,             Common Shares without par value in the capital of the Company as provided for therein, and tenders herewith payment of the Exercise Price by electing to receive a number of Common Shares that is equal to the aggregate number of Common Shares for which the DOJ/ SEC Matter Warrants are being exercised less the number of Common Shares that have an aggregate Market Price on the trading day on which such DOJ/ SEC Matter Warrants are exercised that is equal to the aggregate Exercise Price.

Any capitalized term in this Notice of Exercise that is not otherwise defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

☐                                    By checking this box, the undersigned holder hereby irrevocably declares that it has reviewed and applied the terms set out in paragraph 4 of the Warrant Certificate and has conclusively determined that it is entitled to exercise the DOJ/SEC Matter Warrants described above.  This box must be checked in order for the DOJ/SEC Matter Warrants to be exercised.  By checking this box, the undersigned holder acknowledges that the Warrant Agent shall not be responsible for making any investigations into the accuracy of the declaration made by the undersigned holder above and the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of the undersigned holder making a false declaration.

☐                                    If the undersigned holder of the Warrant Certificate is not a Canadian resident, check this box.  Non-resident holders should consult their own tax advisors concerning their ultimate Canadian tax liability.  If applicable, non-resident holders should deliver, with this Notice of Exercise, a completed Canada Revenue Agency (“CRA”) - Form NR301 - Declaration of eligibility for benefits under a tax treaty for a non-resident taxpayer (“NR301”).  Failure to supply a completed NR301 will result in the Company or its warrant agent withholding the statutory 25% withholding tax rate on any payment made to you.  At that point, should you decide to, it will be your responsibility to claim the difference back from CRA.

Please issue a certificate or certificates for such shares of Common Shares in the name of:

NAME:

ADDRESS:

Please print full name in which certificates representing the Common Shares are to be issued.  If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed, with signature guaranteed.

Once completed and executed, this Notice of Exercise must be mailed or delivered to Computershare Trust Company of Canada at the address given above.

DATED this     day of      , 20  .

)
)
)
)
Witness	)	(Signature of Holder, to be the same as
	)	appears on the face of this Warrant Certificate)
)

Name of Registered Holder

Certificates will be delivered or mailed to the address of the Holder as soon as practicable after the delivery of this Exercise Form, duly executed, to the Warrant Agent.

FORM OF TRANSFER — DOJ/SEC MATTER WARRANTS

(To be executed only upon transfer of Warrant Certificate to the extent such transfer is permissible under the terms of the Warrant Agreement)

To:                             Computershare Trust Company of Canada

3rd Floor, 510 Burrard Street,

Vancouver, BC V6C 3B9

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the DOJ/SEC Matter Warrants represented by this Warrant Certificate and hereby irrevocably constitutes and appoints                      as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

☐                                    If transfer is to a U.S. Person, check this box.

DATED this      day of                 , 20    .

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW)
)

	)	Signature of Transferor

)

)

Guarantor’s Signature/Stamp	)	Name of Transferor

)

REASON FOR TRANSFER — For US Residents only (where the individual(s) or corporation receiving the securities is a US resident).  Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

☐	☐
CAD OR	USD

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER — FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders.  Please indicate the reason for requesting the transfer as well as the date of event relating to the reason.  The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

EXHIBIT B-2

NOTICE OF EXERCISE — CLASS ACTION LAWSUIT WARRANTS

(To be executed upon exercise of Class Action Lawsuit Warrants)

To: QLT INC. (the “Company”)

AND TO:	Computershare Trust Company of Canada (the “Warrant Agent”)
3rd Floor, 510 Burrard Street,
Vancouver, BC V6C 3B9

The undersigned has received a notice from the Company under section 1.5 of the Warrant Agreement dated           , 2016 between the Company and the Warrant Agent (the “Warrant Agreement”) in respect of the Class Action Lawsuit and hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate in respect of the Class Action Lawsuit for, and to purchase thereunder,             Common Shares without par value in the capital of the Company as provided for therein, and tenders herewith payment of the Exercise Price by electing to receive a number of Common Shares that is equal to the aggregate number of Common Shares for which the Class Action Lawsuit Warrants are being exercised less the number of Common Shares that have an aggregate Market Price on the trading day on which such Class Action Lawsuit Warrants are exercised that is equal to the aggregate Exercise Price.

Any capitalized term in this Notice of Exercise that is not otherwise defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

☐            By checking this box, the undersigned holder hereby irrevocably declares that it has reviewed and applied the terms set out in paragraph 4 of the Warrant Certificate and has conclusively determined that it is entitled to exercise the Class Action Lawsuit Warrants described above.  This box must be checked in order for the Class Action Lawsuit Warrants to be exercised.  By checking this box, the undersigned holder acknowledges that the Warrant Agent shall not be responsible for making any investigations into the accuracy of the declaration made by the undersigned holder above and the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of the undersigned holder making a false declaration.

☐            If the undersigned holder of the Warrant Certificate is not a Canadian resident, check this box.  Non-resident holders should consult their own tax advisors concerning their ultimate Canadian tax liability.  If applicable, non-resident holders should deliver, with this Notice of Exercise, a completed Canada Revenue Agency (“CRA”) - Form NR301 - Declaration of eligibility for benefits under a tax treaty for a non-resident taxpayer (“NR301”).  Failure to supply a completed NR301 will result in the Company or its warrant agent withholding the statutory 25% withholding tax rate on any payment made to you.  At that point, should you decide to, it will be your responsibility to claim the difference back from CRA.

Please issue a certificate or certificates for such shares of Common Shares in the name of:

NAME:

ADDRESS:

Please print full name in which certificates representing the Common Shares are to be issued.  If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed, with signature guaranteed.

Once completed and executed, this Notice of Exercise must be mailed or delivered to the Warrant Agent at the address given above.

DATED this     day of      , 20  .

)
)
)
)
Witness	)	(Signature of Holder, to be the same as
	)	appears on the face of this Warrant Certificate)
)

Name of Registered Holder

Certificates will be delivered or mailed to the address of the Holder as soon as practicable after the delivery of this Exercise Form, duly executed, to the Warrant Agent.

FORM OF TRANSFER — CLASS ACTION LAWSUIT WARRANTS

(To be executed only upon transfer of Warrant Certificate to the extent such transfer is permissible under the terms of the Warrant Agreement)

To:                             Computershare Trust Company of Canada

3rd Floor, 510 Burrard Street,

Vancouver, BC V6C 3B9

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the Class Action Lawsuit Warrants represented by this Warrant Certificate and hereby irrevocably constitutes and appoints                      as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

☐                                    If transfer is to a U.S. Person, check this box.

DATED this      day of                 , 20    .

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
)

	)	Signature of Transferor

)

)

Guarantor’s Signature/Stamp	)	Name of Transferor

)

REASON FOR TRANSFER — For US Residents only (where the individual(s) or corporation receiving the securities is a US resident).  Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

☐	☐
CAD OR	USD

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER — FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders.  Please indicate the reason for requesting the transfer as well as the date of event relating to the reason.  The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).